SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant  [X]

Filed by a Party other than the Registrant

Check the appropriate box:
[ ] Preliminary Proxy Statement [ ] Confidential, for Use of the Commission Only
                                    (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               SFS Bancorp, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[X] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount  previously paid:

    (2) Form, Schedule or Registration Statement no.:

    (3) Filing Party:

    (4) Date Filed:

                         [SFS Bancorp, Inc. letterhead]

                                                                   July 21, 1999

Dear Fellow Stockholder:

       We cordially invite you to attend a special meeting of the stockholders of SFS Bancorp, Inc. The meeting will be held at our main office located at 251-263 State Street, Schenectady, New York, on Wednesday, August 25, 1999 at 10:00 a.m., Eastern Time.

       At the special meeting, you will be asked to adopt a Merger Agreement which provides for us to be merged into Hudson River Bancorp, Inc. Upon completion of the merger, each outstanding share of our common stock (other than shares as to which dissenters' rights have been asserted and duly perfected in accordance with Delaware law and other than treasury shares and certain shares held by Hudson or us) will be converted into and represent the right to receive $25.10 in cash without any interest thereon.

             Completion of the merger is subject to certain conditions, including receipt of various regulatory approvals and adoption of the Merger Agreement by the affirmative vote of a majority of our outstanding shares of common stock.

       We urge you to read the attached proxy statement carefully. It describes the Merger Agreement in detail and includes a copy of the Merger Agreement as Appendix A.

       Your Board of Directors has unanimously approved the Merger Agreement and recommends that you vote "FOR" the merger because the Board believes it to be in the best interests of our stockholders.

       It is very important that your shares be represented at the special meeting. Whether or not you plan to attend, please complete, date and sign the enclosed proxy card and return it promptly in the postage-paid envelope we have provided.

       On behalf of the Board, I thank you for your prompt attention to this important matter.

                                     Sincerely,



                                     Joseph H. Giaquinto, Chairman of the Board,
                                           President and Chief Executive Officer

                                SFS Bancorp, Inc.
                              251-263 State Street
                           Schenectady, New York 12305
                                 (518) 395-2300

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON AUGUST 25, 1999

       NOTICE IS HEREBY GIVEN that a special meeting of stockholders of SFS Bancorp, Inc. ("SFS") will be held at SFS' main office located at 251-263 State Street, Schenectady, New York, on August 25, 1999, commencing at 10:00 a.m., Eastern Time.

       A proxy card and a proxy statement for the meeting are enclosed. The meeting is for the purpose of considering and acting upon:

       1. The adoption of the Agreement and Plan of Merger (the "Merger Agreement") dated as of May 17, 1999, between SFS and Hudson River Bancorp, Inc. ("Hudson"), pursuant to which (a) a to-be- formed interim subsidiary of Hudson will be merged with and into SFS (the "Merger"), with SFS as the surviving corporation and, immediately thereafter, SFS will be merged with and into Hudson; and (b) each outstanding share of common stock of SFS (other than shares as to which dissenters' rights have been asserted and duly perfected in accordance with Delaware law and other than treasury shares and certain shares held by Hudson or us) shall be converted into and represent the right to receive $25.10 in cash, as described in the proxy statement and in the Merger Agreement, which is attached as Appendix A thereto; and

       2. Such other matters as may properly come before the meeting or any adjournments or postponements thereof. We are not aware of any other business to come before the meeting.

       Our stockholders of record at the close of business on July 8, 1999 are the stockholders entitled to vote at the meeting and any adjournments or postponements thereof.

       You are requested to complete, sign and date the enclosed proxy card, which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed postage-paid envelope. The proxy card will not be used if you attend and vote at the meeting in person. If you are a stockholder whose shares are not registered in your name, you will need additional documentation from the holder of record of your shares to vote in person at the meeting. The prompt return of proxies will save us the expense of further requests for proxies.

                                    By Order of the Board of Directors,


                                    Joseph H. Giaquinto, Chairman of the Board,
                                    President and Chief Executive Officer

Schenectady, New York
July 21, 1999

YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT YOU VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT.

                                TABLE OF CONTENTS

                                                                                          Page
                                                                                          ----
Introduction...........................................................................    1
Incorporation of Certain Documents By Reference........................................    2
Summary................................................................................    3
SFS Bancorp, Inc. Stock Prices and Dividend Information................................    6
Selected Consolidated Financial and Other Information of SFS...........................    7
The Special Meeting....................................................................    9
The Merger.............................................................................   10
      General..........................................................................   10
      Background of the Merger.........................................................   11
      Reasons for the Merger; Recommendation
        of the Board of Directors......................................................   12
      Opinion of Charles Webb..........................................................   12
      Merger Price; Treatment of Options...............................................   16
      Surrender of Certificates........................................................   16
      Representations and Warranties...................................................   16
      Conditions to the Merger.........................................................   17
      Conduct of Business Prior to the Closing Date....................................   18
      Required Approvals...............................................................   19
      Waiver and Amendment.............................................................   20
      Stock Option Agreement...........................................................   20
      Termination......................................................................   23
      Interests of Certain Persons in the Merger.......................................   24
      Dissenters' Rights of Appraisal..................................................   25
      Certain Federal Income Tax Consequences..........................................   28
      Accounting Treatment of the Merger...............................................   29
      Expenses of the Merger...........................................................   29
Beneficial Ownership of SFS Common Stock by Certain Beneficial Owners
  and Management.......................................................................   30
Stockholder Proposals..................................................................   32
Other Matters..........................................................................   32

Appendix A -- Agreement and Plan of Merger (excluding the exhibits thereto)............  A-1
Appendix B -- Opinion of SFS' Financial Advisor........................................  B-1
Appendix C -- Statutory Dissenters' Rights.............................................  C-1
Appendix D -- Stock Option Agreement...................................................  D-1

                                SFS BANCORP, INC.
                                 PROXY STATEMENT

                                  INTRODUCTION

        This proxy statement is being furnished to the stockholders of SFS Bancorp, Inc. ("SFS") in connection with the solicitation of proxies by our Board of Directors for use at the special meeting of stockholders, and any adjournment or postponement thereof, to be held at the time and place set forth in the accompanying notice of special meeting. It is anticipated that the mailing of this proxy statement and the enclosed proxy card will commence on or about July 21, 1999.

        At the special meeting, stockholders of SFS will be asked to approve and adopt an Agreement and Plan of Merger (the "Merger Agreement") dated as of May 17, 1999, a copy of which is attached hereto as Appendix A.

        Upon the completion of the merger of a to-be-formed wholly owned interim subsidiary of Hudson River Bancorp, Inc. ("Hudson") with and into SFS (the
"Merger"), each outstanding share of our common stock (other than shares as to which dissenters' rights have been asserted and duly perfected in accordance with Delaware law and other than treasury shares and certain shares held by Hudson or us) will be converted into and represent the right to receive $25.10 in cash without any interest thereon (the "Merger Price"). For a more complete description of the Merger Agreement and the terms of the Merger, see "The Merger."

        Our common stock is listed on The Nasdaq National Market under the symbol "SFED." On May 17, 1999, the last full trading day prior to the public announcement of the execution of the Merger Agreement, the closing sales price per share of our common stock on The Nasdaq National Market as reported in the Wall Street Journal was $21.625. The last reported closing sales price per share of our common stock as of July 13, 1999, the latest practicable trading day before the printing of this proxy statement, was $24.25. See "SFS Bancorp, Inc. Stock Prices and Dividend Information."

        All stockholders are urged to read this proxy statement carefully and in its entirety.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        This proxy statement incorporates by reference the following documents filed by us (File No. 0-25994) with the Securities and Exchange Commission ("SEC") pursuant to the Securities Exchange Act of 1934:

        1. Our Annual Report on Form 10-KSB for the year ended December 31, 1998 (including certain information contained in our proxy statement dated March 12, 1999, used in connection with our 1999 annual meeting of stockholders and incorporated by reference in the Form 10-KSB, and the portions of our 1998 Annual Report to Stockholders incorporated by reference herein pursuant to clause 4 below);

        2. Our Quarterly Report on Form 10-QSB for the quarter ended March 31, 1999;

        3.     Our Current Report on Form 8-K dated May 26, 1999; and

        4. The following portions of our Annual Report to Stockholders for the year ended December 31, 1998: management's discussion and analysis of financial condition and results of operation (pages 4 through 19); selected consolidated financial information (pages 2 and 3); and audited consolidated financial statements and notes thereto (pages 20 through 55).

        Accompanying this proxy statement are our 1998 Annual Report to Stockholders and Quarterly Report on Form 10-QSB for the quarter ended March 31, 1999.

        The Merger Agreement (excluding the exhibits thereto) is included herewith as Appendix A and is incorporated by reference herein. Discussions of the terms and conditions of the Merger Agreement are summary in nature, and we urge you to read the Merger Agreement for a more complete discussion of the terms and conditions of the merger, the Merger Agreement and related transactions.

        Any statement contained herein, in any supplement hereto or in a document incorporated by reference herein shall be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein, in any supplement hereto or in any subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement or any supplement hereto.

        Also incorporated herein by reference are the documents attached hereto as Appendices B, C and D to this proxy statement. See also "Other Matters" regarding the incorporation by reference of our future Exchange Act reports.

        This proxy statement incorporates by reference documents filed by us with the SEC which are not presented herein or delivered herewith. These documents are available, upon written or oral request, from David J. Jurczynski, Chief Financial Officer, SFS Bancorp, Inc., 251-263 State Street, Schenectady, New York 12305; telephone number (518) 395-2300. We will furnish copies (without exhibits unless the exhibits have been specifically incorporated by reference) free of charge by first class mail or other equally prompt means within one business day of receipt of such request. In order to ensure timely delivery of such documents, any request should be made by August 11, 1999.

                                     SUMMARY

        The following is a summary of certain information contained elsewhere or incorporated by reference in this proxy statement. This summary is not intended to be a complete statement of the matters described herein and is qualified in its entirety by the more detailed information contained in this proxy statement and the accompanying appendices. We urge you to read this proxy statement and the appendices hereto in their entirety.

                            The Parties to the Merger

SFS and Schenectady Federal

        SFS is a Delaware corporation which was organized in 1995 to become the holding company for Schenectady Federal Savings Bank ("Schenectady Federal"). SFS owns all of the outstanding stock of Schenectady Federal. Schenectady Federal is principally engaged in the business of attracting deposits from the general public and using such deposits, together with funds generated from operations, to originate one- to four-family residential mortgage, home equity and, to a much lesser extent, consumer and other loans in its market area. Schenectady Federal also invests in mortgage-backed securities, investment securities (consisting primarily of U.S. government and agency obligations) and other permissible investments.

        Schenectady Federal is a community-oriented financial institution offering a variety of financial services to meet the needs of the communities it serves. Schenectady Federal conducts business in Schenectady County through its main office located at 251-263 State Street in Schenectady, New York and three branch offices located in the Hannaford Plaza in Glenville, New York and in the Bellevue and Upper Union Street areas of Schenectady, New York. Schenectady County is part of the four-county Capital District Region which also includes the counties of Albany, Rensselaer and Saratoga. Schenectady Federal's primary market area for deposits consists of communities within Schenectady County, while its primary market area for lending extends to Albany, Rensselaer and Saratoga Counties and, to a lesser extent, Warren County.

        Schenectady Federal is a federally chartered stock savings bank and its operations are regulated by the Office of Thrift Supervision. At March 31, 1999, SFS had total assets of $176.1 million, total deposits of $149.1 million and total stockholders' equity of $23.8 million.

        Our executive offices are located at 251-263 State Street, Schenectady, New York 12305, and our telephone number at that address is (518) 395-2300.

        For  additional  information  concerning  our  financial  condition  and
results  of  operations,   see  "Selected   Consolidated   Financial  and  Other
Information of SFS."

Hudson and Hudson River Bank & Trust Company

        Hudson is a Delaware corporation which was organized in March 1998 to become the holding company for Hudson River Bank & Trust Company ("Hudson River Bank"). Hudson owns all of the outstanding stock of Hudson River Bank, which converted from mutual to stock form on July 1, 1998. The principal business of Hudson River Bank is attracting deposits from customers within its market area and investing those funds primarily in loans and, to a lesser extent, in investment securities.

        Hudson River Bank is a community-oriented financial institution with 13 full-service branches in its primary market area of Columbia, Rensselaer, Albany, Schenectady and Dutchess Counties. The executive offices of Hudson and Hudson River Bank are located at One Hudson City Centre, Hudson, New York 12534, and their telephone number is (518) 828-4600.

        At March 31, 1999, Hudson had total assets of $881.1 million, total deposits of $591.8 million and total stockholders' equity of $219.3 million.


                                   The Merger

General

        Pursuant to the Merger Agreement, a to-be-formed interim wholly-owned subsidiary of Hudson will be merged with and into us, and we will then be merged with and into Hudson, with Hudson as the surviving corporation. Each outstanding share of our common stock (other than shares as to which dissenters' rights have been asserted and duly perfected in accordance with Delaware law and other than treasury shares or certain shares held by Hudson or us) will be converted into and represent the right to receive $25.10 in cash without any interest thereon. In addition, each outstanding option to purchase our common stock ("SFS Option") (other than the option granted by us to Hudson in conjunction with the execution of the Merger Agreement) shall be cancelled, and each holder shall be entitled to receive an amount determined by multiplying the excess of the Merger Price over the applicable exercise price per share of such option by the number of shares of SFS common stock subject to such SFS Option. Immediately subsequent to the Merger, Schenectady Federal will be merged with and into Hudson River Bank.

Opinion of Charles Webb

        We have received a written opinion from Charles Webb & Company, a Division of Keefe, Bruyette & Woods, Inc. ("Charles Webb"), dated as of May 17, 1999 and updated as of the date of this proxy statement, to the effect that the consideration to be paid to our stockholders pursuant to the Merger Agreement is fair to our stockholders from a financial point of view. A copy of the fairness opinion of Charles Webb is attached hereto as Appendix B and should be read in its entirety. See "The Merger Opinion of Charles Webb."

Recommendation of the Board of Directors of SFS

        Our Board of Directors has determined that the Merger is in the best interests of our stockholders and, accordingly, has unanimously approved the Merger. Our Board of Directors unanimously recommends that you vote FOR the Merger Agreement. See "The Merger - Reasons for the Merger; Recommendation of the Board of Directors."

Conditions to the Merger

        Completion of the Merger is subject to several conditions, including approval of the Merger Agreement by our stockholders, the receipt of all required regulatory approvals, the absence of any order, judgment or decree or any suit, action or proceeding, pending or threatened, which seeks to restrain or prohibit the Merger, the continued accuracy of the representations and warranties of each party to the Merger

Agreement, and the delivery of certain documents contemplated by the Merger Agreement. See "The Merger - Conditions to the Merger."

Dissenters' Rights

        Pursuant to Section 262 of the Delaware General Corporation Law (the "DGCL"), any holder of our common stock who does not wish to accept the consideration to be paid pursuant to the Merger Agreement may dissent from the Merger and elect to have the fair value of his common stock (exclusive of any element of value arising from the accomplishment or expectation of the Merger) judicially determined and paid to him in cash, provided that he complies with the provisions of Section 262. A copy of Section 262 is included as Appendix C hereto and incorporated by reference herein. Failure to follow such provisions precisely may result in a loss of dissenters' rights. See "The Merger - Dissenters' Rights of Appraisal."

Certain Federal Income Tax Consequences

        The payment of cash for our common stock and for outstanding options pursuant to the terms of the Merger Agreement will be a taxable transaction to our stockholders and optionees for federal income tax purposes and may also be a taxable transaction under state, local and other tax laws. Our stockholders and optionees are urged to consult their personal tax advisors regarding the tax consequences of the proposed transaction as it may relate to them. See "The Merger - Certain Federal Income Tax Consequences."

Accounting Treatment of the Merger

        The Merger will be accounted for as a purchase for accounting purposes. See "The Merger - Accounting Treatment of the Merger."

Interests of Certain Persons in the Merger

        Hudson and Hudson River Bank will appoint Joseph H. Giaquinto, President, Chief Executive Officer and the Chairman of the Board of SFS and Schenectady Federal, to their respective Boards of Directors upon completion of the Merger, and Hudson will nominate Mr. Giaquinto to be elected to a three-year term at the annual meeting of Hudson's stockholders to be held in the year 2000. The vesting of all unvested stock options and restricted stock awards held by the directors and officers of SFS will be accelerated as of the date our stockholders approve the Merger Agreement. In addition, the change in control provisions in the employment, change in control and supplemental executive retirement agreements with our executive officers will result in cash payments aggregating approximately $3.0 million to our five executive officers (including $1.1 million to be paid over time), plus the reimbursement to Mr. Giaquinto of federal excise taxes. Mr. Giaquinto and his spouse will also receive health benefits for their respective lives, and Mr. Giaquinto will receive $175,000 over three years pursuant to a Non-Competition Agreement that was a condition to Hudson's obligations under the Merger Agreement. Three executive officers or employees will receive additional cash payments aggregating $229,000 pursuant to the Merger Agreement. Hudson has also agreed to indemnify the directors and officers of SFS and each of our subsidiaries after the effective time of the Merger to the fullest extent which we or any of our subsidiaries would have been permitted to do so and to provide liability insurance to our directors and officers for a period of six years after the effective time. See "The Merger - Interests of Certain Persons in the Merger."

       Other than as summarized above and set forth in the referenced section, no director or executive officer of SFS or Hudson has any direct or indirect material interest in the Merger, except to the extent that our directors and executive officers beneficially own our common stock.

             SFS BANCORP, INC. STOCK PRICES AND DIVIDEND INFORMATION

        Our common stock is quoted on The Nasdaq National Market under the symbol "SFED." The following table sets forth the reported high and low sales prices of shares of our common stock as reported on The Nasdaq National Market and the quarterly cash dividends per share declared, for the periods indicated. The stock prices do not include retail mark-ups, markdowns or commissions.

                                             SFS Common Stock
                           ----------------------------------------------------
                                 High               Low            Dividends
                           ----------------  ----------------  ---------------

1997 Calendar Year
First Quarter                   $18.125           $14.75              $.06
Second Quarter                   17.50             16.00               .07
Third Quarter                    23.25             16.875              .07
Fourth Quarter                   28.00             21.50               .07

1998 Calendar Year
First Quarter                    27.50             20.75               .08
Second Quarter                   26.25             21.00               .08
Third Quarter                    29.00             19.75               .08
Fourth Quarter                   27.75             20.25               .08

1999 Calendar Year
First Quarter                    22.00             18.25               .09
Second Quarter                   24.25             18.25               .09
Third Quarter
   (through July 13, 1999)       24.313            24.063              (1)

-------------------
(1) We declared a dividend of $.09 per share on July 14, 1999, which is payable on August 16, 1999 to our stockholders of record at the close of business on July 30, 1999.


        The last reported sales prices per share of our common stock on (a) May 17, 1999, the last full trading day preceding public announcement of the signing of the Merger Agreement and (b) July 13, 1999, the last practicable date prior to the printing of this proxy statement, were $21.625 and $24.25 per share, respectively.

        As of July 8, 1999, the 1,207,755 outstanding shares of our common stock were held by approximately 264 record owners.

        You are urged to obtain current market quotations for our common stock, to the extent possible, prior to the special meeting.

          SELECTED CONSOLIDATED FINANCIAL AND OTHER INFORMATION OF SFS

                                                                 At December 31,
                                 At March 31, ---------------------------------------------------------------

                                    1999          1998         1997        1996         1995        1994
                                -----------------------------------------------------------------------------
                                                               (In thousands)
Selected Financial Condition Data:

  Total assets.................      $176,077     $178,167     $174,428    $164,888     $166,529    $150,837
  Cash and cash equivalents....         3,519        3,812        2,176       2,896       10,453       6,468
  Securities available for sale        15,790       16,954        4,067       1,990        7,976       7,776
  Investment securities........        10,551       11,661       28,979      36,180       43,076      38,893
  FHLB stock...................         1,466        1,338        1,338       1,215        1,117       1,123
  Loans receivable, net........       140,612      140,210      133,786     118,455      100,921      93,703
  Real estate owned............           263          271          111         178          200         204
  Deposits.....................       149,084      150,578      150,469     140,616      139,671     138,299
Advance payments by borrowers for
    taxes and insurance........         1,051        1,425        1,281       1,160        1,402       1,270
  Stockholders' equity.........        23,814       23,610       21,431      21,671       24,261      10,046

                                     Three Months
                                    Ended March 31,                       Year Ended December 31,
                                ------------------------------------------------------------------------------------

                                   1999        1998        1998        1997         1996        1995        1994
                                ------------------------------------------------------------------------------------
Selected Operating Data:                                           (In thousands)

  Total interest income.......       $3,083      $3,186     $12,751     $12,368      $11,867     $11,523      $9,849
  Total interest expense......        1,530       1,714       6,902       6,623        6,187       6,236       5,077
                                      -----       -----     -------     -------      -------     -------      ------
  Net interest income.........        1,553       1,472       5,849       5,745        5,680       5,287       4,772
  Provision for loan losses...           15          30         120         120          120         370         120
                                    -------     -------    --------    --------      -------     -------     -------
  Net interest income after
    provision for loan losses.        1,538       1,442       5,729       5,625        5,560       4,917       4,652
  Noninterest income..........          108         105       2,462         423          333         280         137
  Noninterest expense.........        1,106       1,086       4,638       4,288        5,169       3,986       4,063
                                      -----       -----      ------     -------       ------      ------       -----
  Income before taxes.........          540         461       3,553       1,760          724       1,211         726
  Income tax expense (benefit)          221         191       1,438         692         (106)        356         215
                                     ------      ------     -------    --------       ------    --------      ------

    Net income................      $   319     $   270    $  2,115    $  1,068      $   830     $   855     $   511
                                     ======      ======     =======     =======       ======      ======      ======

                                             At or For the Three
                                            Months Ended March 31,                    Year Ended December 31,
                                       ----------------------------------------------------------------------------------
                                            1999(1)    1998(1)     1998        1997        1996       1995         1994
                                       ----------------------------------------------------------------------------------
Selected Financial Ratios and Other
Data:
Performance Ratios:
Return on assets (ratio of net income
    to average total assets).....            0.74%      0.63%       1.20%       0.63%      0.50%       0.53%        0.34%
  Net interest rate spread.......            3.15       3.02        2.88        2.96       2.95        2.93         3.06
  Net interest margin............            3.66       3.52        3.40        3.46       3.51        3.36         3.26
Ratio of noninterest expense to
    average total assets.........            2.56       2.54        2.63        2.51       3.13        2.48         2.72
Ratio of net interest income to
    noninterest expense..........          140.46     135.49      126.11      133.97     109.89      131.29       116.50
Return on equity (ratio of net income
    to average equity)...........            5.76       5.18        9.74        5.04       3.73        5.07         5.31
  Liquidity ratio at end of period          17.09      21.91       19.24       19.72      22.58       32.45        19.57
  Efficiency ratio...............           66.59      68.86       67.87       69.52      85.96       71.60        82.77

Asset Quality Ratios:
Non-performing assets to total assets,
    at end of period.............            0.59       0.75        0.64        0.84       0.61        0.62         1.93
Allowance for loan losses to non-
    performing loans, at period end        126.10      68.28      110.76       57.78      77.07       68.18        31.79
Allowance for loan losses to total
    loans........................            0.68       0.61        0.67        0.58       0.54        0.56         0.91

Capital Ratios:
Stockholders' equity to total assets at
    end of period................           13.53      12.36       13.25       12.29      13.14       14.57         6.66
Average stockholders' equity to
    average total assets.........           12.85      12.16       12.31       12.43      13.48       10.50         6.43
Ratio of average interest-earning
    assets to average interest-bearing
    liabilities..................          114.21     112.35      112.84      112.68     114.72      110.84       105.75
Number of full service offices...            4          4           4           4          3           3            3

------------------

(1) Annualized where appropriate.

                                      THE SPECIAL MEETING

Place, Time and Date

        The special meeting is scheduled to be held at 10:00 a.m., Eastern Time, on August 25, 1999, at our main office located at 251-263 State Street, Schenectady, New York.

Matters to Be Considered

        At the special meeting, or any adjournment or postponement thereof, our stockholders will be asked to approve a proposal to adopt the Merger Agreement and the transactions contemplated thereby. Our stockholders also may consider and vote upon such other matters as are properly brought before the special meeting. As of the date hereof, we know of no business that will be presented for consideration at the special meeting, other than the matters described in this proxy statement.

Record Date; Vote Required

        Only our stockholders of record at the close of business on July 8, 1999 (the "Record Date") are entitled to notice of and to vote at the special meeting. As of the Record Date, there were 1,207,755 shares of our common stock outstanding and entitled to vote at the special meeting.

        Each outstanding share of our common stock will be entitled to cast one vote per share at the special meeting. Such vote may be exercised in person or by properly executed proxy. The presence, in person or by properly executed proxy, of the holders of a majority of our outstanding shares of common stock entitled to vote at the special meeting is necessary to constitute a quorum. Abstentions and broker non-votes will be treated as shares present at the special meeting for purposes of determining the presence of a quorum.

        The affirmative vote of the holders of at least a majority of our outstanding shares of common stock entitled to vote at the special meeting is required for adoption of the Merger Agreement. As a result, abstentions and broker non-votes will have the same effect as votes against the adoption of the Merger Agreement.

        Approval of the Merger Agreement by our stockholders is a condition to completion of the Merger. See "The Merger - Conditions to the Merger."

Beneficial Ownership of SFS Common Stock

        As of the Record Date, our directors and executive officers and their affiliates beneficially owned in the aggregate 87,708 shares (excluding stock options) of our common stock, or 7.3% of our outstanding shares of common stock entitled to vote at the special meeting. Our directors and executive officers have each agreed to vote their shares in favor of the Merger Agreement.

Proxies

        Shares of our common stock represented by properly executed proxies received prior to or at the special meeting will, unless such proxies have been revoked, be voted at the special meeting and any adjournments or postponements thereof in accordance with the instructions indicated in the proxies. If no instructions are indicated on a properly executed proxy, the shares will be voted FOR the adoption of the Merger Agreement.

        Any proxy given pursuant to this solicitation or otherwise may be revoked by the person giving it at any time before it is voted by delivering to Richard D. Ammian, Secretary of SFS, at 251-263 State Street, Schenectady, New York 12305 or at the special meeting on or before the taking of the vote at the special meeting, a written notice of revocation bearing a later date than the proxy or a later dated proxy relating to the same shares of common stock or by attending the special meeting and voting in person. Attendance at the special meeting will not by itself constitute the revocation of a proxy.

        If any other matters are properly presented at the special meeting for consideration, the persons named in the proxy or acting thereunder will have discretion to vote on such matters in accordance with their best judgment. As of the date hereof, we know of no such other matters.

        In addition to solicitation by mail, our directors, officers and employees, who will not receive additional compensation for such services, may solicit proxies from our stockholders, personally or by telephone, telegram or other forms of communication. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in sending proxy material to beneficial owners. We will bear our own expenses in connection with the solicitation of proxies for the special meeting.

        You are requested to complete, date and sign the accompanying form of proxy and to return it promptly in the enclosed postage-paid envelope.

        You should not forward stock certificates with your proxy cards.

Our Independent Auditors Will Be Available at the Meeting

        Our independent auditors, KPMG LLP, will have one or more representatives at the special meeting who will have an opportunity to make a statement, if they so desire, and who will be available to respond to appropriate questions.

                                   THE MERGER

        The information in this proxy statement concerning the terms of the Merger is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Appendix A and incorporated by reference herein. All stockholders are urged to read the Merger Agreement in its entirety.

General

        As soon as possible after the conditions to consummation of the Merger described below have been satisfied or waived, and unless the Merger Agreement has been terminated as provided below, SFS and Hudson will file a Certificate of Merger with the Secretary of State of the State of Delaware. The Merger will become effective at the time and on the date of the filing of the Certificate of Merger with the Secretary of State of Delaware, unless a later date and time is specified as the Effective Time in such Certificate of Merger. Pursuant to the Merger Agreement, an interim subsidiary of Hudson will first be merged with and into us, with us surviving as a subsidiary of Hudson. Immediately following the Merger, we will then be merged with and into Hudson, with Hudson being the surviving entity and continuing with its current name. Thereafter, Schenectady Federal will merge with and into Hudson River Bank with Hudson River Bank being the survivor thereof.

        Upon consummation of the Merger, our stockholders will be entitled to receive the Merger Price in consideration for each of their shares of SFS common stock held and thereupon shall cease to be stockholders of SFS, and our separate existence and corporate organization shall cease. Hudson shall succeed to all the rights and property of SFS. The members of the Board of Directors of Hudson and Joseph H. Giaquinto, currently the President and Chairman of the Board of SFS and Schenectady Federal, shall be the members of the Board of Directors of Hudson as of the Effective Time. See also "- Interests of Certain Persons in the Merger."

Background of the Merger

        In January 1998, following a presentation to our Board of Directors by Charles Webb, we engaged Charles Webb to assist us in evaluating a possible sale or merger of SFS as a means to enhance stockholder value. During February 1998, Charles Webb assisted us in the preparation of confidential marketing materials. Charles Webb then contacted 15 financial institutions or their holding companies to determine their initial interest in SFS. The confidential marketing materials were sent to seven of those companies after they executed a confidentiality agreement. The companies were initially instructed to provide their preliminary indications of interest to Charles Webb by March 27, 1998.

        In April 1998, we authorized further negotiations with a bank holding company which had submitted a preliminary proposal and also requested Charles Webb to contact additional institutions. Charles Webb then contacted five additional financial institutions or their holding companies.

        In June 1998, we reviewed two proposals that had been received, and we authorized management and Charles Webb to negotiate a definitive agreement with a bank holding company. Because we were unable to resolve a number of issues with the bank holding company, including the amount of shares our stockholders would receive, in July 1998 we terminated those negotiations and instead entered into a definitive merger agreement with the other prospective acquiror, Cohoes Savings Bank, on July 31, 1998.

        Cohoes Savings Bank was a mutual savings bank that was in the process of converting from mutual to stock form. Regulatory filings for both the conversion of Cohoes Savings Bank and the acquisition of SFS were filed in September 1998. However, due to significant declines in the market values of institutions undertaking mutual to stock conversions, and regulatory concerns regarding the amount of stock that the new holding company for Cohoes would have issued to our stockholders, the definitive agreement with Cohoes Savings Bank was terminated on October 23, 1998. Cohoes Savings paid us a $2 million termination fee.

        In March 1999, we authorized Charles Webb to commence the marketing process again. Charles Webb contacted five financial institutions or their holding companies that had previously expressed an interest, as well as a sixth institution that had approached Charles Webb. Five of these institutions executed confidentiality agreements and received confidential marketing materials in March 1999. Two companies submitted preliminary indications of interest to Charles Webb in April 1999. In April 1999, our Board of Directors reviewed the two proposals and authorized management and Charles Webb to negotiate a definitive agreement with Hudson, whose proposal was at a higher price than the other proposal.

        Hudson then conducted a further due diligence review of SFS, and our management negotiated the terms of a definitive agreement with the assistance of our legal counsel and investment banker. On May 17, 1999, our Board of Directors reviewed the proposed definitive Merger Agreement with our legal counsel and Charles Webb. The Board of Directors considered all factors deemed relevant, including the price per share. Our Board also considered and relied upon Charles Webb's opinion that the Merger Price is fair to our stockholders from a financial point of view. The Board of Directors determined that the proposed Merger is in the best interests of SFS and our stockholders, and the Board unanimously approved the Merger Agreement. SFS and Hudson publicly announced the Merger after the close of trading on May 17, 1999.

Reasons for the Merger; Recommendation of the Board of Directors

        Our Board of Directors believes that the terms of the Merger Agreement, which are the product of arm's length negotiations between representatives of Hudson and SFS, are in the best interests of SFS and our stockholders. In the course of reaching its determination, our Board of Directors considered the following factors:

        (a) the Merger Price to be paid to our stockholders in relation to the market value, book value, earnings per share and dividend rates of our common stock,

        (b) information    concerning  our  financial   condition,   results  of
operations, capital levels, asset quality and prospects,

        (c) industry and economic conditions,

        (d) the impact of the Merger on the depositors, employees, customers and communities served by us through expanded commercial, consumer and retail banking products and services,

        (e) the opinion of our financial advisor as to the fairness of the Merger Price from a financial point of view to the holders of our common stock,

        (f) the general structure of the transaction and the compatibility of management and business philosophy,

        (g) the likelihood of receiving the requisite regulatory approvals in a timely manner, and

        (h) the ability of the combined enterprise to compete in relevant banking and non-banking markets.

In making its determination, our Board of Directors did not ascribe any relative or specific weights to the factors which it considered.

        Our Board of Directors believes that the Merger is in the best interest of SFS and our stockholders. The Board of Directors unanimously recommends that our stockholders vote for the adoption of the Merger Agreement.

Opinion of Charles Webb

        Charles Webb was retained by us to evaluate our strategic alternatives as part of a stockholder enhancement program and to evaluate any specific proposals that might be received regarding an acquisition of SFS. Charles Webb, as part of its investment banking business, is regularly engaged in the evaluation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, and distributions of listed and unlisted securities. Charles Webb is familiar with the market for common stocks of publicly traded banks, savings institutions and bank and savings institution holding companies. Our Board of Directors selected Charles Webb on the basis of the firm's reputation and its experience and expertise in transactions similar to the Merger and its prior work for and relationship with SFS. Except as described herein, Charles Webb is not affiliated with SFS, Hudson or their respective affiliates.

        Pursuant to its engagement, Charles Webb was asked to render an opinion as to the fairness, from a financial point of view, of the Merger Price to our stockholders. Charles Webb delivered a fairness opinion dated as of May 17, 1999 to our Board of Directors that the Merger Price is fair to our stockholders from a financial point of view. No limitations were imposed by us upon Charles Webb with respect to the investigations made or procedures followed by Charles Webb in rendering its opinion.

        Charles Webb updated its opinion as of the date of this proxy statement. The full text of the opinion, which sets forth certain assumptions made, matters considered and limitations on the reviews undertaken, is attached as Appendix B to this proxy statement and should be read in its entirety. Charles Webb has consented to the following summary of its opinion and to the entire opinion being attached hereto as Appendix B. The summary of the opinion of Charles Webb set forth in this proxy statement is qualified in its entirety by reference to the opinion. Such opinion does not constitute a recommendation by Charles Webb to any SFS stockholder as to how such stockholder should vote with respect to the Merger.

        In rendering its opinion, Charles Webb performed the following acts:

        (1) reviewed the financial and business data which we supplied to it, including our annual reports and proxy statements for the years ended December 31, 1998, 1997 and 1996, and our quarterly report on Form 10-QSB for the quarter ended March 31, 1999;

        (2) reviewed Hudson's annual report and proxy statement for the year ended March 31, 1998 and Hudson's Form 10-Q for the quarter ended December 31, 1998;

        (3) discussed with senior management and our Board of Directors the current position and prospective outlook for SFS;

        (4)  considered   historical  quotations  and  the  prices  of  recorded
transactions in our common stock since 1996;

        (5) reviewed the financial and stock market data of other savings institutions, particularly in the mid-Atlantic region of the United States, and the financial and structural terms of several other recent transactions involving mergers and acquisitions of savings institutions or proposed changes of control of comparably situated companies; and

        (6) reviewed certain other information which it deemed relevant.

        In rendering its opinion, Charles Webb assumed and relied upon the accuracy and completeness of the information provided to it by SFS and Hudson and obtained by it from public sources. In its review, with the consent of our Board, Charles Webb did not undertake any independent verification of the information provided to it, nor did it make any independent appraisal or evaluation of the assets and liabilities of SFS or Hudson, or of potential or contingent liabilities of SFS or Hudson. With respect to the financial information, including forecasts received from us, Charles Webb assumed (with our consent) that such information had been reasonably prepared reflecting the best currently available estimates and judgment of our management. Charles Webb also assumed that no restrictions or conditions would be imposed by regulatory authorities that would have a material adverse effect on the contemplated benefits of the Merger to SFS or the ability to consummate the Merger.

        Analysis of Recent Comparable Acquisitions. In rendering its opinion, Charles Webb analyzed pending acquisitions of thrift institutions, including those transactions deemed comparable to the Merger. Charles Webb compared the acquisition price relative to five industry-accepted ratios: deal price to tangible book value, deal price to last twelve months' earnings, deal price to total assets, deal price to total deposits, and premium to core deposits. The analysis included a comparison of the average, median high and low of the above ratios for pending acquisitions, based on the following three comparable groups:
(1) all pending thrift acquisitions; (2) pending thrift acquisitions with the selling thrift having a return on average equity greater than 12% and a return on average assets greater than 1%; and (3) pending thrift acquisitions with the selling thrift having a return on average equity less than 7% and a return on average assets less than 1%. Charles Webb primarily relied on pending comparable transactions as opposed to completed comparable transactions as the merger and acquisition premiums received by selling institutions have changed since the stock market correction in prices for financial institution equities which occurred in August and September of 1998. Further, the pending comparable transactions were split into two groups by performance of the selling institution (as measured by return on equity and return on assets) as recent transaction pricing has delineated pricing between strong performing institutions and the remainder of the thrift industry. For the quarter ended March 31, 1999, SFS reported an annualized return on equity of 5.76% and a return on assets of 0.74%.

        No company or transaction used as a comparison in this analysis is identical to SFS, Hudson River or the Merger. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which they are being compared.

        The information in the following table summarizes the material information analyzed by Charles Webb with respect to the Merger. The summary does not purport to be a complete description of the analysis performed by Charles Webb in rendering its opinion. Selecting portions of Charles Webb's analysis or isolating certain aspects of the comparable transactions without considering all analyses and factors could create an incomplete or potentially misleading view of the evaluation process.

                                                                        Price to (1)
                                             --------------------------------------------------------------------
                                                                  Last                                      Core
                                                  Tangible      12 Months                                 Deposit
                                                  Book Value       EPS         Assets       Deposits      Premium
                                             ----------------- ----------- ------------- ------------- ----------
Consideration - $25.10 per share                   133.4%                       18.0%         21.3%         5.3%

  Based on actual LTM earnings (2)                                15.5x
  Based on core LTM earnings (2)                                  28.3x

All Pending Deals

  33 deals
  Average                                          220.8%         22.5x         21.4%         30.8%        17.4%
  Median                                           194.8%         23.5x         19.5%         26.0%        12.2%
  High                                             414.3%         30.0x         43.4%         76.7%        38.8%
  Low                                              106.2%         10.0x          9.4%         13.5%         2.6%

Pending Deals - Selling Thrifts with ROAE > 12% and ROAA >1%

  6 Deals
  Average                                          344.1%         22.5x         27.6%         38.2%        31.1%
  Median                                           346.8%         23.5x         29.1%         40.3%        32.0%
  High                                             414.3%         30.0x         33.3%         43.6%        38.8%
  Low                                              289.8%         10.0x         20.0%         26.0%        18.9%

Pending Deals - Selling Thrifts with ROAE < 7% and ROAA <1%

  10 Deals
  Average                                          147.4%         30.4x         15.2%         21.8%         7.2%
  Median                                           158.8%         28.7x         15.0%         24.1%         6.7%
  High                                             173.8%         47.8x         21.3%         26.6%        12.2%
  Low                                              106.2%         16.5x         10.1%         13.5%         2.6%

-------------

(1) Financial data as of March 31, 1999.


        The summary contained herein provides a summary description of the material analyses prepared by Charles Webb in connection with the rendering of its opinion. The preparation of a fairness opinion is not necessarily susceptible to partial analysis or summary description. Charles Webb believes that its analysis and the summary set forth above must be considered as a whole and that selecting portions of its analysis without considering all analyses, or selecting part of the above summary, without considering all factors and analyses, would create an incomplete view of the process underlying the analysis set forth in Charles Webb's presentation and opinion. The ranges of valuations resulting from any particular analysis described above should not be taken to be Charles Webb's view of the actual value of SFS or Hudson River. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis.

        In preparing its analysis, Charles Webb made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of Charles Webb and SFS. The analyses performed by Charles Webb are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses and do not purport to be appraisals or reflect the prices at which a business may be sold or the prices at which any securities may trade at the present time or at any time in the future. In addition, as described above, Charles Webb's opinion, along with its presentation to the SFS board of directors, was just one of the many factors taken into consideration by the SFS board of directors in approving the Merger Agreement.

        Pursuant to its engagement letter with SFS, Charles Webb will receive a fee equal to 1.0% of the cash consideration paid to SFS shareholders. As of the date of this proxy statement, Charles Webb has received $50,000 of such fee. The remainder is due upon closing of the Merger. SFS has also agreed to indemnify Charles Webb against certain liabilities, including liabilities under the federal securities laws, and to reimburse Charles Webb for certain out-of-pocket expenses.

Merger Price; Treatment of Options

        Upon completion of the Merger, each outstanding share of our common stock (other than shares as to which dissenters' rights have been asserted and duly perfected in accordance with Delaware law and other than treasury shares and certain shares held by Hudson or us) shall be converted into and represent the right to receive $25.10 in cash without any interest thereon, representing the Merger Price. In addition, each holder of an SFS Option then outstanding shall receive cash in settlement thereof from Hudson in an amount determined by multiplying the excess of the $25.10 per share Merger Price over the applicable exercise price per share of such option, multiplied by the number of shares of our common stock subject to such SFS Option. The cash will be paid by Hudson when the holder of the SFS Option executes an agreement cancelling the SFS Option in exchange for the cash payment. The aggregate amount of the Merger Price to be paid in connection with the Merger is expected to be approximately $31.7 million, assuming none of the outstanding SFS Options are exercised prior to completion of the Merger.

Surrender of Certificates

        Within five business days after the completion of the Merger, Registrar & Transfer Company, acting as the exchange agent of Hudson, will mail to all holders of record of our common stock a letter of transmittal, together with instructions for the exchange of their common stock certificates for cash. Until so exchanged, each certificate representing our common stock outstanding immediately prior to the completion of the Merger shall be deemed for all purposes to evidence the right to receive the Merger Price, consisting of cash in the amount of $25.10 into which each such share is to be converted. You should not send in your certificates of SFS common stock until you receive further instructions.

Representations and Warranties

        The Merger Agreement contains representations and warranties of SFS and Hudson which are customary in merger transactions, including, but not limited to, representations and warranties concerning:

        (1) the organization and capitalization of SFS and Hudson and our respective subsidiaries;

        (2) the due authorization, execution, delivery and enforceability of the Merger Agreement;

        (3) the consents or approvals required, and the lack of conflicts or violations under applicable certificates of incorporation, charters, bylaws, instruments and laws, with respect to the transactions contemplated by the Merger Agreement;

        (4)     the absence of material adverse changes;

        (5) the documents filed by the parties with the SEC and other regulatory agencies;

        (6) the conduct of business in the ordinary course and absence of certain changes; and

        (7)     the financial statements of the respective parties.

        We also made certain additional representations and warranties regarding environmental matters, the adequacy of insurance coverage, taxes, employee benefit plans, certain contracts, properties, the accuracy of the information in this proxy statement, that our data processing systems are Year 2000 compliant, compliance with laws and the allowance for loan losses and real estate owned maintained by us. Hudson has also represented that it will have the funds necessary to pay the amounts required of it under the Merger Agreement. The representations and warranties of Hudson and SFS will not survive beyond the Effective Time if the Merger is consummated, and, if the Merger Agreement is terminated without consummation of the Merger, there will be no liability on the part of any party except that no party shall be relieved from any liability arising out of a willful breach of any covenant, undertaking, representation or warranty in the Merger Agreement.

Conditions to the Merger

        The respective obligations of the parties to consummate the Merger are subject to the satisfaction or waiver of the following conditions specified in the Merger Agreement:


        o       the receipt of all necessary regulatory approvals,

        o approval of the Merger Agreement by the requisite vote of our stockholders,

        o the compliance with or satisfaction of all representations, warranties, covenants and conditions set forth in the Merger Agreement,

        o the absence of any order, decree or injunction, or any proceeding initiated by a governmental entity seeking an order, decree or injunction, enjoining or prohibiting consummation of the Merger or the other transactions contemplated by the Merger Agreement,

        o       the receipt of certain certificates, and

        o that no more than 15% of the outstanding shares of our common stock shall be subject to dissenters' rights of appraisal with respect to the Merger, provided, however, that, for purposes of computing the 15% limit in this condition, the shares of no more than one stockholder holding more than 7.5% of the outstanding shares of our common stock shall be counted.

        There can be no assurance that the conditions to consummation of the Merger will be satisfied or waived.

Conduct of Business Prior to the Closing Date

        Under the terms of the Merger Agreement, we and each of our subsidiaries will conduct our businesses and engage in transactions only in the ordinary course and consistent with past practice or to the extent otherwise contemplated under the Merger Agreement, except with the prior written consent of Hudson. We also will use our reasonable efforts to:

        (1) preserve our business organization and that of our subsidiaries intact,

        (2) keep available to ourself and Hudson the present services of our employees and those of our subsidiaries, and

        (3) preserve for ourself and Hudson the goodwill of our customers and those of our subsidiaries and others with whom business relationships exist.

        We also agreed, among other things, that, except as contemplated by the Merger Agreement or unless Hudson provides its consent, we will not, and will cause Schenectady Federal not to,

        (a) pay any dividends to our stockholders except for regular quarterly dividends of up to $.09 per share, but only to the extent that such dividends can be funded out of current earnings,

        (b) issue any shares of our capital stock (other than pursuant to the exercise of existing SFS Options or the option we granted to Hudson), repurchase our common stock or effect any change in our capitalization,

        (c) amend our Certificate of Incorporation, Bylaws or similar organizational documents (except as specifically contemplated by the Merger Agreement),

        (d) increase the compensation of any of our directors, officers or employees or pay bonuses except for, among other things, bonuses under our existing incentive plan, merit increases in accordance with past practices and normal cost-of-living increases,

        (e) enter into, or modify, any employee benefit, incentive or welfare plan or arrangement,

        (f)    originate or purchase any loan in excess of $350,000,

        (g) enter into any transaction not in the ordinary course of business, any agreement or arrangement relating the borrowing of money by us (except certain borrowings used in the ordinary course of business and consistent with past practice), any agreement or arrangement relating to employment or consultancy or any amendment of such agreements (other than the extension for one year of the existing employment agreements and change in control severance agreements at SFS, except for Mr. Giaquinto's employment agreement) or any agreement with a labor union,

        (h) make any change in our accounting methods unless required by generally accepted accounting practices or changes in law or regulation,


        (i) make any capital expenditures in excess of $17,500 individually or $37,500 in the aggregate (with certain exceptions),

        (j) file applications or enter into any contract with respect to branch locations,

        (k) acquire equity interests in any other business or entity, except limited amounts of marketable equity securities in the ordinary course of business,

        (l)     enter  into  any  agreement  granting   preferential  rights  to
purchase any of our assets,

        (m) make any material change in our lending or investment policies, except as required by law or regulatory authorities or, in accordance with safe and sound banking practices, as necessitated by changes in interest rates,

        (n)     enter into certain hedging or similar contracts or arrangements,

        (o) take any action that would result in a breach of any of our representations and warranties in the Merger Agreement or that would materially impede or delay the consummation of the Merger, or

        (p)     agree to do any of the aforementioned actions.

        In addition, we have agreed not to solicit inquiries or proposals from, or furnish information to or participate in any discussions or negotiations with, third parties concerning any merger, acquisition or sale acquisition of all or substantially all of our assets or equity interests. We are required to notify Hudson immediately if we receive any such inquires or proposals. Notwithstanding the foregoing, we are permitted to engage in discussions or negotiations with third parties if, after having consulted with outside legal counsel, we determine that the failure to do so may cause our Board of Directors to breach its fiduciary duties under applicable law.

Required Approvals

        Various approvals of the New York State Department of Banking, the Federal Deposit Insurance Corporation and the Office of Thrift Supervision ("OTS") are required in order to consummate the Merger.
 Applications for these approvals have been filed and are currently pending. There can be no assurances that the requisite regulatory approvals will be received in a timely manner, in which event the consummation of the Merger may be delayed. In the event the Merger is not consummated on or before November 30, 1999, the Merger Agreement may be terminated by either Hudson or us. There can be no assurance as to the receipt or timing of such approvals.

        It is a condition to the consummation of the Merger that the regulatory approvals be obtained without any non-standard condition or requirement that, individually or in the aggregate, would so materially reduce the economic or business benefits of the transactions contemplated by the Merger Agreement to Hudson that had such condition or requirement been known, Hudson, in its reasonable judgment, would not have entered into the Merger Agreement. There can be no assurance that any such approvals will not contain terms, conditions or requirements which cause such approvals to fail to satisfy such condition to the consummation of the Merger.

Waiver and Amendment

        Prior to the completion of the Merger, Hudson and SFS may extend the time for performance of any obligations under the Merger Agreement, waive any inaccuracies in the representations and warranties contained in the Merger Agreement and waive compliance with any covenant, agreement or, to the extent permitted by law, any condition of the Merger Agreement. However, after our stockholders have adopted the Merger Agreement, no waiver can modify the amount or form of consideration to be provided to our stockholders or otherwise materially adversely affect our stockholders without the approval of the affected stockholders.

        The Merger Agreement may be amended or supplemented at any time by mutual agreement of Hudson and SFS, provided that any such amendment or supplement after our stockholders have adopted the Merger Agreement is subject to the same condition in the last sentence of the preceding paragraph.

Stock Option Agreement

        The following is a summary of the material provisions of the Stock Option Agreement, dated as of May 17, 1999 (the "Stock Option Agreement"), by and between SFS and Hudson, which is attached hereto as Appendix D. The following summary is qualified in its entirety by reference to the Stock Option Agreement.

        Execution of the Stock Option Agreement was a condition to Hudson's execution of the Merger Agreement. Pursuant to the Stock Option Agreement, we granted to Hudson an option (the "Hudson Option") to purchase up to 240,485 shares (the "Option Shares") of our common stock (representing 19.9% of our then issued and outstanding shares of common stock without giving effect to the shares that may be issued upon exercise of such option) at an exercise price of $20.50 per share (the "Exercise Price"), subject to adjustment under certain circumstances. The number of Option Shares has been reduced slightly to 240,343 shares. Exercise of the Hudson Option is subject to the terms and conditions set forth in the Stock Option Agreement.

        The Stock Option Agreement provides that Hudson may exercise the Hudson Option, in whole or in part, subject to regulatory approval, if both an Initial Triggering Event (as defined below) and a Subsequent Triggering Event (as defined below) shall have occurred prior to the occurrence of an Exercise Termination Event (as defined below); provided that Hudson shall have sent to us written notice of such exercise within six months following such Subsequent Triggering Event (subject to extension as provided in the Stock Option Agreement). The terms Initial Triggering Event and Subsequent Triggering Event generally relate to attempts by one or more third parties to acquire a significant interest in SFS. Any exercise of the Stock Option will be deemed to occur on the date such notice is sent.

        For purposes of the Stock Option Agreement, the term "Initial Triggering Event" means the occurrence of any of the following events or transactions on or after May 17, 1999:

        (1) without Hudson's prior written consent, we enter into an agreement to engage in, or our Board recommends, an Acquisition Transaction (as defined below) with any person or group (other than Hudson or any subsidiary of Hudson);

        (2) any person, other than Hudson or any subsidiary of Hudson, acquires beneficial ownership, or the right to acquire beneficial ownership, of 10% or more of our outstanding shares of common stock;

        (3) a public announcement is made that any person (other than Hudson or any subsidiary of Hudson) has made, or publicly disclosed an intention to make, a proposal to engage in an Acquisition Transaction;

        (4) (a) our Board withdraws or modifies (or publicly announces its intention to withdraw or modify) in any manner adverse in any respect to Hudson the Board's recommendation that our stockholders approve the transactions contemplated by the Merger Agreement, (b) without having received Hudson's prior written consent, we authorize, recommend or propose (or publicly announce our intention to authorize, recommend or propose) an agreement to engage in an Acquisition Transaction with any person other than Hudson or any subsidiary of Hudson, or (c) we provide information to or engage in negotiations with a third party relating to a possible Acquisition Transaction;

        (5) any person other than Hudson or any subsidiary of Hudson shall have filed with the SEC a registration statement or tender offer materials with respect to a potential exchange or tender offer that would constitute an Acquisition Transaction (or filed a preliminary proxy statement with the SEC with respect to a potential vote by its stockholders to approve the issuance of shares to be offered in such an exchange offer);

        (6) we willfully breach any covenant or obligation contained in the Merger Agreement in anticipation of engaging in an Acquisition Transaction, and such breach (a) would entitle Hudson to terminate the Merger Agreement (whether immediately or after the giving of notice or passage of time or both) and (b) shall not have been cured prior to Hudson's notice of its intention to exercise the Hudson Option; or

        (7) any person other than Hudson or any subsidiary of Hudson and other than in connection with a transaction to which Hudson has given its prior written consent shall have filed an application or notice with the OTS or other federal or state thrift or bank regulatory or antitrust authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction.

        The term "Acquisition Transaction" means any of the following events:

        o a merger or consolidation, or any similar transaction, involving us or any of our subsidiaries (other than mergers, consolidations or similar transactions involving only us and/or one or more of our wholly-owned subsidiaries),

        o a purchase, lease or other acquisition or assumption of all or a substantial portion of the assets or deposits of us or any of our subsidiaries, or

        o a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of us or any of our subsidiaries.

        The term "Subsequent Triggering Event" means the occurrence of either of the following events or transactions after May 17, 1999:

        (1)    the  acquisition  by  any  person,   other  than  Hudson  or  any
               subsidiary of Hudson, of beneficial ownership of 20% or more of our then outstanding shares of common stock; or

        (2) the occurrence of the first Initial Triggering Event described above, except that the percentage referred to in the last bullet of the above definition of "Acquisition Transaction" shall be 20%.

        The Hudson Option will expire upon the occurrence of an "Exercise Termination Event," defined as:

        (1)    the Effective Time of the Merger;

        (2)    termination  of the  Merger  Agreement  in  accordance  with  the provisions  thereof  if  such  termination  occurs  prior  to the occurrence of an Initial Triggering Event, except for a termination by Hudson as the result of a willful breach of a material covenant or undertaking in the Merger Agreement or of any of our representations and warranties therein ("Listed Termination"); or

        (3) the passage of 12 months (or such longer period as may be provided in the Stock Option Agreement) after termination of the Merger Agreement if such termination follows the occurrence of an Initial Triggering Event or is a Listed Termination.

        The closing of a purchase of shares pursuant to the Stock Option Agreement is subject to the obtaining of all necessary governmental approvals including, without limitation, any approvals required from the OTS.

        As of the date of this proxy statement, to the best knowledge of Hudson and us, no Initial Triggering Event or Subsequent Triggering Event has occurred.

        The Stock Option Agreement provides that, upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, Hudson may demand that we promptly prepare, file and keep current a registration statement under the Securities Act covering the Option Shares and use our reasonable efforts to cause such registration statement to become effective and remain current in order to permit the disposition of the Option Shares by the holder.

        Under the Stock Option Agreement, at any time after the first occurrence of a Repurchase Event (as defined in the Stock Option Agreement) and prior to an Exercise Termination Event, Hudson may request us to repurchase the Hudson Option and any Option Shares purchased pursuant thereto at an aggregate price specified in the Stock Option Agreement.

        The Stock Option Agreement provides that in no event shall Hudson's Total Profit (as defined in the Stock Option Agreement) exceed $1,600,000 and, if it otherwise would exceed such amount, Hudson, at its sole election, shall either:

        o reduce the number of shares of our common stock subject to the Hudson Option,

        o       deliver  to  us  for  cancellation   Option  Shares   previously
                purchased by Hudson,

        o       pay cash to us, or

        o any combination thereof, so that Hudson's actually realized Total Profit shall not exceed $1,600,000 after taking into account the foregoing actions.

The Stock Option Agreement also provides that the Hudson Option may not be exercised for a number of shares as would, as of the date of exercise, result in a Notional Total Profit (as defined in the Stock Option Agreement) of more than $1,600,000, provided that this provision shall not restrict any exercise of the Hudson Option permitted on any subsequent date.

        The Stock Option Agreement is intended to increase the likelihood that the Merger will be consummated in accordance with the terms of the Merger Agreement and may have the effect of discouraging competing offers to the Merger.

Termination

        The Merger Agreement may be terminated prior to the Effective Time by:

        (a)    the mutual written consent of the parties; or

        (b)    by Hudson or SFS if

               (1) the other party has in any material respect breached the Merger Agreement, and such breach has not been timely cured after notice;

               (2) any necessary governmental approval is denied, unless such denial is due to a breach of the party seeking to terminate;

               (3) if a final, nonappealable order of a governmental entity prohibits any transaction contemplated by the Merger Agreement;

               (4) our stockholders do not approve the Merger Agreement, unless the failure of such occurrence is due to the failure of the party seeking to terminate to perform its obligations under the Merger Agreement; or

               (5) the Merger is not completed by November 30, 1999 unless the failure of such occurrence is due to a breach of the party seeking to terminate.

        In the event of a termination of the Merger Agreement, the Merger Agreement shall thereafter become void and have no effect, and there shall be no liability on the part of any party to the Merger Agreement or their respective officers and directors, except that:

        (a)    certain  provisions   regarding   confidential   information  and
               expenses shall survive and remain in full force and effect; and

        (b) a breaching party shall not be relieved of liability or damages for any willful breach giving rise to such termination.


Interests of Certain Persons in the Merger

        Hudson and Hudson River Bank will appoint Joseph H. Giaquinto, President, Chief Executive Officer and the Chairman of the Board of SFS and Schenectady Federal, to their respective Boards of Directors upon completion of the Merger, and Hudson will nominate Mr. Giaquinto to be elected to a three-year term at the annual meeting of Hudson's stockholders to be held in the year 2000.

        As of July 8, 1999, there were an aggregate of 123,785 stock options to purchase our common stock outstanding under our Stock Option Plan. Of these stock options, 69,369 are currently exercisable. The remaining SFS Options for 54,416 shares will become fully vested and exercisable as of the date our stockholders approve the Merger Agreement. In addition, each holder of an SFS Option outstanding upon completion of the Merger shall receive cash in settlement thereof from Hudson in an amount determined by multiplying the excess of the $25.10 per share Merger Price over the applicable exercise price per share of such option, multiplied by the number of shares of our common stock subject to such SFS Option. See "Beneficial Ownership of SFS Common Stock by Certain Beneficial Owners and Management" for the amount of vested and unvested stock options held by our directors and executive officers.

        As of July 8, 1999, an aggregate of 20,332 shares of our common stock have been awarded to our directors and executive officers pursuant to our Recognition and Retention Plan and have not yet vested. All unvested awards will become fully vested as of the date our stockholders approve the Merger Agreement, and upon completion of the Merger each holder of such vested stock will be entitled to a cash payment equal to the $25.10 per share Merger Price multiplied by the number of shares of such vested stock. See "Beneficial Ownership of SFS Common Stock by Certain Beneficial Owners and Management" for the amount of unvested awards held by our directors and executive officers.

        As of June 30, 1999, the SFS ESOP held 71,760 shares of SFS common stock which had not yet been allocated to participants and which were pledged as collateral for the remaining $717,600 loan to the SFS ESOP. The ESOP will be terminated upon completion of the Merger, at which time the loan will be repaid with the cash received by the ESOP in the Merger. Based on the number of unallocated shares and the current loan balance, the ESOP will have $1.1 million of cash after repayment of the loan, which cash will be allocated to the participants after a favorable termination letter is received from the Internal Revenue Service.

        Hudson has agreed to honor each of our employment agreements, change in control severance agreements, Change of Control Benefit Plan, Officer Severance Compensation Plan and Supplemental Executive Retirement Plan. Pursuant to the change in control provisions in these agreements and plans, our five executive officers will receive cash payments aggregating approximately $3.0 million, including $2.0 million to Mr. Giaquinto. The amount to Mr. Giaquinto includes $1.1 million that will be paid over varying periods of time ranging up to 36 months after completion of the Merger, and for purposes of this proxy statement these future payments have not been reduced to a present value amount. In addition, because

Mr. Giaquinto's severance exceeds three times his average compensation for the last five years, he will be subject to federal excise taxes and will be reimbursed for such taxes. Mr. Giaquinto and his spouse will also receive health benefits for their respective lives. Mr. Ammian, a director, Senior Vice President and Secretary of SFS, will receive $20,000 per year for seven years as compensation for pension benefits that he would have otherwise earned. An executive officer and another employee will receive stay bonuses of $51,000 and $38,000, respectively, if they remain employed by Schenectady Federal Bank immediately prior to completion of the Merger.

        Mr. Giaquinto has entered into a Non-Competition Agreement with Hudson pursuant to which he has agreed not to engage in the banking or financial services business (or own, manage, operate, control or provide services to companies engaged in such business) other than on behalf of Hudson and its affiliates within Albany, Saratoga, Rensselaer and Schenectady Counties, New York. This agreement not to compete by Mr. Giaquinto expires upon the earlier of
(a) three years after he ceases to be a director of, or a consultant to, either Hudson or Hudson River Bank, or (b) Mr. Giaquinto reaching the age of 65. Hudson will pay Mr. Giaquinto $4,861 per month for 36 months pursuant to this agreement, for an aggregate of $175,000.

        In the Merger Agreement, Hudson has agreed to indemnify the directors and officers of SFS and each of our subsidiaries after the completion of the Merger to the fullest extent which we or any of our subsidiaries would have been permitted to do so under our respective Certificate of Incorporation, Charter or Bylaws. In addition, all limitations of liability existing in favor of such individuals in the Certificate of Incorporation, Charter or Bylaws of SFS or any of our subsidiaries, arising out of matters existing or occurring at or prior to the completion of the Merger, shall survive the Merger and shall continue in full force and effect. Hudson has also agreed to provide, for a period of not less than six years after completion of the Merger, an insurance and indemnification policy that provides our directors and officers with coverage no less favorable than the coverage we currently provide, to the extent that such insurance may be purchased or kept in full force without any material increase in the premiums currently paid by Hudson for its directors' and officers' liability insurance. If such insurance is not available without a material increase in cost, then Hudson may substitute single premium tail coverage with policy limits equal to our existing annual coverage limits, to the extent such coverage is available at a cost not in excess of 150% of our current annual premium.

        The Merger Agreement provides that officers and employees of SFS and Schenectady Federal who become employees of Hudson or Hudson River Bank after the Merger will be entitled to participate in Hudson's employee benefit plans maintained generally for the benefit of its employees. Hudson will credit our employees for their years of service with us and our subsidiaries for purposes of vesting and eligibility under Hudson's plans, but not for the purpose of accrual of benefits or allocation of employer contributions. If Hudson or its subsidiaries terminates the employment of any of our employees (other than those covered by an employment or change in control severance agreement or plan) within six months following completion of the Merger for other than cause, then Hudson will provide a cash severance equal to the employee's regular salary for one week multiplied by the total number of whole years (up to a maximum of eight years) of such employee's employment by us.

Dissenters' Rights of Appraisal

        Pursuant  to  Section  262  of  the  Delaware  General  Corporation  Law
("DGCL"), any holder of our common stock who does not wish to accept the consideration to be paid pursuant to the Merger Agreement may dissent from the Merger and elect to have the fair value of his shares of common stock (exclusive of any element of value arising from the accomplishment or expectation of the Merger) judicially determined and paid to him in cash, provided that he complies with the provisions of Section 262.

        The following is a brief summary of the statutory procedures to be followed by a holder of our common stock in order to dissent from the Merger and perfect appraisal rights under the DGCL. This summary is not intended to be complete and is qualified in its entirety by reference to Section 262, the text of which is attached as Appendix C to this proxy statement.

        If any holder of our common stock elects to exercise his right to dissent from the Merger and demand appraisal, such stockholder must satisfy each of the following conditions:

        (1) such stockholder must deliver a written demand for appraisal of his shares to us before the taking of the vote with respect to the Merger Agreement (this written demand for appraisal must be in addition to and separate from any proxy or vote against the Merger Agreement; neither voting against, abstaining from voting nor failing to vote on the Merger Agreement will constitute a demand for appraisal within the meaning of Section 262);

        (2) such stockholder must not vote in favor of the Merger Agreement (a failure to vote will satisfy this requirement, but a vote in favor of the Merger Agreement, by proxy or in person, or the return of a signed proxy which does not specify a vote against approval and adoption of the Merger Agreement or a direction to abstain, will constitute a waiver of such stockholder's right of appraisal and will nullify any previously filed written demand for appraisal); and

        (3) such stockholder must continuously hold such shares from the date of the demand through the completion of the Merger.

        If any stockholder fails to comply with any of these conditions and the Merger becomes effective, he will be entitled to receive the consideration provided for in the Merger Agreement, but will have no appraisal rights with respect to his shares of SFS common stock.

        All written demands for appraisal should be delivered to: Richard D. Ammian, Secretary, SFS Bancorp, Inc., 251-263 State Street, Schenectady, New York 12305, before the taking of the vote concerning the Merger Agreement at the special meeting, and should be executed by, or on behalf of the holder of record. Such demand must reasonably inform us of the identity of the stockholder and that such stockholder is thereby demanding appraisal of his shares.

        To be effective, a demand for appraisal must be executed by or for the stockholder of record who held such shares on the date of making such demand, and who continuously holds such shares through the completion of the Merger, fully and correctly, as such stockholder's name appears on his stock certificate(s) and cannot be made by the beneficial owner if he does not also hold the shares of record. The beneficial holder must, in such case, have the registered owner submit the required demand in respect of such shares.

        If our common stock is owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be in such capacity. If our common stock is owned of record by more than one person, as in a joint tenancy in common, such demand must be executed by or for all joint owners. An authorized agent, including one of two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he is acting as agent for the record owner. A record owner, such as a broker, who holds our common stock as a nominee for others may exercise his right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising such right for other beneficial owners. In such case, the written demand should set forth the number of shares as to which the record owner dissents. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares of our common stock in the name of such record owner.

        Within ten days after the completion of the Merger, Hudson (as the surviving corporation in the Merger) must give written notice that the Merger has become effective to each stockholder who filed a written demand for appraisal and who did not vote in favor of the Merger Agreement. Within 120 days after the completion of the Merger, but not thereafter, either Hudson, or any holder of shares of our common stock who has complied with the requirements of
Section 262, may file a petition with the Delaware Court of Chancery (the "Court of Chancery") demanding a determination of the value of the shares of our common stock held by all stockholders entitled to appraisal. Hudson does not presently intend to file such a petition. In as much as Hudson has no obligation to file such a petition, the failure of a stockholder to do so within the period specified could nullify such stockholder's previous written demand for appraisal. In any event, at any time within 60 days after the completion of the Merger (or at any time thereafter with the written consent of Hudson, and the approval of the Court of Chancery), any stockholder who has demanded appraisal has the right to withdraw the demand and to accept payment of the consideration provided in the Merger Agreement.

        Within 120 days after the completion of the Merger, any stockholder who has complied with the provisions of Section 262 to that point in time will be entitled to receive from the surviving corporation, upon written request, a statement setting forth the aggregate number of shares not voted in favor of the Merger Agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Hudson must mail such statement to the stockholder within ten days of receipt of such request.

        If a petition for appraisal is duly filed by a stockholder and a copy thereof is delivered to Hudson, Hudson will then be obligated within 20 days to provide the Court of Chancery with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreement as to the value of such shares has not been reached. After notice to such stockholders, the Court of Chancery is empowered to conduct a hearing upon a petition to determine those stockholders who have complied with
Section 262 and who have become entitled to appraisal rights under that section. The Court of Chancery may require the stockholders who demanded payment for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court of Chancery may dismiss the proceedings as to such stockholder.

        After determination of the stockholder entitled to an appraisal, the Court of Chancery will appraise the shares of our common stock, determining their fair value exclusive of any element of value arising from the accomplishment and expectation of the Merger. When the value is so determined, the Court will direct the payment by Hudson of such value, with interest thereon, simple or compound, if the Court so determines, to the stockholders entitled to receive the same, upon surrender to Hudson by such stockholders of the certificates representing such SFS common stock.

        In determining fair value, the Court of Chancery will take into account all relevant factors. In Weinberger v. UOP, Inc., decided February 1, 1983, the Delaware Supreme Court expanded the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that "fair price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court stated that, in making this determination of fair value, the Court of Chancery must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation.

        Section 262 provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Weinberger, the Delaware Supreme Court construed Section 262 to mean that "elements of future value, including the nature of the enterprise which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered." Stockholders considering seeking appraisal should bear in mind that the fair market value of their shares of SFS common stock determined under Section 262 could be more than, the same as or less than the consideration they are to receive pursuant to the Merger Agreement if they do not seek appraisal of their shares of SFS common stock, and that an opinion of an investment banking firm as to fairness is not an opinion as to fair value under Section 262.

        Costs of the appraisal proceeding may be assessed against the parties thereto by the court as the court deems equitable in the circumstances. Upon the application of any stockholder, the court may determine the amount of interest, if any, to be paid upon the value of the stock of the stockholder entitled thereto. Upon application of a stockholder, the court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Any stockholder who has demanded appraisal rights will not, after the completion of the Merger, be entitled to vote the stock subject to such demand or to receive the payment of the consideration provided for in the Merger Agreement. However, if no petition for an appraisal is filed within 120 days after the completion of the Merger or if such stockholder delivers to Hudson a written withdrawal of his demand for an appraisal and an acceptance of the Merger, either within 60 days after the completion of the Merger or thereafter with the written approval of Hudson, then the right of such stockholder to an appraisal will cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery will be dismissed as to any stockholder without the approval of the court, and such approval may be conditioned upon such terms as the court deems just.

        Failure to comply strictly with these procedures will cause the stockholder to lose his dissenters' rights. Consequently, any stockholder who desires to exercise his dissenters' right is urged to consult a legal advisor before attempting to exercise such rights.

Certain Federal Income Tax Consequences

        The exchange of our common stock for cash pursuant to the terms of the Merger Agreement will be a taxable transaction for federal income tax purposes under the Code, and may also be a taxable transaction under state, local and other tax laws. Similarly, any stockholders of SFS who exercise their dissenters' appraisal rights and receive cash in exchange for their shares of SFS common stock will realize and recognize income for federal tax purposes and may recognize income under state, local and other tax laws. A stockholder of SFS will recognize gain or loss equal to the difference between the amount of cash received by the stockholder pursuant to the Merger and the tax basis in the SFS common stock exchanged by such stockholder pursuant to the Merger. Gain or loss must be determined separately for each block of SFS common stock (i.e., shares of SFS common stock acquired by the stockholder at the same time and price) exchanged pursuant to the Merger.

        Gain or loss recognized by the stockholder exchanging his or her SFS common stock pursuant to the Merger or pursuant to the exercise of dissenters' rights will be capital gain or loss if such SFS common stock is a capital asset in the hands of the stockholder. If the SFS common stock has been held for more than one year, the gain or loss will be long-term. Capital gains recognized by an exchanging individual stockholder generally will be subject to tax at the top marginal rate applicable to the stockholder (up to a maximum of 39.6% for short-term capital gains and 20% for long-term capital gains), and capital gains recognized by an exchanging corporate stockholder generally will be subject to tax at a maximum rate of 35%.

        The exchange of outstanding stock options to acquire SFS common stock for cash pursuant to the terms of the Merger Agreement will also be a taxable transaction for federal income tax purposes under the Code and may also be a taxable transaction under state, local and other laws. Generally, each optionee will recognize ordinary income equal to the amount of cash received by the optionee pursuant to the Merger in exchange for cancellation of his stock options.

        The federal income tax discussion set forth above is based upon current law and is intended for general information only. Each SFS stockholder and optionee is urged to consult his tax advisor concerning the specific tax consequences of the Merger to such stockholder or optionee, including the applicability and effect of state, local or other tax laws and of any proposed changes in the Code.

Accounting Treatment of the Merger

        The Merger will be accounted for as a purchase for financial reporting purposes. Under this method of accounting, Hudson will record the acquisition of SFS at its cost at the completion of the Merger, which cost would include the cash paid in the Merger and all direct acquisition costs. The acquisition cost will be allocated to the acquired assets and liabilities of SFS based upon their fair values at the completion of the Merger in accordance with generally accepted accounting principles. Acquisition cost in excess of the fair values of the net assets acquired, if any, will be recorded as an intangible asset and amortized for financial accounting purposes. The reported income of Hudson will include the operations of SFS after the completion of the Merger.

Expenses of the Merger

        All out-of-pocket costs and expenses incurred in connection with the Merger (including, but not limited to, counsel fees) shall be paid by the party incurring such costs and expenses.

                           BENEFICIAL OWNERSHIP OF SFS COMMON STOCK
                         BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        Stockholders of record as of the close of business on July 8, 1999 will be entitled to one vote for each share of our common stock then held. As of that date, we had 1,207,755 shares of common stock issued and outstanding. The following table sets forth information regarding share ownership of:

        (1) those persons or entities known by management to beneficially own more than five percent of the our common stock,

        (2)    each member of our Board of Directors, and

        (3) all directors and executive officers of SFS and Schenectady Federal as a group.

                                                             Shares Beneficially        Percent
Name of Beneficial Owner                                       Owned(1)(2)(3)           of Class
--------------------------------------------------------------------------------------------------
Wellington Management Company, LLP(4)                               118,100               9.8%
75 State Street
Boston, Massachusetts 02109
First Financial Fund, Inc. ("FFF")(5)                               118,100                9.8
One Seaport Plaza-25th Floor
New York, New York 10022
Tontine Financial Partners, L.P.(6)                                  97,300                8.1
Tontine Management, L.L.C.
Tontine Overseas Associates, L.L.C.
Jeffrey L. Gendell
200 Park Avenue, Suite 3900
New York, New York 10166
John Hancock Advisors, Inc.(7)                                       79,000                6.5
John Hancock Mutual Life Insurance Company
John Hancock Subsidiaries, Inc.
The Berkeley Financial Group
101 Huntington Avenue
Boston, Massachusetts 02199
SFS Bancorp, Inc. Stock Ownership Plan(8)                           119,600                9.9
251-263 State Street
Schenectady, New York 12305
Directors of SFS:
    Joseph H. Giaquinto                                              46,080(9)               3.7
    Richard D. Ammian                                                22,918(10)              1.9
    John F. Assini, M.D.                                             16,279(11)              1.3
    Gerald I. Klein                                                  16,302(12)              1.3
    Robert A. Schlansker                                             19,242                  1.6
All directors and executive officers of SFS and Schenectady
     Federal as a group (8 persons)                                  149,004                 11.7

-------------------------
(1) Based upon information furnished by the respective entities or persons, including filings under the Exchange Act. Pursuant to rules promulgated under the Exchange Act, a person is deemed to beneficially own shares of our common stock if he or she directly or indirectly has or shares (a) voting power, which includes the power to vote or to direct the voting of the shares, or (b) investment power, which includes the power to dispose or direct the disposition of the shares. Unless otherwise indicated, the named beneficial owner has sole voting power and sole investment power with respect to the indicated shares.

(2) Under applicable regulations, a person is deemed to have beneficial ownership of any shares of our common stock which may be acquired within 60 days of the Record Date pursuant to the exercise of outstanding stock options. Shares of our common stock which are subject to stock options are deemed to be outstanding for the purpose of computing the percentage of outstanding common stock owned by such person or group but not deemed outstanding for the purpose of computing the percentage of common stock owned by any other person or group. The amounts set forth in the table include shares which may be received upon the exercise of stock options within 60 days of the Record Date based on their original vesting schedule as follows: for each of Messrs. Assini, Klein and Schlansker, 4,485 shares; for Mr. Ammian, 11,213 shares; for Mr. Giaquinto, 22,425 shares; and for all directors and executive officers as a group, 61,296 shares. In addition, Messrs. Assini, Klein and Schlansker each hold unvested options to purchase 2,990 shares of our common stock, Messrs. Ammian and Giaquinto hold unvested options for 7,474 and 14,950 shares, respectively, and all directors and executive officers as a group hold unvested options for 50,828 shares.

(3) Excludes restricted shares granted pursuant to our Amended and Restated Recognition and Retention Plan and not yet vested as follows: for each of Messrs. Assini, Klein and Schlansker, 1,196 shares; for Mr. Ammian, 2,990 shares; for Mr. Giaquinto, 5,980 shares; and for all directors and executive officers as a group, 20,332 shares.

(4)     Wellington Management Company reported sole voting and dispositive power
        over  no  shares,   shared  voting  power  over  no  shares  and  shared
        dispositive power of 118,100 shares.

(5)     FFF  reported   sole  voting  power   over  118,100  shares  and  shared
        dispositive power over 118,100 shares.

(6) Tontine Financial Partners, L.P. reported shared voting and shared dispositive power over 87,800 shares. Tontine Management, L.L.C. reported shared voting and shared dispositive power over 87,800 shares. Tontine Overseas Associates, L.L.C. reported shared voting and shared dispositive power over 9,500 shares. Jeffrey L. Gendell reported sole voting and sole dispositive power over 9,800 shares and voting and shared dispositive power over 97,300 shares.

(7) John Hancock Advisors, Inc. reported sole voting and dispositive power over all 79,000 shares. John Hancock Mutual Life Insurance Company, John Hancock Subsidiaries, Inc., and The Berkely Financial Group (the parent companies of John Hancock Advisors, Inc.) reported indirect beneficial ownership of these shares.

(8) The amount reported represents shares held by the SFS ESOP, of which 47,840 shares have been allocated to accounts of participants as of the Record Date (July 8, 1999). The amounts reported for Messrs. Giaquinto, Schlansker and Ammian include 6,035, 2,963 and 3,620 shares of our common stock, respectively, allocated to their respective accounts under the SFS ESOP. First Bankers Trust Company, N.A., Quincy, Illinois, the trustee of the SFS ESOP, may be deemed to beneficially own the shares held by the SFS ESOP which have not been allocated to accounts of participants.

(9)     Includes 3,130 shares owned jointly with Mr. Giaquinto's spouse.

(10)    Includes 3,760 shares owned jointly with Mr. Ammian's spouse.

(11)    Includes 1,000 shares owned jointly with Mr. Assini's spouse.

(12) Includes 2,502 shares owned jointly with Mr. Klein's spouse and 3,009 shares held solely by his spouse.

                              STOCKHOLDER PROPOSALS

        If the Merger is not consummated prior to the next regularly scheduled annual meeting of our stockholders, any proposal which a stockholder wishes to have included in our proxy materials for the next annual meeting of stockholders must be received at our main office located at 251-263 State Street, Schenectady, New York, 12305, no later than November 15, 1999. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Exchange Act. Otherwise, any stockholder proposal to take action at such meeting must be received at our main office located at 251-263 State Street, Schenectady, New York, 12305 by February 16, 2000; provided, however, that in the event that the date of the annual meeting is held before March 27, 2000 or after June 13, 2000, the stockholder proposal must be received not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which notice of the date of the annual meeting was mailed or public announcement of the date of such meeting was first made. All stockholder proposals must also comply with our bylaws and Delaware law.

                                  OTHER MATTERS

        Our Board of Directors is not aware of any business to come before the special meeting other than those matters described above in this proxy statement. However, if any other matter should properly come before the special meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

        Regan & Associates, Inc., a professional proxy soliciting firm, will assist us in the solicitation of proxies. We will pay Regan & Associates a fee of $3,500 for its services, plus expenses not to exceed $1,750. We will bear the cost of solicitation of proxies. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of our common stock. In addition to solicitation by mail, our directors, officers and regular employees may solicit proxies personally or by telegraph or telephone without additional compensation.

        Under "Incorporation of Certain Documents by Reference," we incorporate wby reference various documents previously filed by us under the Exchange Act All documents that we file pursuant to Sections 13(a), 13(c), 14 or15(d) of the Exchange Act after the date of this proxy statement and before the date of the special meeting of stockholders are also incorporated by reference into this proxy statement.

                                                                      Appendix A


                          AGREEMENT AND PLAN OF MERGER

                                     between

                           HUDSON RIVER BANCORP, INC.

                                       and

                                SFS BANCORP, INC.

                            dated as of May 17, 1999

                          AGREEMENT AND PLAN OF MERGER
                                TABLE OF CONTENTS

                                                                                          Page
                                                                                          ----
ARTICLE I
        DEFINITIONS........................................................................A-6

ARTICLE II
        THE MERGER........................................................................A-11
        2.1      The Corporate Merger.....................................................A-11
        2.2      Effective Time; Closing..................................................A-11
        2.3      Treatment of Capital Stock...............................................A-11
        2.4      Shareholder Rights; Stock Transfers......................................A-12
        2.5      Options..................................................................A-12
        2.6      Exchange Procedures......................................................A-12
        2.7      Dissenting Shares........................................................A-14
        2.8      Additional Actions.......................................................A-14

ARTICLE III
        REPRESENTATIONS AND WARRANTIES OF SFS BANCORP, INC................................A-14
        3.1      Capital Structure........................................................A-14
        3.2      Organization, Standing and Authority of Seller...........................A-15
        3.3      Ownership of Seller Subsidiaries.........................................A-15
        3.4      Organization, Standing and Authority of Seller Subsidiaries..............A-15
        3.5      Authorized and Effective Agreement.......................................A-16
        3.6      Securities Documents and Regulatory Reports..............................A-17
        3.7      Financial Statements.....................................................A-17
        3.8      Material Adverse Change..................................................A-18
        3.9      Environmental Matters....................................................A-18
        3.10     Tax Matters..............................................................A-18
        3.11     Legal Proceedings........................................................A-19
        3.12     Compliance with Laws.....................................................A-19
        3.13     Certain Information......................................................A-20
        3.14     Employee Benefit Plans...................................................A-20
        3.15     Certain Contracts........................................................A-22
        3.16     Brokers and Finders......................................................A-22
        3.17     Insurance................................................................A-22
        3.18     Properties...............................................................A-23
        3.19     Labor....................................................................A-23
        3.20     Allowance for Loan Losses................................................A-23
        3.21     Year 2000 Compliant......................................................A-23
        3.22     Material Interests of Certain Persons....................................A-24
        3.23     Fairness Opinion.........................................................A-24
        3.24     Disclosures..............................................................A-24

ARTICLE IV
        REPRESENTATIONS AND WARRANTIES OF HUDSON RIVER
          BANCORP.........................................................................A-24
        4.1.     Capital Structure........................................................A-24
        4.2      Organization, Standing and Authority of Buyer............................A-25
        4.3      Ownership of Buyer Subsidiaries..........................................A-25
        4.4      Organization, Standing and Authority of Buyer Subsidiaries...............A-25
        4.5      Authorized and Effective Agreement.......................................A-26
        4.6      Securities Documents and Regulatory Reports..............................A-27
        4.7      Financial Statements.....................................................A-27
        4.8      Material Adverse Change..................................................A-28
        4.9      Legal Proceedings........................................................A-28
        4.10     Certain Information......................................................A-28
        4.11     Brokers and Finders......................................................A-28
        4.12     Disclosures..............................................................A-28
        4.13     Financial Resources......................................................A-29

ARTICLE V
        COVENANTS.........................................................................A-29
        5.1      Reasonable Best Efforts..................................................A-29
        5.2      Shareholder Meeting......................................................A-29
        5.3      Regulatory Matters.......................................................A-29
        5.4      Investigation and Confidentiality........................................A-30
        5.5      Press Releases...........................................................A-31
        5.6      Business of the Parties..................................................A-31
        5.7      Certain Actions..........................................................A-34
        5.8      Current Information......................................................A-34
        5.9      Indemnification; Insurance...............................................A-35
        5.10     Directors After the Corporate Merger.....................................A-35
        5.11     Employees and Employee Benefit Plans.....................................A-36
        5.12     Liquidation..............................................................A-38
        5.13     Bank Merger..............................................................A-38
        5.14     Organization of Merger Sub...............................................A-38
        5.15     Conforming Entries.......................................................A-39
        5.16     Integration of Policies..................................................A-39
        5.17     Disclosure Supplements...................................................A-39
        5.18     Failure to Fulfill Conditions............................................A-40

ARTICLE VI
        CONDITIONS PRECEDENT..............................................................A-40
        6.1      Conditions Precedent - Buyer and Seller..................................A-40
        6.2      Conditions Precedent - Seller............................................A-41
        6.3      Conditions Precedent - Buyer.............................................A-41

ARTICLE VII
        TERMINATION, WAIVER AND AMENDMENT.................................................A-42
        7.1      Termination..............................................................A-42
        7.2      Effect of Termination....................................................A-43
        7.3      Survival of Representations, Warranties and Covenants....................A-43
        7.4      Waiver...................................................................A-44
        7.5      Amendment or Supplement..................................................A-44

ARTICLE VIII
        MISCELLANEOUS.....................................................................A-44
        8.1      Expenses.................................................................A-44
        8.2      Entire Agreement.........................................................A-44
        8.3      No Assignment............................................................A-45
        8.4      Notices..................................................................A-45
        8.5      Alternative Structure....................................................A-46
        8.6      Interpretation...........................................................A-46
        8.7      Counterparts.............................................................A-46
        8.8      Governing Law............................................................A-46
        8.9      Severability.............................................................A-46

Exhibit A        Form of Plan of Liquidation
Exhibit B        Form of Plan of Bank Merger
Exhibit C        Form of Stock Option Agreement
Exhibit D        Form of Voting Agreement
Exhibit E        Form of Non-Competition Agreement

                                 AGREEMENT AND PLAN OF MERGER


        Agreement  and Plan of  Merger  (the  "Agreement"),  dated as of May 17,
1999,  by  and  between  Hudson  River  Bancorp,  Inc.  ("Buyer"),   a  Delaware
corporation, and SFS Bancorp, Inc. ("Seller") a Delaware corporation.

                              W I T N E S S E T H:

        WHEREAS, the Boards of Directors of Buyer and Seller have determined to consummate the business combination transactions provided for herein, subject to the terms and conditions set forth herein; and

        WHEREAS, to effect the acquisition, Buyer will form a new interim corporation organized under the laws of the State of Delaware, which will be a wholly-owned direct subsidiary of Buyer ("Merger Sub"), and Merger Sub will be merged with and into Seller (the "Corporate Merger"), with Seller the surviving corporation and a wholly-owned subsidiary of Buyer (the "Surviving Corporation"). Immediately upon the Corporate Merger becoming effective, the Surviving Corporation will adopt a plan of complete liquidation substantially in the form attached hereto as Exhibit A (the "Plan of Liquidation"), pursuant to which the Surviving Corporation will merge with and into Buyer (the
"Liquidation"). Immediately thereafter, Schenectady Federal Savings Bank ("Seller Bank"), a federally-chartered savings bank and a wholly-owned subsidiary of Seller, will be merged (the "Bank Merger") with and into Hudson River Bank & Trust Company ("Buyer Bank"), a savings bank chartered under the laws of the State of New York and a wholly-owned subsidiary of Buyer, with Buyer Bank the surviving bank, pursuant to a plan of merger substantially in the form attached hereto as Exhibit B (the "Bank Merger Agreement") (the Corporate
Merger, the Liquidation and the Bank Merger are sometimes hereinafter collectively referred to as the "Merger"); and

        WHEREAS, as an inducement to and condition to Buyer's willingness to enter into this Agreement, Seller will grant to Buyer concurrently with the execution and delivery of this Agreement an option pursuant to a stock option agreement (the "Stock Option Agreement") attached hereto as Exhibit C; and

        WHEREAS, as a condition to, and simultaneously with, the execution of this Agreement, Buyer and the directors of Seller will enter into Voting Agreements in the form attached hereto as Exhibit D; and

        WHEREAS, the parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated hereby.

        NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto do hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

        The following terms shall have the meanings ascribed to them for all purposes of this Agreement.


        "BIF" shall mean the Bank Insurance Fund administered by the FDIC or any successor thereto.

        "Buyer Common Stock" shall mean the common stock, par value $0.01 per share, of Buyer.

        "Buyer Financial Statements" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of Buyer as of March 31, 1998, 1997 and 1996 and the consolidated income statements and statements of changes in equity and cash flows (including related notes and schedules, if any) of Buyer for each of the three years ended March 31, 1998, 1997 and 1996, as filed by Buyer in its Securities Documents, and (ii) the consolidated balance sheets (including related notes and schedules, if any) of Buyer and the consolidated income statements and statements of changes in equity and cash flows (including related notes and schedules, if any) of Buyer included in Securities Documents filed by Buyer with respect to the periods ended subsequent to March 31, 1998.

        "Buyer Options" shall mean options to purchase shares of Buyer Common Stock granted pursuant to the Buyer Option Plan.

        "Buyer Option Plan" shall mean the Stock Option and Incentive Plan of Buyer, as amended and as in effect as of the date hereof.

        "Buyer Preferred Stock" shall mean the shares of preferred stock, par value $0.01 per share, of Buyer.

        "Cause" shall mean termination because of the employee's material personal dishonesty in the conduct of his duties, gross incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties or willful violation of any law, rule or regulation (other than traffic violations or similar offenses).

        "Certificate" shall have the meaning set forth in Section 2.6 hereof.

        "Certificate of Merger" shall have the meaning set forth in Section 2.2 hereof.

        "Closing" shall have the meaning set forth in Section 2.2 hereof.

        "Closing Date" shall have the meaning set forth in Section 2.2 hereof.

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

        "CRA" shall mean the Community Reinvestment Act.

        "Department" shall mean the New York State Department of Banking.

        "Dissenting Shares" shall have the meaning set forth in Section 2.7 hereof.

        "DGCL" shall mean the General Corporation Law of the State of Delaware, as amended.

        "DOJ" shall mean the United States Department of Justice.

        "Effective  Time"  shall mean the date and time  specified  pursuant  to
Section 2.2 hereof as the effective time of the Corporate Merger.

        "Environmental Claim" shall mean any written notice from any Governmental Entity or third party alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on, or resulting from the presence, or release into the environment, of any Materials of Environmental Concern.

        "Environmental Laws" shall mean any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any Governmental Entity relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Materials of Environment Concern. The term Environmental Law includes without limitation (i) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. ss.9601, et seq; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss.6901, et seq; the Clean Air Act, as amended, 42 U.S.C. ss.7401, et seq; the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss.1251, et seq; the Toxic Substances Control Act, as amended, 15 U.S.C. ss.9601, et seq; the Emergency Planning and Community Right to Know Act, 42 U.S.C. ss.1101, et seq; the Safe Drinking Water Act, 42 U.S.C. ss.300f, et seq; and all comparable state and local laws, and (ii) any common law (including without limitation common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Materials of Environmental Concern.

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        "Exchange Agent" shall have the meaning set forth in Section 2.6 hereof.

        "FDIA" shall mean the Federal Deposit Insurance Act, as amended.

        "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor thereto.

        "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System.

        "FHLB" shall mean the Federal Home Loan Bank of New York.

        "GAAP" shall mean generally accepted accounting principles.

        "Governmental   Entity"   shall  mean  any   federal  or  state   court,
administrative   agency  or  commission  or  other  governmental   authority  or
instrumentality.

        "HOLA" shall mean the Home Owners' Loan Act, as amended.

        "IRS" shall mean the Internal Revenue Service or any successor thereto.

        "Liquidation  Surviving Corporation" shall have the meaning set forth in
Section 5.12 hereof.

        "Material Adverse Effect" shall mean, with respect to any party, any effect that is material and adverse to the financial condition, results of operations or business of that party and its Subsidiaries taken as whole, or that materially impairs the ability of any party to consummate the Corporate Merger, the Liquidation, the Bank Merger or any of the other transactions contemplated by this Agreement, provided, however, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in laws and regulations or interpretations thereof that are generally applicable to the banking or savings industries, (b) changes in GAAP that are generally applicable to the banking or savings industries, (c) expenses incurred in connection with the transactions contemplated hereby, including any termination of the Seller Pension Plan, (d) actions or omissions of a party (or any of its Subsidiaries) taken with the prior informed written consent of the other party or parties in contemplation of the transactions contemplated hereby or (e) changes attributable to or resulting from changes in general economic conditions, including changes in the prevailing level of interest rates.

        "Materials   of   Environmental    Concern"   shall   mean   pollutants,
contaminants, wastes, toxic substances, petroleum and petroleum products and any other materials regulated under Environmental Laws.

        "Merger Consideration" shall have the meaning set forth in Section 2.3(c) hereof.

        "Merger Sub" shall mean a Delaware corporation to be organized as a subsidiary of Buyer.

        "Merger Sub Common Stock" shall mean the common stock, par value $0.01 per share, of Merger Sub.

        "NASD" shall mean the National Association of Securities Dealers, Inc.

        "NYBL" shall mean the New York Banking Law.

        "OTS" shall mean the Office of Thrift Supervision of the U.S. Department of the Treasury or any successor thereto.

        "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

        "Previously Disclosed" shall mean disclosed (i) in a disclosure schedule delivered at least one day prior to the date hereof from the disclosing party to the other party specifically referring to the appropriate section of this Agreement and describing in reasonable detail the matters contained therein, or
(ii) a supplement to the disclosure schedule dated after the date hereof from the disclosing party specifically referring to this Agreement and describing in reasonable detail the matters contained therein and delivered by the other party pursuant to Section 5.17 hereof.

        "Proxy Statement" shall mean the proxy statement to be delivered to shareholders of Seller in connection with the solicitation of their approval of this Agreement and the transactions contemplated hereby.

        "Rights" shall mean warrants, options, rights, convertible securities and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock or other ownership interests.

        "SAIF" shall mean the Savings Association Insurance Fund administered by the FDIC or any successor thereto.

        "SEC" shall mean the Securities and Exchange Commission.

        "Securities Act" shall mean the Securities Act of 1933, as amended.

        "Securities Documents" shall mean all reports, offering circulars, proxy statements, registration statements and all similar documents filed, or required to be filed, pursuant to the Securities Laws.

        "Securities Laws" shall mean the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "Seller Bank 401(k)" shall mean the 401(k) Savings Plan in RSI Retirement Trust of the Bank, as amended and as in effect as of the date hereof.

        "Seller Bank Officer Severance Compensation Plan" shall mean the Officer Severance Compensation Plan of the Bank, as amended and as in effect as of the date hereof.

        "Seller Bank SERP" shall mean the Restated Executive Supplemental Retirement Plan and Compensation Continuation Agreement dated March 23, 1988 between the Bank and Joseph H.
Giaquinto, as amended and as in effect as of the date hereof.

        "Seller Change of Control Benefit Plan" shall mean the Change of Control Benefit Plan of Seller, as amended and as in effect as of the date hereof.

        "Seller Common Stock" shall mean the common stock, par value $0.01 per share, of Seller.

        "Seller Employee Plans" shall have the meaning set forth in Section 3.14(a) hereof.

        "Seller ESOP" shall mean the Seller Employee Stock Ownership Plan and Trust, as amended and as in effect as of the date hereof.

        "Seller Financial Statements" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of Seller as of December 31, 1998, 1997 and 1996 and the consolidated statements of income, changes in stockholders' equity and cash flows (including related notes and schedules, if any) of Seller for each of the three years ended December 31, 1998, 1997 and 1996 as filed by Seller in its Securities Documents, and (ii) the consolidated balance sheets of Seller (including related notes and schedules, if any) and the consolidated statements of income, changes in stockholders' equity and cash flows (including related notes and schedules, if any) of Seller included in the Securities Documents filed by Seller with respect to the periods ended subsequent to December 31, 1998.

        "Seller Incentive Plan" shall mean the Incentive Compensation Plan for 1999 of Seller, as amended and as in effect as of the date hereof.

        "Seller Options" shall mean options to purchase shares of Seller Common Stock granted pursuant to the Seller Option Plan.

        "Seller Option Plan" shall mean the Amended and Restated Stock Option and Incentive Plan of Seller, as amended and as in effect as of the date hereof.

        "Seller Pension Plan" shall mean the Retirement Income Plan of the Bank, as amended and as in effect as of the date hereof.

        "Seller Preferred Stock" shall mean the shares of preferred stock, par value $0.01 per share, of Seller.

        "Seller Restricted Stock" shall mean Seller Common Stock subject to restrictions pursuant to the Seller Restricted Stock Plan.

        "Seller Restricted Stock Plan" shall mean the Amended and Restated Recognition and Retention Plan of Seller, as amended and as in effect as of the date hereof.

        "Superintendent" shall mean the Superintendent of the Department.

        "Subsidiary" and "Significant Subsidiary" shall have the meanings set forth in Rule 1-02 of Regulation S-X of the SEC.

        "Surviving Bank" shall have the meaning set forth in Section 5.13 hereof.

        "Surviving Corporation Common Stock" shall mean the shares of common stock, par value $0.01 per share, of the Surviving Corporation.

        "Year 2000 Compliant" shall have the meaning set forth in Section 3.21 hereof.

        Other terms used herein are defined in the preamble and elsewhere in this Agreement.

                                   ARTICLE II
                                   THE MERGER

2.1     The Corporate Merger

        (a) Subject to the terms and conditions of this Agreement, at the Effective Time, Merger Sub shall be merged with and into Seller in accordance with the provisions of Section 251 of the DGCL, and the separate corporate existence of Seller shall cease. Seller shall be the Surviving Corporation of the Corporate Merger, and shall continue its corporate existence under the laws of the State of Delaware. The name of the Surviving Corporation shall be as stated in the Certificate of Incorporation of Seller immediately prior to the Effective Time.

        (b) The Certificate of Incorporation and Bylaws of Seller as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and Bylaws, respectively, of the Surviving Corporation, until amended or repealed in accordance with their terms and applicable law.

        (c) The directors and officers of Merger Sub immediately prior to the Effective Time shall be the directors and officers, respectively, of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation and applicable law.

2.2     Effective Time; Closing

        The Corporate Merger shall become effective upon the occurrence of the filing of a certificate of merger with the Secretary of State of the State of Delaware (the "Certificate of Merger"), unless a later date and time is specified as the effective time in such Certificate of Merger (the "Effective Time"). A closing (the "Closing") shall take place immediately prior to the Effective Time at 10:00 a.m., Eastern Time, following the satisfaction or waiver, to the extent permitted hereunder, of the conditions to the consummation of the Corporate Merger specified in Article VI of this Agreement (the "Closing Date"), at such place and on such date as the parties may mutually agree upon.

2.3     Treatment of Capital Stock

        Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Corporate Merger and without any action on the part of any shareholder:

        (a) each share of Merger Sub Common Stock issued and outstanding or held in treasury immediately prior to the Effective Time shall automatically convert into a share of the Surviving Corporation and become an issued and outstanding or treasury share of Surviving Corporation Common Stock;

        (b) each share of Buyer Common Stock issued and outstanding or held in treasury immediately prior to the Effective Time shall remain issued and outstanding or held in treasury and continue to be an identical issued and outstanding or treasury share of Buyer Common Stock; and

        (c) each share of Seller Common Stock (other than Dissenting Shares), issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted into and become the right to receive $25.10 in cash without interest (the "Merger Consideration"); provided that notwithstanding any other provision of this Agreement, each share of Seller Common Stock issued and outstanding immediately prior to the Effective Time which is then owned beneficially or as of record by Seller (including treasury shares) or Buyer or any of their respective Subsidiaries (other than shares held in a fiduciary capacity for the benefit of third parties or as a result of debts previously contracted) shall, by virtue of the Corporate Merger, be canceled and retired without any consideration therefor and without any conversion thereof.

2.4     Shareholder Rights; Stock Transfers

        At the Effective Time, holders of Seller Common Stock shall cease to be and shall have no rights as shareholders of Seller, other than to receive the Merger Consideration for each share held. After the Effective Time, there shall be no transfers on the stock transfer books of Seller or the Surviving Corporation of shares of Seller Common Stock and if Certificates are presented for transfer after the Effective Time, they shall be delivered to Buyer or the Exchange Agent for cancellation against delivery of the Merger Consideration as provided therefor in this Agreement.
No interest shall be paid on the Merger Consideration.

2.5     Options

        Each holder of an option to purchase Seller Common Stock (other than Buyer) outstanding on the date hereof and remaining outstanding at the Effective Time shall receive from Buyer, as of the Effective Time, whether or not the option is then exercisable, a cash payment in an amount equal to the product of
(i) the number of shares of Seller Common Stock subject to such option at the Effective Time and (ii) the excess, if any, of $25.10 over the exercise price per share of such option, net of any cash which must be withheld under federal and state income and employment tax requirements. Such cash payments shall be in consideration for, and shall result in, the settlement and cancellation of all such options. As a condition to the receipt of a cash payment in cancellation of options, each option holder shall execute a cancellation agreement in form and substance reasonably satisfactory to Buyer.

2.6     Exchange Procedures

        (a) Buyer shall designate an exchange agent, reasonably acceptable to Seller, to act as agent (the "Exchange Agent") for purposes of conducting the exchange procedure as described herein. No later than five business days following the Effective Time, Buyer shall cause the Exchange Agent to mail or make available to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented issued and outstanding shares of Seller Common Stock (the "Certificates") (i) a notice and letter of transmittal (which shall specify that delivery shall be effected and risk of loss and title to the Certificates shall pass only upon proper delivery of such Certificates to the Exchange Agent) advising such holder of the effectiveness of the Corporate Merger and the procedure for surrendering to the Exchange Agent such Certificate or Certificates in exchange for the Merger Consideration.

        (b) At or prior to the Effective Time, Buyer shall deliver to the Exchange Agent an amount of cash equal to the aggregate Merger Consideration.

        (c) Each holder of an outstanding Certificate or Certificates (other than holders of Dissenting Shares) who surrenders such Certificate or Certificates to the Exchange Agent will, upon acceptance thereof by the Exchange Agent, be entitled to the Merger Consideration for each share represented by the Certificate(s). The Exchange Agent shall accept such Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. Each outstanding Certificate which is not surrendered to the Exchange Agent in accordance with the procedures provided for herein shall, except as otherwise herein provided, until duly surrendered to the Exchange Agent be deemed to evidence ownership of only the right to receive the Merger Consideration for each share represented by the Certificate.

        (d) The Exchange Agent shall not be obligated to deliver the Merger Consideration until the holder surrenders the Certificate or Certificates as provided in this Section 2.6, or, in default thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond as may be required in each case by the Exchange Agent. If any check is to be issued in a name other than that in which the Certificate is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed or accompanied by an executed form of assignment separate from the Certificate and otherwise in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other tax required by reason of the issuance of a check in any name other than that of the registered holder of the certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

        (e) Any portion of the cash delivered to the Exchange Agent by Buyer pursuant to Section 2.6(b) that remains unclaimed by the shareholders of Seller for six months after the Closing Date shall be delivered by the Exchange Agent to Buyer. Any shareholders of Seller who have not theretofore complied with
Section 2.6(c) shall thereafter look only to Buyer for the Merger Consideration. If outstanding Certificates are not surrendered or the payment for them is not claimed prior to the date on which such payment would otherwise escheat to or become the property of any Governmental Entity, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of Buyer (and to the extent not in its possession shall be delivered to it), free and clear of all claims or interest of any person previously entitled to such property. Neither the Exchange Agent nor any party to this Agreement shall be liable to any holder of Seller Common Stock represented by any Certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Buyer and the Exchange Agent shall be entitled to rely upon the stock transfer books of Seller to establish the identity of those persons entitled to receive the Merger Consideration, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of Seller Common Stock represented by any Certificate, Buyer and the Exchange Agent shall be entitled to deposit any Merger Consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

        (f) Buyer shall be entitled to deduct and withhold from consideration otherwise payable pursuant to this Agreement to any holder of Certificates, such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Buyer, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Certificates in respect of which such deduction and withholding was made.

2.7     Dissenting Shares

        (a) "Dissenting Shares" means any shares held by any holder of Seller Common Stock who becomes entitled to payment of the fair value of such shares under the DGCL. Any holders of Dissenting Shares shall be entitled to payment for such shares only to the extent permitted by and in accordance with the provisions of the DGCL; provided, however, that if, in accordance with the DGCL, any holder of Dissenting Shares shall forfeit such right to payment of the fair value of such shares, such shares shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration.

        (b) Seller shall give Buyer (i) prompt notice of any written objections to the Corporate Merger and any written demands for the payment of the fair value of any shares, withdrawals of such demands, and any other instruments served pursuant to the DGCL received by Seller and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands under the DGCL. Seller shall not voluntarily make any payment with respect to any demands for payment of fair value and shall not, except with the prior written consent of Buyer, settle or offer to settle any such demands.

2.8     Additional Actions

        If, at any time after the Effective Time, Buyer shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in Buyer its right, title or interest in, to or under any of the rights, properties or assets of Seller acquired or to be acquired by Buyer as a result of, or in connection with, the Merger, or (ii) otherwise carry out the purposes of this Agreement, Seller and its proper officers and directors shall be deemed to have granted to Buyer an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in Buyer and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of Buyer are fully authorized in the name of Seller or otherwise to take any and all such action.


                                   ARTICLE III
               REPRESENTATIONS AND WARRANTIES OF SFS BANCORP, INC.

        Seller represents and warrants to Buyer as follows, except as Previously
Disclosed:

3.1     Capital Structure

        The authorized capital stock of Seller consists of 2,500,000 shares of Seller Common Stock and 500,000 shares of Seller Preferred Stock. As of the date hereof, 1,208,472 shares of Seller Common Stock are issued and outstanding, 287,245 shares of Seller Common Stock are held in treasury, and no shares of Seller Preferred Stock are issued and outstanding. All outstanding shares of Seller Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, and none of the outstanding shares of Seller Common Stock has been issued in violation of the preemptive rights of any person, firm or entity. Except (i) for Seller Options to acquire not more than 123,785 shares of Seller Common Stock as of the date hereof, a schedule of which has been Previously Disclosed, (ii) with respect to the Stock Option Agreement, and (iii) 21,766 unvested shares of Seller Restricted Stock as of the date hereof, a schedule of which has been Previously Disclosed, there are no Rights authorized, issued or outstanding with respect to the capital stock of Seller.

3.2     Organization, Standing and Authority of Seller

        Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, and Seller is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on Seller. Seller is duly registered as a savings and loan holding company under the HOLA and the regulations of the OTS thereunder. Seller has heretofore delivered to Buyer true and complete copies of the Certificate of Incorporation and Bylaws of Seller as in effect as of the date hereof.

3.3     Ownership of Seller Subsidiaries

        Seller has Previously Disclosed the name, jurisdiction of incorporation and percentage ownership of each direct or indirect Seller Subsidiary and identified Seller Bank as its only Significant Subsidiary. Except for (x) capital stock of Seller Subsidiaries, (y) securities and other interests held in a fiduciary capacity and beneficially owned by third parties or taken in consideration of debts previously contracted and (z) securities and other interests which are Previously Disclosed, Seller does not own or have the right to acquire, directly or indirectly, any outstanding capital stock or other voting securities or ownership interests of any corporation, bank, savings association, partnership, joint venture or other organization, other than investment securities representing not more than 5% of any entity. The outstanding shares of capital stock or other ownership interests of each Seller Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and are directly owned by Seller free and clear of all liens, claims, encumbrances, charges, pledges, restrictions or rights of third parties of any kind whatsoever. No rights are authorized, issued or outstanding with respect to the capital stock or other ownership interests of Seller Subsidiaries and there are no agreements, understandings or commitments relating to the right of Seller to vote or to dispose of such capital stock or other ownership interests.

3.4     Organization, Standing and Authority of Seller Subsidiaries

        Each of the Seller Subsidiaries is a savings bank, corporation or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized with full power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, and each of the Seller Subsidiaries is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on Seller. The deposit accounts of Seller Bank are insured by the SAIF to the maximum extent permitted by the FDIA and Seller Bank has paid all deposit insurance premiums and assessments required by the FDIA and the regulations thereunder. Seller has heretofore delivered to Buyer true and complete copies of the Charter and Bylaws of Seller Bank as in effect as of the date hereof.

3.5     Authorized and Effective Agreement

        (a) Seller has all requisite power and authority to enter into this Agreement and (subject to receipt of all necessary governmental approvals and the approval of Seller's shareholders of this Agreement) to perform all of its respective obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized, advised and approved by all necessary corporate action in respect thereof on the part of Seller, except for the approval of this Agreement by Seller's shareholders. This Agreement has been duly and validly executed and delivered by Seller and, assuming due authorization, execution and delivery by Buyer, constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

        (b) Neither the execution and delivery of this Agreement or the Stock Option Agreement, nor consummation of the transactions contemplated hereby or thereby, nor compliance by Seller with any of the provisions hereof or thereof
(i) does or will conflict with or result in a breach of any provisions of the Certificate of Incorporation or Bylaws of Seller or the equivalent documents of any Seller Subsidiary, subject to the deletion of Section 8A of Seller Bank's Federal Stock Charter, (ii) violate, conflict with or result in a breach of any term, condition or provision of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of Seller or any Seller Subsidiary pursuant to, any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Seller or an Seller Subsidiary is a party, or by which any of their respective properties or assets may be bound or affected, or (iii) subject to receipt of all required governmental and shareholder approvals, violates any order, writ, injunction, decree, statute, rule or regulation applicable to Seller or any Seller Subsidiary.

        (c) To the best knowledge of Seller, except for (i) the filing of applications and notices with and the approvals of the OTS, the FDIC and the Federal Reserve Board, (ii) the filing of applications with the Department and the approvals of the Superintendent, (iii) the filing and clearance of the Proxy Statement relating to the meeting of shareholders of Seller to be held pursuant to Section 5.2 hereof with the SEC, (iv) the approval of this Agreement and the transactions contemplated hereby by the requisite vote of the shareholders of Seller, (v) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware in connection with the Corporate Merger, (vi) the filing of a Certificate of Merger with the Secretary of State of the State of Delaware in connection with the Liquidation, (vii) the filing of a plan of merger by the Superintendent in connection with the Bank Merger, and (viii) review of the Merger by the DOJ under federal antitrust laws, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary on the part of Seller or Seller Bank in connection with (x) the execution and delivery by Seller of this Agreement and the consummation of the transactions contemplated hereby, (y) the execution and delivery by Seller, as the Surviving

Corporation, of the Plan of Liquidation, and the consummation of the transactions contemplated thereby and (z) the execution and delivery by Seller Bank of the Bank Merger Agreement and the consummation of the transactions contemplated thereby.

        (d) As of the date hereof, neither Seller nor Seller Bank is aware of any reasons relating to Seller or Seller Bank (including without limitation CRA compliance) why all consents and approvals shall not be procured from all regulatory agencies having jurisdiction over the transactions contemplated by this Agreement, the Plan of Liquidation and the Bank Merger Agreement as shall be necessary for (i) consummation of the transactions contemplated by this Agreement, the Plan of Liquidation and the Bank Merger Agreement and (ii) the continuation by Buyer after the Effective Time of the business of each of Seller and Seller Bank, respectively, as such business is carried on immediately prior to the Effective Time, free of any conditions or requirements which, in the reasonable opinion of Buyer, could have a Material Adverse Effect on Seller or Buyer or materially impair the value of Seller or Seller Bank to Buyer.

3.6     Securities Documents and Regulatory Reports

        (a) Since January 1, 1996, Seller has timely filed with the SEC and the NASD all Securities Documents required by the Securities Laws and such Securities Documents complied in all material respects with the Securities Laws and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        (b) Since January 1, 1996, each of Seller and Seller Bank has duly filed with the OTS and any other applicable federal or state banking authority, as the case may be, the reports required to be filed under applicable laws and regulations and such reports were in all material respects complete and accurate and in compliance with the requirements of applicable laws and regulations. In connection with the most recent examinations of Seller and Seller Bank by the OTS, neither Seller nor Seller Bank was required to correct or change any action, procedure or proceeding which Seller or Seller Bank believes has not been corrected or changed as required as of the date hereof and which could have a Material Adverse Effect on Seller.

3.7     Financial Statements

        (a) Seller has previously delivered or made available to Buyer accurate and complete copies of Seller Financial Statements, which are accompanied by the audit reports of KPMG, LLP, independent certified public accountants with respect to Seller. The Seller Financial Statements, as well as the Seller Financial Statements to be delivered pursuant to Section 5.8 hereof, fairly present or will fairly present, as the case may be, the consolidated financial condition of Seller as of the respective dates set forth therein, and the consolidated income, changes in stockholders' equity and cash flows of Seller for the respective periods or as of the respective dates set forth therein.

        (b) Each of the Seller Financial Statements referred to in Section 3.7(a) has been or will be, as the case may be, prepared in accordance with GAAP consistently applied during the periods involved, except as stated therein. The audits of Seller have been conducted in all material respects in accordance with generally accepted auditing standards. The books and records of Seller and the Seller Subsidiaries are being maintained in material compliance with applicable legal and accounting requirements, and such books and records accurately reflect in all material respects all dealings and transactions in respect of the business, assets, liabilities and affairs of Seller and its Subsidiaries.

        (c) Except and to the extent (i) reflected, disclosed or provided for in the consolidated balance sheets of Seller as of December 31, 1998 (including related notes), (ii) of liabilities incurred since December 31, 1998 in the ordinary course of business and (iii) of liabilities incurred in connection with consummation of the transactions contemplated by this Agreement, neither Seller nor any Seller Subsidiary has any liabilities, whether absolute, accrued, contingent or otherwise.

3.8     Material Adverse Change

        Since March 31, 1999, (i) Seller and its Subsidiaries have conducted their respective businesses in the ordinary and usual course (excluding the incurrence of expenses in connection with this Agreement and the transactions contemplated hereby) and (ii) no event has occurred or circumstance arisen that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on Seller.

3.9     Environmental Matters

        (a) To the best of Seller's knowledge, Seller and its Subsidiaries are in compliance with all Environmental Laws, except for any violations of any Environmental Law which would not, singly or in the aggregate, have a Material Adverse Effect on Seller. Neither Seller nor any Seller Subsidiary has received any communication alleging that Seller or any Seller Subsidiary is not in such compliance and, to the best knowledge of Seller, there are no present circumstances that would prevent or interfere with the continuation of such compliance.

        (b) To the best of Seller's knowledge, none of the properties owned, leased or operated by Seller or a Seller Subsidiary has been or is in violation of or liable under any Environmental Law, except any such violations or liabilities which would not singly or in the aggregate have a Material Adverse Effect on Seller.

        (c) To the best of Seller's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents that could reasonably form the basis of any Environmental Claim or other claim or action or governmental investigation that could result in the imposition of any liability arising under any Environmental Law against Seller or a Seller Subsidiary or against any person or entity whose liability for any Environmental Claim Seller or a Seller Subsidiary has or may have retained or assumed either contractually or by operation of law, except such which would not have a Material Adverse Effect on Seller.

        (d) Except in the ordinary course of its loan underwriting activities, Seller has not conducted any environmental studies during the past five years with respect to any properties owned by it or a Seller Subsidiary as of the date hereof.

3.10    Tax Matters

        (a) Seller and its Subsidiaries have timely filed all federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns required by applicable law to be filed by them (including, without limitation, estimated tax returns, income tax returns, information returns and withholding and employment tax returns) and have paid, or where payment is not required to have been made, have set up an adequate reserve or accrual for the payment of, all taxes required to be paid in respect of the periods covered by such returns and, as of the Effective Time, will have paid, or where payment is not required to have been made, will have set up an adequate reserve or accrual for the payment of, all material taxes for any subsequent periods ending on or prior to the Effective Time. Neither Seller nor any Seller Subsidiary will have any material liability for any such taxes in excess of the amounts so paid or reserves or accruals so established.

        (b) All federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns filed by Seller and its Subsidiaries are complete and accurate in all material respects. Neither Seller nor any Seller Subsidiary is delinquent in the payment of any tax, assessment or governmental charge or has requested any extension of time within which to file any tax returns in respect of any fiscal year or portion thereof. The federal, state and local income tax returns of Seller and its Subsidiaries have been audited by the applicable tax authorities for all periods ended through December 31, 1994 (or are closed to examination due to the expiration of the applicable statute of limitations) and no deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or otherwise) against Seller or any Subsidiary as a result of such audits or otherwise which have not been settled and paid. There are currently no agreements in effect with respect to Seller or any Subsidiary to extend the period of limitations for the assessment or collection of any tax. As of the date hereof, no audit, examination or deficiency or refund litigation with respect to such return is pending or, to the best of Seller's knowledge, threatened.

        (c) Neither Seller nor any Seller Subsidiary (i) is a party to any agreement providing for the allocation or sharing of taxes, (ii) is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by Seller or any Subsidiary (nor does Seller have any knowledge that the IRS has proposed any such adjustment or change of accounting method) or (iii) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

3.11    Legal Proceedings

        Except as Previously Disclosed, there are no actions, suits, claims, governmental investigations or proceedings instituted, pending or, to the best knowledge of Seller, that are unasserted or threatened against Seller or any of its Subsidiaries or against any asset, interest or right of Seller or any of its Subsidiaries, or against any officer, director or employee of any of them that in any such case, if decided adversely, would have a Material Adverse Effect on Seller. Neither Seller nor any Seller Subsidiary is a party to any order, judgment or decree, other than in connection with ordinary, routine litigation and foreclosures which would not individually or in the aggregate have a Material Adverse Effect on Seller.

3.12    Compliance with Laws

        (a) Each of Seller and the Seller Subsidiaries has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, all

Governmental Entities that are required in order to permit it to carry on its business as it is presently being conducted and the absence of which could reasonably be expected to have a Material Adverse Effect on Seller; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and will not be adversely affected by virtue of the consummation of the Merger; and to the best knowledge of Seller, no suspension or cancellation of any of the same is threatened.

        (b) Neither Seller nor any Seller Subsidiary is in violation of its respective Certificate of Incorporation, Charter or Bylaws, or of any applicable federal, state or local law or ordinance or any order, rule or regulation of any Governmental Entity (including, without limitation, all banking (including all regulatory capital requirements), truth-in-lending, usury, fair credit reporting, consumer protection, securities, municipal securities, safety, health, environmental, zoning, anti- discrimination, antitrust, and wage and hour laws, ordinances, orders, rules and regulations), or in default with respect to any order, writ, injunction or decree of any court, or in default under any order, license, regulation or demand of any Governmental Entity, any of which violations or defaults could reasonably be expected to have a Material Adverse Effect on Seller; and neither Seller nor any Seller Subsidiary has received any notice or communication from any Governmental Entity asserting that Seller or any Seller Subsidiary is in violation of any of the foregoing which could reasonably be expected to have a Material Adverse Effect on Seller or, to the best knowledge of Seller, on Buyer. Neither Seller nor any Seller Subsidiary is subject to any regulatory or supervisory cease and desist order, agreement, written directive, memorandum of understanding or written commitment (other than those of general applicability to savings banks or holding companies thereof issued by Governmental Entities), and neither of them has received any written communication requesting that it enter into any of the foregoing.

3.13    Certain Information

        None of the information relating to Seller and its Subsidiaries supplied or to be supplied by them for inclusion in the Proxy Statement, as of the date such Proxy Statement is mailed to shareholders of Seller and up to and including the date of the meeting of shareholders to which such Proxy Statement relates, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date.

3.14    Employee Benefit Plans

        (a) Seller has Previously Disclosed all stock option, employee stock purchase and stock bonus plans, qualified pension or profit-sharing plans, any deferred compensation, consultant, bonus or group insurance contract or any other incentive, health and welfare or employee benefit plan or agreement maintained for the benefit of employees or former employees of Seller or any Seller Subsidiary (the "Seller Employee Plans"), whether written or oral, and Seller has previously furnished to Buyer accurate and complete copies of the same (including amendments and agreements relating thereto) together with, in the case of qualified plans, (i) the most recent actuarial and financial reports prepared with respect thereto, (ii) the most recent annual reports filed with any Governmental Entity with respect thereto, and (iii) all rulings and determination letters and any open requests for rulings or letters that pertain thereto.

        (b) None of Seller, any Seller Subsidiary, any Seller Employee Plan constituting an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Seller Defined Benefit Plan") or, to the best of Seller's knowledge, any fiduciary of such Seller Defined Benefit Plan, has incurred any material liability to the PBGC or the IRS with respect to any such Seller Defined Benefit Plan. To the best of Seller's knowledge, no reportable event under Section 4043(b) of ERISA has occurred with respect to any Seller Defined Benefit Plan.

        (c) Neither Seller nor any Seller Subsidiary participates in or has incurred any liability under Section 4201 of ERISA for a complete or partial withdrawal from a multi-employer plan (as such term is defined in ERISA).

        (d) A favorable determination letter has been issued by the IRS with respect to each Seller Defined Benefit Plan which is intended to qualify under
Section 401 of the Code to the effect that such Seller Defined Benefit Plan is qualified under Section 401 of the Code, and the trust associated with such Seller Defined Benefit Plan is tax exempt under Section 501 of the Code. No such letter has been revoked or, to the best of Seller's knowledge, is threatened to be revoked, and Seller does not know of any ground on which such revocation may be based. Neither Seller nor any Seller Subsidiary has any liability under any such Seller Defined Benefit Plan that is not reflected on the consolidated statement of financial condition of Seller at December 31, 1998 or the notes thereto included in Seller Financial Statements, other than liabilities incurred in the ordinary course of business in connection therewith subsequent to the date thereof.

        (e) To the best of Seller's knowledge, no prohibited transaction (which shall mean any transaction prohibited by Section 406 of ERISA and not exempt under Section 408 of ERISA or Section 4975 of the Code) has occurred with respect to any Seller Employee Plan which would result in the imposition, directly or indirectly, of a material excise tax under Section 4975 of the Code or otherwise have a Material Adverse Effect on Seller.

        (f) Full payment has been made (or proper accruals have been established) of all contributions which are required for periods prior to the date hereof, and full payment will be so made (or proper accruals will be so established) of all contributions which are required for periods after the date hereof and prior to the Effective Time, under the terms of each Seller Employee Plan or ERISA; except as disclosed in the Seller Financial Statements, no accumulated funding deficiency (as defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, exists with respect to any Seller Defined Benefit Plan, and there is no "unfunded current liability" (as defined in Section 412 of the Code) with respect to any Seller Defined Benefit Plan.

        (g) To the best of Seller's knowledge, Seller Employee Plans have been operated in compliance in all material respects with the applicable provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder and all other applicable governmental laws and regulations. All contributions required to be made to Seller Employee Plans at the date hereof have been made, and all contributions required to be made to Seller Employee Plans as of the Effective Time will have been made as of such date.

        (h) There are no pending or, to the best knowledge of Seller, threatened claims (other than routine claims for benefits) by, on behalf of or against any of Seller Employee Plans or any trust related thereto or any fiduciary thereof.

3.15    Certain Contracts

        (a) Neither Seller nor a Subsidiary is a party to, is bound or affected by, receives, or is obligated to pay, benefits under (i) any agreement, arrangement or commitment, including without limitation any agreement, indenture or other instrument, relating to the borrowing of money by Seller or a Subsidiary (other than in the case of Seller Bank deposits, FHLB advances, federal funds purchased and securities sold under agreements to repurchase in the ordinary course of business) or the guarantee by Seller or a Subsidiary of any obligation, other than by Seller Bank in the ordinary course of its banking business, (ii) any agreement, arrangement or commitment relating to the employment of a consultant or the employment, election or retention in office of any present or former director, officer or employee of Seller or a Subsidiary,
(iii) any agreement, arrangement or understanding pursuant to which any payment (whether of severance pay or otherwise) became or may become due to any director, officer or employee of Seller or a Subsidiary upon execution of this Agreement or upon or following consummation of the transactions contemplated by this Agreement (either alone or in connection with the occurrence of any additional acts or events); (iv) any agreement, arrangement or understanding pursuant to which Seller or a Subsidiary is obligated to indemnify any director, officer, employee or agent of Seller or a Subsidiary; (v) any agreement, arrangement or understanding to which Seller or a Subsidiary is a party or by which any of the same is bound which limits the freedom of Seller or a Subsidiary to compete in any line of business or with any person; (vi) any assistance agreement, supervisory agreement, memorandum of understanding, consent order, cease and desist order or condition of any regulatory order or decree with or by the OTS, the FDIC or any other regulatory agency; or (vii) any agreement, arrangement or understanding which would be required to be filed as an exhibit to Seller's Annual Report on Form 10-K under the Exchange Act and which has not been so filed.

        (b) Neither Seller nor any Seller Subsidiary is in default or in non-compliance, which default or non-compliance could reasonably be expected to have a Material Adverse Effect on Seller, under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party or by which its assets, business or operations may be bound or affected, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that with the lapse of time or the giving of notice, or both, would constitute such a default or non-compliance.

3.16    Brokers and Finders

        Except for Charles Webb & Company, neither Seller nor any Seller Subsidiary nor any of their respective directors, officers or employees, has employed any broker or finder or incurred any liability for any broker or finder fees or commissions in connection with the transactions contemplated hereby.

3.17    Insurance

        Each of Seller and its Subsidiaries is insured for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured and has maintained all insurance required by applicable laws and regulations.

3.18    Properties

        All real and personal property owned by Seller or its Subsidiaries or presently used by any of them in its respective business is in good condition (ordinary wear and tear excepted) and is sufficient to carry on the business of Seller and its Subsidiaries in the ordinary course of business consistent with their past practices. Seller has good and marketable title free and clear of all liens, encumbrances, charges, defaults or equities (other than equities of redemption under applicable foreclosure laws) to all of its properties and assets, real and personal, except (i) liens for current taxes not yet due or payable, (ii) pledges to secure deposits and other liens incurred in the ordinary course of its banking business, (iii) such imperfections of title, easements and encumbrances, if any, as are de minimis in character amount or extent and (iv) as reflected on the consolidated balance sheet of Seller as of March 31, 1999 included in the Seller Financial Statements. All real and personal property which is material to Seller's business on a consolidated basis and leased or licensed by Seller or a Subsidiary is held pursuant to leases or licenses which are valid and enforceable in accordance with their respective terms and such leases will not terminate or lapse prior to the Effective Time. All improved real property owned by Seller or its Subsidiaries is in compliance with all applicable zoning laws.

3.19    Labor

        No work stoppage involving Seller or a Subsidiary is pending or, to the best knowledge of Seller, threatened. Neither Seller nor a Subsidiary is involved in or, to the best knowledge of Seller, threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding involving the employees of Seller or a Subsidiary which could have a Material Adverse Effect on Seller. Employees of Seller and Seller Subsidiaries are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees, and to the best of Seller's knowledge, there have been no efforts to unionize or organize any employees of Seller or any Seller Subsidiaries during the past five years.

3.20    Allowance for Loan Losses

        The allowance for loan losses reflected on Seller's consolidated balance sheet included in the March 31, 1999 Seller Financial Statements is, or will be in the case of subsequently delivered Seller Financial Statements, as the case may be, in the opinion of Seller's management, adequate in all material respects as of their respective dates under the requirements of GAAP to provide for reasonably anticipated losses on outstanding loans, net of recoveries. The real estate owned reflected on the consolidated balance sheet included in the March 31, 1999 Seller Financial Statements is, or will be in the case of subsequently delivered Seller Financial Statements, as the case may be, carried at the lower of cost or fair value, less estimated costs to sell, as required by GAAP.

3.21    Year 2000 Compliant.

        Except as Previously Disclosed, all hardware, firmware, software and computer systems of Seller and its Subsidiaries are Year 2000 Compliant (as defined below) and shall continue to function in accordance with their intended purpose without material error or material interruption during and after the year 2000. For purposes of this Agreement, "Year 2000 Compliant" means that the hardware, firmware, software and computer systems (i) will completely and accurately address, produce, store and calculate data involving dates beginning with January 1, 2000 and will not produce abnormally ending or incorrect results involving such dates as used in any forward or regression dated based functions; and (ii) will provide that all "date"-related functionalities and data fields include the indication of century and millennium, and will perform calculations which involve a four-digit year.

3.22    Material Interests of Certain Persons.

        (a) Except as set forth in Seller's Proxy Statement for its 1999 Annual Meeting of Stockholders, no officer, director or employee of Seller, any Seller Subsidiary or any "associate" (as such term is defined in Rule 14a-1 under the Exchange Act) or related interest of any such person has any material interest in any material contract or property (real or personal, tangible or intangible), used in, or pertaining to, the business of Seller or any Subsidiary of Seller.

        (b) Except as Previously Disclosed or as set forth in Seller's Proxy Statement for its 1999 Annual Meeting of Stockholders there are no loans from Seller or any Seller Subsidiary to any officer, director or employee of Seller, any Seller Subsidiary or any associate or related interest of any such person ("Insider Loans"). All outstanding Insider Loans from Seller or any Seller Subsidiary were made in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with third parties and were, with respect to executive officers and directors, approved by the appropriate board of directors in accordance with applicable law and regulations.

3.23    Fairness Opinion

        Seller has received the opinion from Charles Webb & Company to the effect that, as of the date hereof, the consideration to be received by shareholders of Seller pursuant to this Agreement is fair, from a financial point of view, to such shareholders.

3.24    Disclosures

        None of the representations and warranties of Seller or any of the written information or documents furnished or to be furnished by Seller to Buyer in connection with or pursuant to this Agreement or the consummation of the transactions contemplated hereby, when considered as a whole, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to be stated or necessary to make any such information or document, in light of the circumstances, not misleading.

                                   ARTICLE IV
          REPRESENTATIONS AND WARRANTIES OF HUDSON RIVER BANCORP, INC.

        Buyer represents and warrants to Seller as follows, except as Previously
Disclosed:

4.1.    Capital Structure

        The authorized capital stock of Buyer consists of 40,000,000 shares of Buyer Common Stock and 5,000,000 shares of Buyer Preferred Stock. As of the date hereof, 17,370,250 shares of Buyer

Common Stock are issued and outstanding, 483,500 shares of Buyer Common Stock are held in treasury, and no shares of Buyer Preferred Stock are issued and outstanding. All outstanding shares of Buyer Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, and none of the outstanding shares of Buyer Common Stock has been issued in violation of the preemptive rights of any person, firm or entity. Except for Buyer Options to acquire not more than 1,243,689 shares of Buyer Common Stock as of the date hereof, a schedule of which has been Previously Disclosed, there are no Rights authorized, issued or outstanding with respect to the capital stock of Buyer.

4.2     Organization, Standing and Authority of Buyer

        Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, and Buyer is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on Buyer. Buyer is duly registered as a savings and loan holding company under the HOLA and the regulations of the OTS thereunder. Buyer has heretofore delivered to Seller true and complete copies of the Certificate of Incorporation and Bylaws of Buyer as in effect as of the date hereof.

4.3     Ownership of Buyer Subsidiaries

        Buyer has Previously Disclosed the name, jurisdiction of incorporation and percentage ownership of each direct or indirect Buyer Subsidiary and identified Buyer Bank as its only Significant Subsidiary. Except for (x) capital stock of Buyer Subsidiaries, (y) securities and other interests held in a fiduciary capacity and beneficially owned by third parties or taken in consideration of debts previously contracted and (z) securities and other interests which are Previously Disclosed, Buyer does not own or have the right to acquire, directly or indirectly, any outstanding capital stock or other voting securities or ownership interests of any corporation, bank, savings association, partnership, joint venture or other organization, other than investment securities representing not more than 5% of any entity. The outstanding shares of capital stock or other ownership interests of each Buyer Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and are directly owned by Buyer free and clear of all liens, claims, encumbrances, charges, pledges, restrictions or rights of third parties of any kind whatsoever. No rights are authorized, issued or outstanding with respect to the capital stock or other ownership interests of Buyer Subsidiaries and there are no agreements, understandings or commitments relating to the right of Buyer to vote or to dispose of such capital stock or other ownership interests.

4.4     Organization, Standing and Authority of Buyer Subsidiaries

        Each of the Buyer Subsidiaries is a savings bank, corporation or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, with full power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, and each of the Buyer Subsidiaries is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on Buyer. The deposit accounts of Buyer Bank are insured by the BIF and the SAIF to the maximum extent permitted by the FDIA and Buyer Bank has paid all deposit insurance premiums and assessments required by the FDIA and the regulations thereunder. Buyer has heretofore delivered to Seller true and complete copies of the Charter and Bylaws of Buyer Bank as in effect as of the date hereof.

4.5     Authorized and Effective Agreement

        (a) Buyer has all requisite power and authority to enter into this Agreement and (subject to receipt of all necessary governmental approvals) to perform all of its respective obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized, advised and approved by all necessary corporate action in respect thereof on the part of Buyer. This Agreement has been duly and validly executed and delivered by Buyer and, assuming due authorization, execution and delivery by Seller constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

        (b) Neither the execution and delivery of this Agreement or the Stock Option Agreement, nor consummation of the transactions contemplated hereby nor compliance by Buyer with any of the provisions hereof (i) does or will conflict with or result in a breach of any provisions of the Certificate of Incorporation or Bylaws of Buyer or the equivalent documents of any Buyer Subsidiary, (ii) violate, conflict with or result in a breach of any term, condition or provision of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of Buyer or any Buyer Subsidiary pursuant to, any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Buyer or any Buyer Subsidiary is a party, or by which any of their respective properties or assets may be bound or affected, or (iii) subject to receipt of all required governmental approvals, violates any order, writ, injunction, decree, statute, rule or regulation applicable to Buyer or any Buyer Subsidiary.

        (c) To the best knowledge of Buyer, except for (i) the filing of applications and notices with and the approvals of the OTS, the FDIC and the Federal Reserve Board, (ii) the filing of applications with the Department and the approvals of the Superintendent, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware in connection with the Corporate Merger, (iv) the filing of a Certificate of Merger with the Secretary of State of the State of Delaware in connection with the Liquidation,
(v) the filing of a plan of merger by the Superintendent in connection with the Bank Merger, and (vi) review of the Merger by the DOJ under federal antitrust laws, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary on the part of Buyer, Merger Sub or Buyer Bank in connection with (x) the execution and delivery by Buyer of this Agreement, and the consummation of the transactions contemplated hereby, (y) the execution and delivery by Buyer of the Plan of Liquidation, and the consummation of the transactions contemplated thereby, and (z) the execution and delivery by Buyer Bank of the Bank Merger Agreement and the consummation of the transactions contemplated thereby.

        (d) As of the date hereof, neither Buyer nor Buyer Bank is aware of any reasons relating to Buyer or Buyer Bank (including without limitation CRA compliance) why all consents and approvals shall not be procured from all regulatory agencies having jurisdiction over the transactions contemplated by this Agreement, the Plan of Liquidation and the Bank Merger Agreement as shall be necessary for (i) consummation of the transactions contemplated by this Agreement, the Plan of Liquidation and the Bank Merger Agreement and (ii) the continuation by Buyer after the Effective Time of the business of each of Seller and Seller Bank, respectively, as such business is carried on immediately prior to the Effective Time, free of any conditions or requirements which, in the reasonable opinion of Buyer could have a Material Adverse Effect on Seller or Buyer or which materially impair the value of Seller or Seller Bank to Buyer.

4.6     Securities Documents and Regulatory Reports.

        (a) Since March 9, 1998, Buyer has timely filed with the SEC and the NASD all Securities Documents required by the Securities Laws and such Securities Documents complied in all material respects with the Securities Laws and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        (b) Each of Buyer and Buyer Bank has since March 9, 1998 and January 1, 1996, respectively, duly filed with the OTS, the Department and any other applicable federal or state banking authority, as the case may be, the reports required to be filed under applicable laws and regulations and such reports were in all material respects complete and accurate and in compliance with the requirements of applicable laws and regulations. In connection with the most recent examinations of Buyer and Buyer Bank by the OTS and Department, neither Buyer nor Buyer Bank was required to correct or change any action, procedure or proceeding which Buyer or Buyer Bank believes has not been corrected or changed as required as of the date hereof and which could have a Material Adverse Effect on Buyer.

4.7     Financial Statements

        (a) Buyer has previously delivered or made available to Seller accurate and complete copies of the Buyer Financial Statements, which are accompanied by the audit reports of KPMG, LLP, independent certified public accountants with respect to Buyer. The Buyer Financial Statements, as well as the Buyer Financial Statements to be delivered pursuant to Section 5.8 hereof, fairly present or will fairly present, as the case may be, the consolidated financial condition of Buyer as of the respective dates set forth therein, and the consolidated income, changes in equity and cash flows of Buyer for the respective periods or as of the respective dates set forth therein.

        (b) Each of the Buyer Financial Statements referred to in Section 4.7(a) has been or will be, as the case may be, prepared in accordance with GAAP consistently applied during the periods involved, except as stated therein. The audits of Buyer have been conducted in all material respects in accordance with generally accepted auditing standards. The books and records of Buyer and the Buyer Subsidiaries are being maintained in material compliance with applicable legal and accounting requirements, and all such books and records accurately reflect in all material respects all dealings and transactions in respect of the business, assets, liabilities and affairs of Buyer and its Subsidiaries.

        (c) Except to the extent (i) reflected, disclosed or provided for in the consolidated balance sheets of Buyer as of March 31, 1998 (including related notes), (ii) of liabilities incurred since March 31, 1998 in the ordinary course of business and (iii) of liabilities incurred in connection with consummation of the transaction contemplated by this Agreement, neither Buyer nor any Buyer Subsidiary has any liabilities, whether absolute, accrued, contingent or otherwise.

4.8     Material Adverse Change

        Since March 31, 1999, (i) Buyer and its Subsidiaries have conducted their respective businesses in the ordinary and usual course (excluding the incurrence of expenses in connection with this Agreement and the transactions contemplated hereby) and (ii) no event has occurred or circumstance arisen that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on Buyer.

4.9     Legal Proceedings

        Except as Previously Disclosed, there are no actions, suits, claims, governmental investigations or proceedings instituted, pending or, to the best knowledge of Buyer, that are unasserted or threatened against Buyer or any of its Subsidiaries or against any asset, interest or right of Buyer or any of its Subsidiaries, or against any officer, director or employee of any of them that in any such case, if decided adversely, would have a Material Adverse Effect on Buyer. Neither Buyer nor any Buyer Subsidiary is a party to any order, judgment or decree.

4.10    Certain Information

        None of the information relating to Buyer and its subsidiaries supplied or to be supplied by them for inclusion in the Proxy Statement, as of the date such Proxy Statement is mailed to shareholders of Seller and up to and including the date of the meeting of shareholders to which such Proxy Statement relates, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date.

4.11    Brokers and Finders

        Neither Buyer nor any Buyer Subsidiary, nor any of their respective directors, officers or employees, has employed any broker or finder or incurred any liability for any broker or finder fees or commissions in connection with the transactions contemplated hereby.

4.12    Disclosures

        None of the representations and warranties of Buyer or any of the written information or documents furnished or to be furnished by Buyer to Seller in connection with or pursuant to this Agreement or the consummation of the transactions contemplated hereby, when considered as a whole, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to be stated or necessary to make any such information or document, in light of the circumstances, not misleading.

4.13    Financial Resources

        Buyer has the financial wherewithal and has, or will have prior to the Effective Time, sufficient internal funds to perform its obligations under this Agreement. Buyer and Buyer Bank are, and will be immediately following the Merger, in material compliance with all applicable capital, debt and financial and non-financial regulations of state and federal banking agencies having jurisdiction over them.

                                    ARTICLE V
                                    COVENANTS

5.1     Reasonable Best Efforts

        Subject to the terms and conditions of this Agreement, each of Seller and Buyer (i) shall use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary or advisable under applicable laws and regulations so as to permit and otherwise enable consummation of the Merger as promptly as reasonably practicable, it being the intention of the parties that the Liquidation and the Bank Merger be consummated following the Effective Time in accordance with Sections 5.12 and 5.13 hereof, and (ii) shall cooperate fully with each other to that end. Seller shall use its reasonable best efforts in good faith to cause the Federal Stock Charter of Seller Bank to be amended to delete Section 8A thereof immediately prior to the Effective Time.

5.2     Shareholder Meeting

        Seller shall take all action necessary to properly call and convene a meeting of its shareholders as soon as practicable after the date hereof to consider and vote upon this Agreement and the transactions contemplated hereby. The Board of Directors of Seller will recommend that the shareholders of Seller approve this Agreement and the transactions contemplated hereby, provided that the Board of Directors of Seller may fail to make such recommendation, or withdraw, modify or change any such recommendation, if such Board of Directors, after having consulted with and considered the advice of outside counsel, has determined that the making of such recommendation, or the failure to withdraw, modify or change such recommendation, would constitute a breach of the fiduciary duties of such directors under applicable law.

5.3     Regulatory Matters

        (a) The parties hereto shall promptly cooperate with each other in the preparation and filing of the Proxy Statement relating to the meeting of shareholders of Seller to be held pursuant to Section 5.2 of this Agreement. Each of Buyer and Seller shall use its reasonable best efforts to have the Proxy Statement approved for mailing in definitive form as promptly as practicable and thereafter Seller shall promptly mail to its shareholders the Proxy Statement.

        (b) The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file within 45 days after the date hereof or as soon thereafter as is reasonably practicable, all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all

Governmental Entities and third parties which are necessary or advisable to consummate the transactions contemplated by this Agreement. Buyer and Seller shall have the right to review in advance, and to the extent practicable each will consult with the other on, in each case subject to applicable laws relating to the exchange of information, all the information which appears in any filing made with or written materials submitted to any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein. The parties hereto agree that they will use their reasonable best efforts to cause the Closing Date to occur by September 30, 1999.

        (c) Buyer and Seller shall, upon request, furnish each other with all information concerning themselves, their respective Subsidiaries, directors and officers, the shareholders of Seller and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of Buyer, Buyer Bank, Merger Sub, Seller or Seller Bank to any Governmental Entity in connection with the transactions contemplated hereby.

        (d) Buyer and Seller shall promptly furnish each other with copies of written communications received by Buyer or Seller, as the case may be, or any of their respective Subsidiaries from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated hereby.

5.4     Investigation and Confidentiality

        (a) Each party shall permit the other party and its representatives reasonable access to its properties and personnel, and shall disclose and make available to such other party, upon such other party's reasonable request, all books, papers and records relating to the assets, stock ownership, properties, operations, obligations and liabilities of it and its Subsidiaries, including, but not limited to, all books of account (including the general ledger), tax records, minute books of meetings of boards of directors (and any committees thereof) and shareholders, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files, loan files, plans affecting employees, and any other business activities or prospects in which the other party may have a reasonable interest, provided that such access and any such reasonable request shall be reasonably related to the transactions contemplated hereby and, in the reasonable opinion of the respective parties providing such access, not unduly interfere with normal operations. Each party and its Subsidiaries shall make their respective directors, officers, employees and agents and authorized representatives (including counsel and independent public accountants) available to confer with the other party and its representatives, provided that such access shall be reasonably related to the transactions contemplated hereby and shall not unduly interfere with normal operations.

        (b) All information furnished previously in connection with the transactions contemplated by this Agreement or pursuant hereto shall be treated as the sole property of the party furnishing the information until consummation of the transactions contemplated hereby and, if such transactions shall not occur, the party receiving the information shall either destroy or return to the party which furnished such information all documents or other materials containing, reflecting or referring to such information, shall use its best efforts to keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. The obligation to keep such information confidential shall continue for five years from the date the proposed transactions are abandoned but shall not apply to (i) any information which (x) the party receiving the information can establish was already in its possession prior to the disclosure thereof by the party furnishing the information; (y) was then generally known to the public; or (z) became known to the public through no fault of the party receiving the information; or (ii) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction, provided that the party which is the subject of any such legal requirement or order shall use its best efforts to give the other party at least ten business days prior notice thereof.

5.5     Press Releases

        Buyer and Seller shall agree with each other as to the form and substance of any press release related to this Agreement or the transactions contemplated hereby, and consult with each other as to the form and substance of other public disclosures which may relate to the transactions contemplated by this Agreement, provided, however, that nothing contained herein shall prohibit either party, following notification to the other party, from making any disclosure which is required by law or regulation.

5.6     Business of the Parties

        (a) During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or with the prior written consent of Buyer, Seller and its Subsidiaries shall carry on their respective businesses in the ordinary course consistent with past practice. During such period, Seller also will use all reasonable efforts to (x) preserve its business organization and that of Seller Bank intact, (y) keep available to itself and Buyer the present services of the employees of Seller and Seller Bank and (z) preserve for itself and Buyer the goodwill of the customers of Seller and Seller Bank and others with whom business relationships exist. Without limiting the generality of the foregoing, except with the prior written consent of Buyer or as expressly contemplated hereby, between the date hereof and the Effective Time, Seller shall not, and shall cause each Seller Subsidiary not to:

               (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of Seller Common Stock, except for regular quarterly cash dividends at a rate per share of Seller Common Stock not in excess of $.09 per share, but only to the extent that such dividends may be funded out of current earnings; provided, however, that nothing contained herein shall be deemed to affect the ability of a Subsidiary to pay dividends on its capital stock to Seller;

               (ii) issue any shares of its capital stock, other than (i) upon exercise of Seller Options referred to in Section 3.1 hereof or, (ii) pursuant to the Stock Option Agreement, or issue, grant, modify or authorize any Rights; purchase any shares of

        Seller Common Stock; or effect any recapitalization, reclassification, stock dividend, stock split or like change in capitalization;

               (iii) amend its Certificate of Incorporation, Bylaws or similar organizational documents, other than as contemplated by Section 5.1 hereof; impose, or suffer the imposition, on any share of stock or other ownership interest held by Seller in a Subsidiary of any lien, charge or encumbrance or permit any such lien, charge or encumbrance to exist; or waive or release any material right or cancel or compromise any material debt or claim;

               (iv) increase the rate of compensation of any of its directors, officers or employees, or pay or agree to pay any bonus or severance to, or provide any other new employee benefit or incentive to, any of its directors, officers or employees, except (i) as may be required pursuant to Previously Disclosed commitments existing on the date hereof, (ii) as may be required by law, (iii) merit increases in accordance with past practices, normal cost-of-living increases and normal increases related to promotions or increased job responsibilities and (iv) that immediately prior to the Effective Time, Seller may pay bonuses under the Seller Incentive Plan in amounts as provided under such plan, provided that if the Effective Time is prior to December 31, 1999, then the amount for 1999 shall be pro rated for the period from January 1, 1999 to the Effective Time;

               (v) enter into or, except as may be required by law and for amendments contemplated by Section 5.11 hereof, modify any Seller Employee Plan or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees; or make any contributions to any Seller Defined Benefit Plan or the Seller ESOP (other than as required by law or regulation or in a manner and amount consistent with past practices);

               (vi)   originate or purchase any loan in excess of $350,000;

               (vii) enter into (w) any transaction, agreement, arrangement or commitment not made in the ordinary course of business, (x) any agreement, indenture or other instrument relating to the borrowing of money by Seller or a Subsidiary or guarantee by Seller or any Seller Subsidiary of any such obligation, except in the case of Seller Bank for deposits, FHLB advances, federal funds purchased and securities sold under agreements to repurchase in the ordinary course of business consistent with past practice, (y) any agreement, arrangement or commitment relating to the employment of an employee or consultant, or amend any such existing agreement, arrangement or commitment, provided that Seller and Seller Bank may employ an employee or consultant in the ordinary course of business if the employment of such employee or consultant is terminable by Seller or Seller Bank at will without liability, other than as required by law; and provided that the term of the employment agreements and change in control severance agreements existing as of the date hereof (other than the employment agreement with Mr. Giaquinto) may be extended for an additional one year as of the anniversary date of such agreements in accordance with the provisions thereof; or (z) any contract, agreement or understanding with a labor union;

               (viii) change its method of accounting in effect for the year ended December 31, 1998, except as required by changes in laws or regulations or GAAP, or change any of its methods of reporting income and deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for such year, except as required by changes in laws or regulations;

               (ix) make any expenditures other than in the ordinary course of business or in connection with the transactions contemplated by this Agreement or capital expenditures in excess of $17,500 individually or $37,500 in the aggregate, other than pursuant to binding commitments existing on the date hereof and expenditures necessary to maintain existing assets in good repair; or enter into any new lease of real property or any new lease of personal property providing for annual payments exceeding $10,000;

               (x) file any applications or make any contract with respect to branching or site location or relocation;

               (xi) acquire in any manner whatsoever (other than to realize upon collateral for a defaulted loan) control over or any equity interest in any business or entity, except for investments in marketable equity securities in the ordinary course of business and not exceeding 5% of the outstanding shares of any class;

               (xii) enter or agree to enter into any agreement or arrangement granting any preferential right to purchase any of its assets or rights or requiring the consent of any party to the transfer and assignment of any such assets or rights;

               (xiii) except as necessitated in the reasonable opinion of Seller due to changes in interest rates, and in accordance with safe and sound banking practices, change or modify in any material respect any of its lending or investment policies, except to the extent required by law or an applicable regulatory authority;

               (xiv) except as necessitated in the reasonable opinion of Seller due to changes in interest rates, and in accordance with safe and sound banking practices, enter into any futures contract, option contract, interest rate caps, interest rate floors, interest rate exchange agreement or other agreement for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

               (xv) take any action that would result in any of the representations and warranties of Seller contained in this Agreement not to be true and correct in any material respect at the Effective Time or that would cause any of the conditions of Sections 6.1 or 6.3 hereof not to be satisfied;

               (xvi) take any action that would materially impede or delay the consummation of the transactions contemplated by this Agreement or the ability of Buyer or Seller to perform its covenants and agreements under this Agreement; or

               (xvii) agree to do any of the foregoing.

        (b) Except with the prior written consent of Seller or as expressly contemplated hereby, between the date hereof and the Effective Time, Buyer shall not, and shall cause each Buyer Subsidiary not to:

               (i) take any action that would result in any of the representations and warranties of Buyer contained in this Agreement not to be true and correct in any material respect at the Effective Time or that would cause any of the conditions of Sections 6.1 or 6.2 hereof not to be satisfied;

               (ii) take any action that would materially impede or delay the consummation of the transactions contemplated by this Agreement or the ability of Buyer or Seller to perform its covenants and agreements under this Agreement; or

               (iii)  agree to do any of the foregoing.

5.7     Certain Actions

        Seller shall not, and shall cause each Seller Subsidiary not to, solicit or encourage inquiries or proposals with respect to, furnish any information relating to, or participate in any negotiations or discussions concerning, any acquisition, purchase of all or a substantial portion of the assets of, or any equity interest in, Seller or a Subsidiary (other than with Buyer or an affiliate thereof), provided, however, that the Board of Directors of Seller may furnish such information or participate in such negotiations or discussions if such Board of Directors, after having consulted with and considered the advice of outside counsel, has determined that the failure to do the same may cause the members of such Board of Directors to breach their fiduciary duties under applicable law. Seller will promptly inform Buyer orally and in writing of any such request for information or of any such negotiations or discussions, as well as instruct its and its Subsidiaries' directors, officers, representatives and agents to refrain from taking any action prohibited by this Section 5.7.

5.8     Current Information

        During the period from the date hereof to the Effective Time, each of Buyer and Seller shall, upon the request of the other party, cause one or more of its designated representatives to confer on a monthly or more frequent basis with representatives of the other party regarding its financial condition, operations and business and matters relating to the completion of the transactions contemplated hereby. As soon as reasonably available, but in no event more than two business days after filing, Buyer and Seller will deliver to the other party all reports filed by them under the Exchange Act subsequent to the date hereof. Buyer and Seller also will deliver to the other party each call report or similar report filed by them with the FDIC or the OTS concurrently with the filing of such call report. Within 25 days after the end of each month, Seller and Buyer will deliver to the other party an unaudited consolidated balance sheet and an unaudited consolidated statement of income, without related notes, for such month prepared in accordance with GAAP.

5.9     Indemnification; Insurance

        (a) From and after the Effective Time, Buyer agrees to indemnify and hold harmless the past and present directors and officers of Seller and its Subsidiaries (the "Indemnified Parties") for all acts or omissions occurring at or prior to the Effective Time to the same extent such persons are indemnified and held harmless under the respective Certificate of Incorporation, Charter or Bylaws of Seller and its Subsidiaries in the form in effect at the date of this Agreement, and such duties and obligations shall continue in full force and effect for so long as they would (but for the Merger) otherwise survive and continue in full force and effect. Without limiting the foregoing, all limitations of liability existing in favor of the Indemnified Parties in the Certificate of Incorporation, Charter or Bylaws of Seller or any Seller Subsidiary as of the date hereof, to the extent permissible under applicable law as of the date hereof, arising out of matters existing or occurring at or prior to the Effective Time, shall survive the Merger and shall continue in full force and effect. Buyer will provide, or cause to be provided, for a period of not less than six years from the Effective Time, an insurance and indemnification policy that provides the officers and directors of Seller and its Subsidiaries immediately prior to the Effective Time coverage no less favorable than as currently provided by Seller to such officers and directors, to the extent such insurance may be purchased or kept in full force without any material increase in the cost of the premium currently paid by Buyer for its directors' and officers' liability insurance (provided that if such insurance is not available without such a material increase, Buyer will substitute or cause Seller to substitute therefor to the extent available at a cost not in excess of 150% of the current annual premium cost of Seller's existing directors and officers' insurance, single premium tail coverage with policy limits equal to Seller's existing annual coverage limits). At the request of Buyer, Seller shall use reasonable efforts to procure the insurance coverage referred to in the preceding sentence prior to the Effective Time.

        (b) In the event that Buyer or any of its respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case the successors and assigns of such entity shall assume the obligations set forth in this Section 5.9, which obligations are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each director and officer covered hereby.

5.10    Directors After the Corporate Merger

        Buyer agrees to take all action necessary to appoint, effective as of the Effective Time and prior to the Liquidation, Joseph H. Giaquinto as a director of Buyer and Buyer Bank. At its annual meeting of stockholders to be held in the year 2000, Buyer will propose and recommend to its stockholders that Mr. Giaquinto be elected to the Board of Directors of Buyer for a three-year term. For as long as he is willing to serve, Buyer will cause Mr. Giaquinto to remain a director of Buyer Bank for at least three years after the Effective Time. Mr. Giaquinto shall not be entitled to any new awards under any stock option or restricted stock plan of Buyer.

5.11    Employees and Employee Benefit Plans

        (a) It is the intention of Buyer that within a reasonable period of time following the Effective Time (i) it will provide former full time employees of Seller or Seller Bank who remain employed by Buyer or Buyer Bank following the Effective Time with employee benefit plans substantially similar in the aggregate to those provided to similarly situated employees of Buyer, (ii) any such employees will receive credit for years of service with Seller or any of its Subsidiaries prior to the Effective Time for the purpose of eligibility and vesting (but not for the purpose of accrual of benefits or allocation of employer contributions) and (iii) Buyer shall cause any and all pre-existing condition limitations (to the extent such limitations did not apply to a pre-existing condition under any Seller Employee Plan) and eligibility waiting periods under group health plans to be waived with respect to such participants and their eligible dependents.

        (b) To the extent that Buyer or a Buyer Subsidiary terminates the employment of any Seller or Seller Bank employee (other than those employees who receive payments pursuant to Section 5.11(c) or (d) hereof), other than for Cause, within six months following the Effective Time, Buyer shall, or shall cause a Buyer Subsidiary to, provide severance benefits in a cash amount equal to such employee's regular salary for a one-week period (as in effect immediately prior to the Effective Time) multiplied by the total number of whole years of such employee's employment (up to a maximum of eight years) at Seller, Buyer and any Subsidiary of either, provided, however that in no event shall Buyer or a Buyer Subsidiary have any obligation to provide severance benefits to any Seller or Seller Bank employee whose termination of employment occurs due to resignation or discharge for Cause or who is entitled to severance benefits or the equivalent thereof under the terms of the Bank Officer Severance Compensation Plan or an individual contract with Seller or Seller Bank.

        (c) Buyer agrees to honor each of the employment agreements, change in control severance agreements, Seller Change of Control Benefit Plan, Seller Bank Officer Severance Compensation Plan and Seller Bank SERP listed on Disclosure
Schedule 5.11(c) hereto, provided that Buyer shall be obligated for only such payments and benefits thereunder as are set forth on Disclosure Schedule 5.11(c), subject in all respects to the assumptions and qualifications set forth on such Schedule. In each case, the payment of benefits shall be subject to the receipt by Buyer from such executive of an acknowledgment and a release described in Section 5.11(d) below relating to his agreements and benefits. Buyer agrees that the Corporate Merger shall constitute a "Change in Control" and that the Effective Time shall be the "Date of Termination" as such terms are defined in the employment agreements and change in control severance agreements.

        (d) In the sole discretion of Buyer or a Buyer Subsidiary, as applicable, payments made by it in full and complete satisfaction of obligations of Seller or Seller Bank under any Seller Employee Plan or under any agreement referred to in Disclosure Schedule 5.11(c) hereto shall be subject to the recipient's delivery to Buyer or a Buyer Subsidiary, as applicable, of (i) a written acknowledgment signed by such recipient that the payment or payments and benefits to be made to him or her is in full and complete satisfaction of all liabilities and obligations thereunder of Seller, Seller Bank, Buyer or any Buyer Subsidiary, and each of their respective affiliates, directors, officers, employees and agents, and (ii) a release by such recipient of all such parties from further liability in connection with the particular Seller Employee Plan or agreement, as applicable.

        (e) As of the Effective Time or as soon as practicable thereafter, the loan to the Seller ESOP shall be repaid in full with the cash consideration received from Buyer for the unallocated shares of Seller Common Stock held in the Seller ESOP in the amount equal to the Merger Consideration multiplied by the number of unallocated shares of Seller Common Stock held by the Seller ESOP, and any unallocated portion of the consideration remaining after such repayment shall be allocated to the Seller ESOP accounts of the employees of Seller and its Subsidiaries who are participants and beneficiaries (such individuals hereinafter referred to as the "ESOP Participants") as earnings and not as "annual additions," in accordance with the terms of the Seller ESOP as amended. As of the Effective Time, the Seller ESOP shall be terminated. Neither the Buyer nor any Buyer Subsidiary shall become a party to the Seller ESOP within the meaning of Section 13.2 of the Seller ESOP. The current administrator of the Seller ESOP, or another administrator selected by Seller, shall continue to administer the Seller ESOP subsequent to the Effective Time, and the current Trustee of the Seller ESOP, or such other trustee(s) selected by Seller or the administrators, shall continue to be the Trustee subsequent to the Effective Time. Buyer agrees not to amend the Seller ESOP subsequent to the Effective Time in any manner that would change or expand the class of persons entitled to receive benefits under the Seller ESOP. Following the receipt of a favorable determination letter from the IRS as to the tax qualified status of the Seller ESOP upon its termination under Section 401(a) and 4975(e)(7) of the Code (the "Final Determination Letter"), distributions of the account balances under the Seller ESOP shall be made to the ESOP Participants. From and after the date hereof, in anticipation of such termination and distribution, Buyer and Seller prior to the Effective Time, and Buyer after the Effective Time, shall use their best efforts to apply for and obtain a favorable Final Determination Letter from the IRS. In the event that Buyer and Seller, prior to the Effective Time, and Buyer after the Effective Time, reasonably determine that the Seller ESOP cannot obtain a favorable Final Determination Letter, or that the amounts held therein cannot be so applied, allocated or distributed without causing the Seller ESOP to lose its qualified status, Seller prior to the Effective Time and Buyer after the Effective Time shall take such action as they may reasonably determine with respect to the distribution of account balances to the ESOP Participants, provided that the assets of the Seller ESOP shall be held or paid solely for the benefit of the ESOP Participants and provided further that in no event shall any portion of the amounts held in the Seller ESOP revert, directly or indirectly, to Seller or any affiliate thereof, or to Buyer or any affiliate thereof. All ESOP Participants shall fully vest and have a nonforfeitable interest in their accounts under the Seller ESOP determined as of the termination date.

        (f) At the Effective Time, the Bank 401(k) shall be continued in effect, provided that Buyer may elect to terminate the Bank 401(k) or merge it with a tax-qualified plan maintained by Buyer; and provided further, that at the request of Buyer made within 30 business days of the date hereof, Seller shall cause the Bank 401(k) to be terminated at or immediately prior to the Effective Time in accordance with applicable law and in a manner that will not result in the imposition of any liability or responsibility upon Buyer or any of its Subsidiaries.

        (g) At the Effective Time, the Seller Defined Benefit Plan shall be continued in effect, provided that Buyer may elect to terminate the Seller Defined Benefit Plan or merge it with a tax-qualified plan maintained by Buyer; provided that any merger of the Seller Defined Benefit Plan shall not reduce or change any benefits that were vested immediately prior to such merger; and provided further, that at the request of Buyer made within 60 days of the date hereof, Seller shall cause the Seller Defined Benefit Plan to be terminated at or immediately prior to the Effective Time in accordance with applicable law and in a manner that will not result in the imposition of any liability or responsibility upon Buyer or any of its Subsidiaries. Seller agrees to cause its Group Annuity Contract to be amended as soon as practicable after the date hereof, but in no event more than 30 days from the date hereof, to provide that annuity contracts will not be purchased with respect to future retirees under the Seller Defined Benefit Plan, other than as set forth on Disclosure Schedule 5.11(c) hereto.

        (h) Mr. Giaquinto shall have executed and delivered to Buyer as of the date hereof a Non- Competition Agreement in the form of Exhibit E hereto.

5.12    Liquidation

        Buyer and Seller shall take, and shall cause their Subsidiaries to take, all necessary and appropriate actions, including causing Seller, as the Surviving Corporation, to enter into the Plan of Liquidation, to cause Seller, as the Surviving Corporation, to merge with and liquidate into Buyer immediately after the Corporate Merger, or at such other time thereafter as may be determined by Buyer in its sole discretion. Buyer shall be the surviving corporation in the Liquidation (the "Liquidation Surviving Corporation"), and shall continue its existence under the laws of the State of Delaware. The name of the Liquidation Surviving Corporation shall be Hudson River Bancorp, Inc. The directors and executive officers of the Liquidation Surviving Corporation upon consummation of the Liquidation shall be the directors and executive officers of Buyer immediately prior to the consummation of the Liquidation. Upon consummation of the Liquidation, the separate corporate existence of Seller, as the Surviving Corporation, shall cease.

5.13    Bank Merger

        Buyer and Seller shall take, and shall cause their subsidiaries to take, all necessary and appropriate actions, including causing Seller Bank and Buyer Bank to enter into the Bank Merger Agreement, to cause Seller Bank to merge with and into Buyer Bank immediately after the Liquidation, or at such other time thereafter as may be determined by Buyer in its sole discretion. Buyer Bank shall be the surviving bank in the Bank Merger (the "Surviving Bank"), and shall continue its existence under the laws of the State of New York as a wholly-owned subsidiary of Buyer. The name of the Surviving Bank shall be Hudson River Bank & Trust Company. The directors and executive officers of the Surviving Bank upon consummation of the Bank Merger shall be the directors and executive officers of Buyer Bank immediately prior to the consummation of the Bank Merger. Upon consummation of the Bank Merger, the separate existence of Seller Bank shall cease.

5.14    Organization of Merger Sub

        Buyer shall cause Merger Sub to be organized under the DGCL as soon as practicable hereafter. Following the organization, the Board of Directors of Merger Sub shall approve this Agreement and the transactions contemplated hereby, whereupon Merger Sub shall become a party to, and be bound by, this Agreement, and Buyer shall approve this Agreement in its capacity as the sole stockholder of Merger Sub.

5.15    Conforming Entries

        (a) Seller recognizes that Buyer may have adopted different loan, accrual and reserve policies (including loan classifications and levels of reserves for possible loan losses). Subject to applicable laws, from and after the date of this Agreement to the Effective Time, Seller and Buyer shall consult and cooperate with each other with respect to conforming the loan, accrual and reserve policies of Seller and the Seller Subsidiaries to those policies of Buyer, as specified in each case in writing to Seller, based upon such consultation and subject to the conditions in Section 5.15(c) below.

        (b) Subject to applicable laws and regulations, Seller and Buyer shall consult and cooperate with each other with respect to determining, as specified in a written notice from Buyer to Seller, based upon such consultation and subject to the conditions in Section 5.15(c) below, the amount and the timing for recognizing for financial accounting purposes Seller's expenses of the Merger and the restructuring charges relating to or to be incurred in connection with the Merger.

        (c) Subject to applicable laws and regulations, Seller shall (i) establish and take such reserves and accruals at such time as Buyer shall reasonably request to conform Seller's loan, accrual and reserve policies to Buyer's policies, and (ii) establish and take such accruals, reserves and charges in order to implement such policies and to recognize for financial accounting purposes such expenses of the Merger and restructuring charges related to or to be incurred in connection with the Merger, in each case at such times as are reasonably requested by Buyer; provided, however, that on the date such reserves, accruals and charges are to be taken, Buyer shall certify to Seller that all conditions to Buyer's obligation to consummate the Merger set forth in Sections 6.1 and 6.3 hereof (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing or otherwise to be dated at the Effective Time, the delivery of which shall continue to be conditions to Buyer's obligation to consummate the Merger) have been satisfied or waived; and provided, further, that Seller shall not be required to take any such action that is not consistent with GAAP and regulatory accounting principles.

        (d) No  reserves,  accruals  or charges  taken in  accordance  with this
Section 5.15 may be a basis to assert a violation of a breach of a representation, warranty or covenant of Seller herein.

5.16    Integration of Policies

        During the period from the date hereof to the Effective Time, Seller and Seller Bank shall, and shall cause their directors, officers and employees to, and shall make all reasonable efforts to cause their respective data processing service providers to, cooperate and assist Buyer in connection with an electronic and systematic conversion of all applicable data regarding Seller to Buyer's system of electronic data processing. In furtherance of the foregoing, Seller shall make reasonable arrangements during normal business hours to permit representatives of Buyer to train Seller and Seller Bank employees in Buyer's system of electronic data processing.

5.17    Disclosure Supplements

        From time to time prior to the Effective Time, each party shall promptly supplement or amend any materials Previously Disclosed and delivered to the other party pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in materials Previously Disclosed to the other party or which is necessary to correct any information in such materials which has been rendered materially inaccurate thereby; no such supplement or amendment to such materials shall be deemed to have modified the representations, warranties and covenants of the parties for the purpose of determining whether the conditions set forth in Article VI hereof have been satisfied.

5.18    Failure to Fulfill Conditions

        In the event that either of the parties hereto determines that a condition to its respective obligations to consummate the transactions contemplated may not be fulfilled on or prior to the termination of this Agreement, it will promptly notify the other party. Each party will promptly inform the other party of any facts applicable to it that would be likely to prevent or materially delay approval of the Corporate Merger, Liquidation or Bank Merger or any of the other transactions contemplated hereby by any Governmental Entity or third party or which would otherwise prevent or materially delay consummation of such transactions.

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

6.1     Conditions Precedent - Buyer and Seller

        The   respective   obligations   of  Buyer  and  Seller  to  effect  the
transactions contemplated hereby shall be subject to satisfaction of the following conditions at or prior to the Effective Time.

        (a) All corporate action necessary to authorize the execution and delivery of this Agreement and consummation of the Merger and the other transactions contemplated hereby shall have been duly and validly taken by Buyer, Merger Sub and Seller, including without limitation adoption of this Agreement by the requisite vote of the shareholders of Seller.

        (b) All approvals and consents from any Governmental Entity the approval or consent of which is required for the consummation of the Merger and the other transactions contemplated hereby shall have been received and all statutory waiting periods in respect thereof shall have expired; and Buyer, Buyer Bank, Seller and Seller Bank shall have procured all other approvals, consents and waivers of each person (other than the Governmental Entities referred to above) whose approval, consent or waiver is necessary to the consummation of the Merger and the other transactions contemplated hereby and the failure of which to obtain would have the effects set forth in the following proviso clause; provided, however, that no approval or consent referred to in this Section 6.1(b) shall be deemed to have been received if it shall include any non-standard condition or requirement that, individually or in the aggregate, would so materially reduce the economic or business benefits of the transactions contemplated by this Agreement to Buyer that had such condition or requirement been known, Buyer, in its reasonable judgment, would not have entered into this Agreement.

        (c) None of Buyer, Buyer Bank, Merger Sub, Seller or Seller Bank shall be subject to any statute, rule, regulation, injunction or other order or decree which shall have been enacted, entered, promulgated or enforced by any governmental or judicial authority which prohibits, restricts or makes illegal consummation of the Corporate Merger, the Liquidation, the Bank Merger or the other transactions contemplated hereby.

6.2     Conditions Precedent - Seller

        The obligations of Seller to effect the transactions contemplated hereby shall be subject to satisfaction of the following conditions at or prior to the Effective Time unless waived by Seller pursuant to Section 7.4 hereof.

        (a) The representations and warranties of Buyer set forth in Article IV hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, or on the date when made in the case of a representation and warranty which specifically relates to an earlier date.

        (b) Buyer shall have performed in all material respects all obligations and complied with all covenants required to be performed and complied with by it pursuant to this Agreement on or prior to the Effective Time.

        (c) Buyer shall have delivered to Seller a certificate, dated the date of the Closing and signed by its President and Chief Executive Officer and by its Chief Financial Officer, to the effect that the conditions set forth in Sections 6.2(a) and 6.2(b) have been satisfied.

        (d) No proceeding initiated by any Governmental Entity seeking an order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or the other transactions contemplated hereby shall be pending.

        (e) Buyer shall have furnished Seller with such certificates of its respective officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 6.1 and 6.2 as such conditions relate to Buyer as Seller may reasonably request.

6.3     Conditions Precedent - Buyer

        The obligations of Buyer to effect the transactions contemplated hereby shall be subject to satisfaction of the following conditions at or prior to the Effective Time unless waived by Buyer pursuant to Section 7.4 hereof.

        (a) The representations and warranties of Seller set forth in Article III hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, or on the date when made in the case of a representation and warranty which specifically relates to an earlier date.

        (b) Seller shall have performed in all material respects all obligations and covenants required to be performed by it pursuant to this Agreement on or prior to the Effective Time.

        (c) Seller shall have delivered to Buyer a certificate, dated the date of the Closing and signed by its President and Chief Executive Officer and by its Chief Financial Officer, to the effect that the conditions set forth in Sections 6.3(a) and 6.3(b) have been satisfied.

        (d) No proceeding initiated by any Governmental Entity seeking an order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or the other transactions contemplated hereby shall be pending.

        (e) Seller shall have furnished Buyer with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 6.1 and 6.3 as such conditions relate to Seller as Buyer may reasonably request.

        (f) No more than 15% of the outstanding shares of Seller Common Stock shall be Dissenting Shares, provided, however, that for purposes of this condition, the Dissenting Shares of no more than one shareholder holding in excess of 7.5% of the outstanding shares of Seller Common Stock shall be counted in calculating such 15%.

        (g) The Federal Stock Charter of Seller Bank shall have been amended to delete Section 8A thereof.

        (h) Mr. Giaquinto shall have executed and delivered the Non-Competition Agreement in the form of Exhibit E hereto.


                                   ARTICLE VII
                        TERMINATION, WAIVER AND AMENDMENT

7.1     Termination

        This Agreement may be terminated:

        (a) at any time on or prior to the Effective Time, by the mutual consent in writing of the parties hereto;

        (b) at any time on or prior to the Effective Time, by Buyer in writing if Seller has, or by Seller in writing if Buyer has, in any material respect, breached any material covenant or undertaking contained herein or any representation or warranty contained herein, in any case if such breach has not been cured by the earlier of 30 days after the date on which written notice of such breach is given to the party committing such breach or the Effective Time;

        (c) at any time, by either Buyer or Seller in writing, (i) if any application for prior approval of a Governmental Entity which is necessary to consummate the Merger or the other transactions contemplated hereby is denied or withdrawn at the request or recommendation of the Governmental Entity which must grant such approval, unless within the 25-day period following such denial or withdrawal a petition for rehearing or an amended application has been filed with the applicable Governmental Entity, provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 7(c)(i) if such denial or request or recommendation for withdrawal shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein, or (ii) if any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the consummation of the Merger or the other transactions contemplated by this Agreement;

        (d) at any time, by either Buyer or Seller in writing, if the shareholders of Seller do not approve this Agreement after a vote taken thereon at a meeting duly called for such purpose (or at any adjournment thereof) unless the failure of such occurrence shall be due to the failure of the party seeking to terminate to perform or observe in any material respect its agreements set forth herein to be performed or observed by such party at or before the Effective Time; and

        (e) by either Buyer or Seller in writing if the Effective Time has not occurred by the close of business on November 30, 1999, provided that this right to terminate shall not be available to any party whose failure to perform an obligation in breach of such party's obligations under this Agreement has been the cause of, or resulted in, the failure of the Merger to be consummated by such date.

        For purposes of this Section 7.1, termination by Buyer also shall be deemed to be termination on behalf of the Merger Sub.

7.2     Effect of Termination

        In the event that this Agreement is terminated pursuant to Section 7.1 hereof, this Agreement shall become void and have no effect, except that (i) the provisions relating to confidentiality set forth in Section 5.4(b) and expenses set forth in Section 8.1, and this Section 7.2, shall survive any such termination and (ii) a termination pursuant to Section 7.1(b), (c), (d) or (e) shall not relieve the breaching party from any liability or damages arising out of its willful breach of any provision of this Agreement giving rise to such termination.

7.3     Survival of Representations, Warranties and Covenants

        All representations, warranties and covenants in this Agreement or in any instrument delivered pursuant hereto or thereto shall expire on, and be terminated and extinguished at, the Effective Time other than covenants that by their terms are to be performed after the Effective Time (including without limitation the covenants set forth in Sections 2.6, 2.8, 5.9, 5.10, 5.11, 5.12 and 5.13 hereof), provided that no such representations, warranties or covenants shall be deemed to be terminated or extinguished so as to deprive Buyer or Seller (or any director, officer or controlling person of either thereof) of any defense at law or in equity which otherwise would be available against the claims of any person, including, without limitation, any shareholder or former shareholder of either Buyer or Seller.

7.4     Waiver

        Each party hereto by written instrument signed by an executive officer of such party, may at any time (whether before or after approval of this Agreement by the shareholders of Seller) extend the time for the performance of any of the obligations or other acts of the other party hereto and may waive (i) any inaccuracies of the other party in the representations or warranties contained in this Agreement or any document delivered pursuant hereto, (ii) compliance with any of the covenants, undertakings or agreements of the other party, (iii) to the extent permitted by law, satisfaction of any of the conditions precedent to its obligations contained herein or (iv) the performance by the other party of any of its obligations set forth herein, provided that any such waiver granted, or any amendment or supplement pursuant to Section 7.5 hereof executed after shareholders of Seller have approved this Agreement, shall not modify either the amount or form of the consideration to be provided hereby to the holders of Seller Common Stock upon consummation of the Corporate Merger or otherwise materially adversely affect such shareholders without the approval of the shareholders who would be so affected.

7.5     Amendment or Supplement

        This Agreement may be amended or supplemented at any time by mutual agreement of the parties hereto, subject to the proviso to Section 7.4 hereof. Any such amendment or supplement must be in writing and authorized by or under the direction of the Board of Directors of each of the parties hereto.

                                  ARTICLE VIII
                                  MISCELLANEOUS

8.1     Expenses


        Each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated by this Agreement, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel, provided that notwithstanding anything to the contrary contained in this Agreement, neither Buyer nor Seller shall be released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

8.2     Entire Agreement

        This Agreement and the Stock Option Agreement contain the entire agreement among the parties with respect to the transactions contemplated hereby and supersede all prior arrangements or understandings with respect thereto, written or oral, other than documents referred to herein and therein. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors, any rights, remedies, obligations or liabilities other than as set forth in Sections 5.9, 5.10 and
5.11 hereof.

8.3     No Assignment

        None of the parties hereto may assign any of its rights or obligations under this Agreement to any other person.

8.4     Notices

        All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally, telecopied (with confirmation) or sent by overnight mail service or by registered or certified mail (return receipt requested), postage prepaid, addressed as follows:

        If to Buyer:

               Hudson River Bancorp, Inc.
               One Hudson City Center
               Hudson, New York 12534
                      Attn: Carl A. Florio
                      President
                      Fax: (518) 828-0082 Ext. 302

        With a required copy to:

               Silver, Freedman & Taff, L.L.P.
               1100 New York Avenue, N.W.
               Washington, DC  20005
               Attn:  Robert L. Freedman, P.C.
                      Christopher R. Kelly, P.C.
               Fax:   (202) 682-0354

        If to Seller:

               SFS Bancorp, Inc.
               251-263 State Street
               Schenectady, New York 12305
               Attn: Joseph H. Giaquinto
               President
               Fax: (518) 395-2397

        With a required copy to:

               Elias, Matz, Tiernan & Herrick L.L.P.
               734 15th Street, N.W.
               Washington, DC  20005
               Attn:  Raymond A. Tiernan, Esq.
                      Gerald F. Heupel, Jr., Esq.
               Fax:   (202) 347-2172


8.5     Alternative Structure

        Notwithstanding any provision of this Agreement to the contrary, Buyer may, with the written consent of Seller, which shall not be unreasonably withheld, elect, subject to the filing of all necessary applications and the receipt of all required regulatory approvals, to modify the structure of the acquisition of Seller set forth herein, provided that (i) the consideration to be paid to the holders of Seller Common Stock is not thereby changed in kind or reduced in amount as a result of such modification and (ii) such modification will not materially delay or jeopardize receipt of any required regulatory approvals or any other condition to the obligations of Buyer set forth in Sections 6.1 and 6.3 hereof.

8.6     Interpretation

        The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

8.7     Counterparts

        This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

8.8     Governing Law

        This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and entirely to be performed within such jurisdiction.

8.9     Severability

        Any term, provision, covenant or restriction contained in this Agreement held to be invalid, void or unenforceable, shall be ineffective to the extent of such invalidity, voidness or unenforceability, but neither the remaining terms, provisions, covenants or restrictions contained in this Agreement nor the validity or enforceability thereof in any other jurisdiction shall be affected or impaired thereby. Any term, provision, covenant or restriction contained in this Agreement that is so found to be so broad as to be unenforceable shall be interpreted to be as broad as is enforceable.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers and their corporate seal to be hereunto affixed and attested by their officers thereunto duly authorized, all as of the day and year first above written.

                                                   SFS BANCORP, INC.
Attest:



/s/ Richard D. Ammian                       By: /s/ Joseph H. Giaquinto
---------------------                           -----------------------
Richard D. Ammian                               Joseph H. Giaquinto
Secretary                                       President


                                            HUDSON RIVER BANCORP, INC.

Attest:



/s/ Holly Rappleyea                         By: /s/ Carl A. Florio
-------------------                             ----------------------
Holly Rappleyea                                 Carl A. Florio
Secretary                                       President

                                                                      Appendix B

                             Charles Webb & Company

                                  A Division of

                          KEEFE, BRUYETTE & WOODS, INC.



July 21, 1999



Board of Directors
SFS Bancorp, Inc.
251-263 State Street
Schenectady, New York 12305

Dear Gentlemen:

You have requested our opinion as an independent investment banking firm regarding the fairness, from a financial point of view, to the stockholders of SFS Bancorp, Inc. ("SFS"), of the consideration to be received by such stockholders in the merger (the "Merger") between SFS and Hudson River Bancorp, Inc. ("Hudson River"). We have not been requested to opine as to, and our opinion does not in any manner address, SFS's underlying business decision to proceed with or effect the Merger.

Pursuant to the Agreement and Plan of Merger, dated May 17, 1999, between SFS and Hudson River (the "Agreement"), at the effective time of the Merger, Hudson River will acquire all of SFS's issued and outstanding shares of common stock (1,207,755 shares as of the date hereof). The holders of SFS common stock will receive $25.10 in cash for each share of SFS common stock. In addition, the holders of unexercised and outstanding options awarded pursuant to the SFS Stock Option Plan will receive, for each share subject to such option, a cash payment pursuant to the calculation described in Section 2.5 of the Agreement. The complete terms of the proposed transaction are described in the Agreement, and this summary is qualified in its entirety by reference thereto.

Charles Webb & Company, a Division of Keefe, Bruyette & Woods, Inc., as part of its investment banking business, is regularly engaged in the evaluation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, and distributions of listed and unlisted securities. We are familiar with the market for common stocks of publicly traded banks, savings institutions and bank and savings institution holding companies.

In connection with this opinion we reviewed certain financial and other business data supplied to us by SFS: Annual Reports and Proxy Statements for the years ended December 31, 1996, 1997, and

Board of Directors
SFS Bancorp, Inc.
July 21, 1999
Page 2

1998; quarterly financial statements (unaudited) for the quarter ended March 31, 1999; and other information we deemed relevant. We discussed with senior management and the board of directors of SFS the current position and prospective outlook for SFS. We reviewed financial and stock market data of other savings institutions, particularly in the Northeast region of the United States, and the financial and structural terms of several other recent transactions involving mergers and acquisitions of savings institutions or proposed changes of control of comparably situated companies.

For Hudson River, we reviewed: the annual report and proxy statement for the fiscal year ended March 31, 1998; quarterly financial statements (unaudited) for the quarter ended December 31, 1998; and certain other information we deemed relevant.

For purposes of this opinion we have relied, without independent verification, on the accuracy and completeness of the material furnished to us by SFS and Hudson River and the material otherwise made available to us, including information from published sources, and we have not made any independent effort to verify such data. With respect to the financial information, including asset valuations we received from SFS, we assumed (with your consent) that they had been reasonably prepared reflecting the best currently available estimates and judgment of SFS management. In addition, we have not made or obtained any independent appraisals or evaluations of the assets or liabilities, and potential and/or contingent liabilities of SFS and Hudson River. We have further relied on the assurances of management of SFS and Hudson River that they are not aware of any facts that would make such information inaccurate or misleading. We express no opinion on matters of a legal, regulatory, tax or accounting nature or the ability of the Merger, as set forth in the Agreement, to be consummated.

In rendering our opinion, we have assumed that in the course of obtaining the necessary approvals for the Merger, no restrictions or conditions will be imposed that would have a material adverse effect on the contemplated benefits of the Merger to SFS or the ability to consummate the Merger. Our opinion is based on the market, economic and other relevant considerations as they exist and can be evaluated on the date hereof.

Consistent with the engagement letter with you, we have acted as financial advisor to SFS in connection with the Merger and will receive a fee for such services, a portion of which is contingent upon the consummation of the Merger. In addition, SFS has agreed to indemnify us for certain liabilities arising out of our engagement by SFS in connection with the Merger.

Based upon and subject to the foregoing, as outlined in the foregoing paragraphs and based on such other matters as we considered relevant, it is our opinion that as of the date hereof, the consideration to be received by the stockholders of SFS in the Merger is fair, from a financial point of view, to the stockholders of SFS.

Board of Directors
SFS Bancorp, Inc.
July 21, 1999
Page 3

This opinion may not, however, be summarized, excerpted from or otherwise publicly referred to without our prior written consent, although this opinion may be included in its entirety in the proxy statement of SFS used to solicit stockholder approval of the Merger. It is understood that this letter is directed to the Board of Directors of SFS in its consideration of the Agreement, and is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the Merger.


Very truly yours,


/s/Charles Webb & Company

Charles Webb & Company,
a Division of Keefe, Bruyette, & Woods, Inc.

                                                                      Appendix C

         Statutory Dissenters' Rights under the Delaware General Corporation Law

        262 APPRAISAL RIGHTS.--(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise compiled with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to ss.228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to ss.251 (other than a merger effected pursuant to ss.251(g) of this title), ss.252, ss.254, ss.257, ss.258, ss.263 or ss.264 of this title:

        (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of ss.251 of this title.

        (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to ss.ss.251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:
        a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

        b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

        c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

        d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

        (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under ss.253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

        (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

        (d)     Appraisal rights shall be perfected as follows:

        (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each
stockholder  of  each  constituent   corporation  who  has  complied  with  this
subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

        (2) If the merger or consolidation was approved pursuant to ss.228 or ss.253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
(i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

        (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)     The Court  shall  direct  the  payment  of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

        (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                                                      Appendix D

                             STOCK OPTION AGREEMENT

     STOCK OPTION AGREEMENT, dated as of May 17, 1999, between Hudson River Bancorp, Inc., a Delaware corporation ("Grantee"), and SFS Bancorp, Inc., a Delaware corporation ("Issuer").

                              W I T N E S S E T H:

     WHEREAS, Grantee and Issuer have entered into an Agreement and Plan of Merger on even date herewith (the "Merger Agreement");

     WHEREAS, as a condition and an inducement to Grantee to enter into the Merger Agreement, Issuer has agreed to grant Grantee the Option (as hereinafter defined); and

     WHEREAS, the Board of Directors of Issuer has approved the grant of the Option and the Merger Agreement;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

     1. (a) Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to an aggregate of 240,485 fully paid and nonassessable shares of the common stock, par value $.01 per share, of Issuer ("Common Stock") at a price per share of $20.50; provided, however, that in the event Issuer issues or agrees to issue any shares of Common Stock (other than shares of Common Stock issued pursuant to stock options granted pursuant to any employee benefit plan prior to the date hereof) at a price less than such price per share (as adjusted pursuant to subsection (b) of Section 5), such price shall be equal to such lesser price (such price, as adjusted if applicable, the "Option Price"); provided, further, that in no event shall the number of shares for which this Option is exercisable exceed 19.9% of the issued and outstanding shares of Common Stock without giving effect to any shares subject to or issued pursuant to the Option. The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

     (b) In the event that any additional shares of Common Stock are issued or otherwise become outstanding after the date of this Agreement (other than as permitted or contemplated by the Merger Agreement, other than pursuant to this Agreement and other than pursuant to an event described in Section 5(a) hereof), the number of shares of Common Stock subject to the Option shall be increased so that, after such issuance, such number together with any shares of Common Stock previously issued pursuant hereto, equals 19.9% of the number of shares of Common Stock then issued and outstanding without giving effect to any shares subject or issued pursuant to the Option. Nothing contained in this Section l(b) or elsewhere in this Agreement shall be deemed to authorize Issuer to issue shares in breach of any provision of the Merger Agreement.

     2. (a) The Holder (as hereinafter defined) may exercise the Option, in whole or part, and from time to time, if, but only if, both an Initial Triggering Event (as hereinafter defined) and a Subsequent Triggering Event (as hereinafter defined) shall have occurred prior to the occurrence of an Exercise Termination Event (as hereinafter defined), provided that the Holder shall have sent the written notice of such exercise (as provided in subsection (e) of this Section 2) within six months following the first Subsequent Triggering Event to occur (or such later period as provided in Section 10). Each of the following shall be an Exercise Termination Event: (i) the Effective Time (as defined in the Merger Agreement); (ii) termination of the Merger Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of an Initial Triggering Event, except a termination by Grantee pursuant to
Section 7.1(b) of the Merger Agreement where the breach by Issuer giving rise to the termination was willful (a "Listed Termination"); or (iii) the passage of 12 months (or such longer period as provided in Section 10) after termination of the Merger Agreement if such termination follows the occurrence of an Initial Triggering Event or is a Listed Termination (provided that if an Initial
Triggering Event continues or occurs beyond such termination and prior to the passage of such 12-month period, the Exercise Termination Event shall be 12 months from the expiration of the Last Triggering Event but in no event more than 18 months after such Merger Agreement termination). The "Last Triggering Event" shall mean the last Initial Triggering Event to expire. The term "Holder" shall mean the holder or holders of the Option. Notwithstanding anything to the contrary contained herein, the Option may not be exercised at any time when Grantee shall be in willful material breach of any of its covenants or agreements contained in the Merger Agreement such that Issuer shall be entitled to terminate the Merger Agreement pursuant to Section 7.1(b) thereof as a result of such a willful material breach.

     (b) The term "Initial Triggering Event" shall mean any of the following events or transactions occurring on or after the date hereof:

          (i) Issuer or any Significant Subsidiary (as defined in Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC")) (an "Issuer Subsidiary"), without having received Grantee's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as hereinafter defined) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder) other than Grantee or any of its Subsidiaries (each a "Grantee Subsidiary") or the Board of Directors of Issuer (the "Issuer Board") shall have recommended that the shareholders of Issuer approve or accept any Acquisition Transaction with any person other than Grantee or a Grantee Subsidiary. For purposes of this Agreement, (a) "Acquisition Transaction" shall mean (x) a merger or consolidation, or any similar transaction, involving Issuer or any Issuer Subsidiary (other than mergers, consolidations or similar transactions involving solely Issuer and/or one or more wholly-owned (except for directors' qualifying shares and a de minimis number of other shares) Subsidiaries of the Issuer, provided, any such transaction is not entered into in violation of the terms of the Merger Agreement, (y) a purchase, lease or other acquisition or assumption of all or any substantial part of the assets or deposits of Issuer or any Issuer Subsidiary, or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of Issuer or any Issuer Subsidiary and (b) "Subsidiary" shall have the meaning set forth in Rule 12b-2 under the Exchange Act;

          (ii) Any person other than the Grantee or any Grantee Subsidiary shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of Common Stock (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the Exchange Act, and the rules and regulations thereunder);

          (iii)It shall have been publicly announced that any person (other than Grantee or any of its Subsidiaries) shall have made, or publicly disclosed an intention to make, a proposal to engage in an Acquisition Transaction;

          (iv) (x) The Issuer Board shall have withdrawn or modified (or publicly announced its intention to withdraw or modify) in any manner adverse in any respect to Grantee its recommendation that the shareholders of Issuer approve the transactions contemplated by the Merger Agreement,
     (y) Issuer or any Issuer Subsidiary, without having received Grantee's prior written consent, shall have authorized, recommended, proposed (or publicly announced its intention to authorize, recommend or propose) an agreement to engage in an Acquisition Transaction with any person other than Grantee or a Grantee Subsidiary, or (z) Issuer shall have provided information to or engaged in negotiations with a third party relating to a possible Acquisition Transaction.

          (v) Any person other than Grantee or any Grantee Subsidiary shall have filed with the SEC a registration statement or tender offer materials with respect to a potential exchange or tender offer that would constitute an Acquisition Transaction (or filed a preliminary proxy statement with the SEC with respect to a potential vote by its shareholders to approve the issuance of shares to be offered in such an exchange offer);

          (vi) Issuer shall have willfully breached any covenant or obligation contained in the Merger Agreement in anticipation of engaging in an Acquisition Transaction, and such breach (y) would entitle Grantee to terminate the Merger Agreement (whether immediately or after the giving of notice or passage of time or both) and (z) shall not have been cured prior to the Notice Date (as defined below); or

          (vii)Any person other than Grantee or any Grantee Subsidiary and other than in connection with a transaction to which Grantee has given its prior written consent shall have filed an application or notice with the Office of Thrift Supervision (the "OTS") or other federal or state thrift or bank regulatory or antitrust authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction.

     (c) The term "Subsequent Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:

          (i) The acquisition by any person (other than Grantee or any Grantee Subsidiary) of beneficial ownership of 20% or more of the then outstanding Common Stock; or

          (ii) The occurrence of the Initial Triggering Event described in clause (i) of subsection (b) of this Section 2, except that the percentage referred to in clause (z) of the second sentence thereof shall be 20%.

     (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Initial Triggering Event or Subsequent Triggering Event (together, a "Triggering Event"), it being understood that the giving of such notice by Issuer shall not be a condition to the right of the Holder to exercise the Option.

     (e) In the event the Holder is entitled to and wishes to exercise the Option (or any portion thereof), it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase (the "Closing Date"); provided, that if prior notification to or approval of the OTS or any other regulatory or antitrust agency is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

     (f) At the closing referred to in subsection (e) of this Section 2, the Holder shall (i) pay to Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer and (ii) present and surrender this Agreement to Issuer at its principal executive offices, provided that the failure or refusal of the Issuer to designate such a bank account or accept surrender of this Agreement shall not preclude the Holder from exercising the Option.

     (g) At such closing, simultaneously with the delivery of immediately available funds as provided in subsection (f) of this Section 2, Issuer shall deliver to the Holder a certificate or certificates representing the number of shares of Common Stock purchased by the Holder and, if the Option should be exercised in part only, a new Option evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder, and the Holder shall deliver to Issuer a copy of this Agreement and a letter agreeing that the Holder will not offer to sell or otherwise dispose of such shares in violation of applicable law or the provisions of this Agreement.

     (h) Certificates for Common Stock delivered at a closing hereunder may be endorsed with a restrictive legend that shall read substantially as follows:

          "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and Issuer and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor."

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act of 1933, as amended (the "Securities Act") in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Holder shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance reasonably satisfactory to Issuer, to the effect that such legend is not required for purposes of the Securities Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute
certificate(s)   without  such  reference  if  the  shares  have  been  sold  or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference in the opinion of counsel to the Holder; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

     (i) Upon the giving by the Holder to Issuer of the written notice of exercise of the Option provided for under subsection (e) of this Section 2, the tender of the applicable purchase price in immediately available funds and the tender with a copy of this Agreement to Issuer, the Holder shall be deemed, subject to the receipt of any necessary regulatory approvals, to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

     3. Issuer agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock so that the Option may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock; (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer;
(iii) promptly to take all action as may from time to time be required (including (x) complying with all applicable premerger notification, reporting and waiting period requirements specified in 15 U.S.C. Section 18a and regulations promulgated thereunder and (y) in the event, under the Savings and Loan Holding Company Act or any state or other federal thrift or banking law, prior approval of or notice to the

OTS or to any state or other federal regulatory authority is necessary before the Option may be exercised, cooperating fully with the Holder in preparing such applications or notices and providing such information to the OTS or such state or other federal regulatory authority as they may require) in order to permit the Holder to exercise the Option and Issuer duly and effectively to issue shares of Common Stock pursuant hereto; and (iv) promptly to take all action provided herein to protect the rights of the Holder against dilution.

     4. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Agreement at the principal office of Issuer, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

     5. In addition to the adjustment in the number of shares of Common Stock that are purchasable upon exercise of the Option pursuant to Section 1 of this Agreement, the number of shares of Common Stock purchasable upon the exercise of the Option and the Option Price shall be subject to adjustment from time to time as provided in this Section 5.

     (a) In the event of any change in Issuer Common Stock by reason of a stock dividend, stock split, split-up, recapitalization, combination, exchange of shares or similar transaction, the type and number of shares or securities subject to the Option shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that Holder shall receive, upon exercise of the Option, the number and class of shares or other securities or property that Holder would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable. If any additional shares of Issuer Common Stock are issued after the date of this Agreement (other than as permitted or contemplated by the Merger Agreement, other than pursuant to an event described in the first sentence of this Section 5(a) or other than pursuant to this Agreement), the number of shares of Issuer Common Stock subject to the option shall be adjusted so that, after such issuance it, together with any shares of Issuer Common Stock previously issued pursuant hereto, equals 19.9% of the number of shares of Issuer Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option.

     (b) Whenever the number of shares of Common Stock purchasable upon exercise hereof is adjusted as provided in this Section 5, the Option Price shall be adjusted by multiplying the Option

Price by a fraction, the numerator of which shall be equal to the number of shares of Common Stock purchasable prior to the adjustment and the denominator of which shall be equal to the number of shares of Common Stock purchasable after the adjustment.

     6. Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, Issuer shall, at the request of Grantee delivered within six months (or such later period as provided in Section 10) of such Subsequent Triggering Event (whether on its own behalf or on behalf of any subsequent holder of this Option (or part thereof) or any of the shares of Common Stock issued pursuant hereto), promptly prepare, file and keep current a shelf registration statement under the Securities Act covering this Option and any shares issued and issuable pursuant to this Option and shall use its reasonable best efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of this Option and any shares of Common Stock issued upon total or partial exercise of this Option ("Option Shares") in accordance with any plan of disposition requested by Grantee. Issuer will use its reasonable best efforts to cause such registration statement promptly to become effective and then to remain effective for such period not in excess of 6 months from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect such sales or other dispositions. Grantee shall have the right to demand two such registrations, provided that any second registration shall be requested by Grantee within 12 months (or such later period as provided in Section 10) following the occurrence of the Subsequent Triggering Event. The Issuer shall bear the costs of such registrations (including, but not limited to, Issuer's attorneys' fees, printing costs and filing fees, except for underwriting discounts or commissions, brokers' fees and the fees and disbursements of Grantee's counsel related thereto). The foregoing notwithstanding, if, at the time of any request by Grantee for registration of the Option or Option Shares as provided above, Issuer is in registration with respect to an underwritten public offering by Issuer of shares of Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering the offer and sale of the Option Shares would interfere with the successful marketing of the shares of Common Stock offered by Issuer, the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; provided, however, that after any such required reduction the number of Option Shares to be included in such offering for the account of all Holders shall constitute at least 25% of the total number of shares to be sold by the Holders and Issuer in the aggregate; and provided further, however, that if such reduction occurs, then Issuer shall file a registration statement for the balance as promptly as practicable thereafter as to which no reduction pursuant to this Section 6 shall be permitted or occur and the Holder shall thereafter be entitled to one additional registration and the 12-month period referred to above shall be increased to 24 months. Each such Holder shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If requested by any such Holder in connection with such registration, Issuer shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements for Issuer. Upon receiving any request under this
Section 6 from any Holder, Issuer agrees to send a copy thereof to any other person known to Issuer to be entitled to registration rights under this Section 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies. Notwithstanding anything to the contrary contained herein, in no event shall the number of registrations that Issuer is obligated to effect be increased by reason of the fact that there shall be more than one Holder as a result of any assignment or division of this Agreement.

     7. (a) At any time after the occurrence of a Repurchase Event (as defined below) (i) at the request of the Holder, delivered prior to an Exercise Termination Event (or such later period as provided in Section 10), Issuer (or any successor thereto) shall repurchase the Option from the Holder at a price (the "Option Repurchase Price") equal to the amount by which (A) the Market/Offer Price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which this Option may then be exercised and (ii) at the request of the owner of Option Shares from time to time (the "Owner"), delivered prior to an Exercise Termination Event (or such later period as provided in Section 10), Issuer (or any successor thereto) shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to the Market/Offer Price multiplied by the number of Option Shares so designated. The term "Market/Offer Price" shall mean the highest of (i) the price per share of Common Stock at which a tender or exchange offer therefor has been made, (ii) the price per share of Common Stock paid or to be paid by any third party, other than Grantee or a Grantee Subsidiary, pursuant to an agreement with Issuer of the kind described in Section 2(b)(i) hereof, (iii) the highest closing price for shares of Common Stock within the six-month period immediately preceding the date the Holder gives notice of the required repurchase of this Option or the Owner gives notice of the required repurchase of Option Shares, as the case may be, or (iv) in the event of a sale of all or any substantial part of Issuer's assets or deposits, the sum of the price paid in such sale for such assets or deposits and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm selected by the Holder or the Owner, as the case may be, and reasonably acceptable to Issuer, divided by the number of shares of Common Stock of Issuer outstanding at the time of such sale. In determining the Market/Offer Price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm selected by the Holder or Owner, as the case may be, and reasonably acceptable to Issuer.

     (b) The Holder and the Owner, as the case may be, may exercise its right to require Issuer to repurchase the Option and any Option Shares pursuant to this
Section 7 by surrendering for such purpose to Issuer, at its principal office, a copy of this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that the Holder or the Owner, as the case may be, elects to require Issuer to repurchase this Option and/or the Option Shares in accordance with the provisions of this Section 7. As promptly as practicable, and in any event within five business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto, Issuer shall deliver or cause to be delivered to the Holder the Option Repurchase Price and/or to the Owner the Option Share Repurchase Price therefor or the portion thereof that Issuer is not then prohibited under applicable law and regulation from so delivering.

     (c) To the extent that Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Option and/or the Option Shares in full, Issuer shall immediately so notify the Holder and/or the Owner and thereafter deliver or cause to be delivered, from time to time, to the Holder and/or the Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within five business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of repurchase pursuant to paragraph (b) of this Section 7 is prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to the Holder and/or the Owner, as appropriate, the Option Repurchase Price and the Option Share Repurchase Price, respectively, in full (and Issuer hereby undertakes to use its reasonable best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish such repurchase), the Holder or Owner may revoke its notice of repurchase of the Option and/or the Option Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, Issuer shall promptly (i) deliver to the Holder and/or the Owner, as appropriate, that portion of the Option Repurchase Price and/or the Option Share Repurchase Price that Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Holder, a new Stock Option Agreement evidencing the right of the Holder to purchase that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock for which the surrendered Stock Option Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Option Repurchase Price less the portion thereof theretofore delivered to the Holder and the denominator of which is the Option Repurchase Price, and/or (B) to the Owner, a certificate for the Option Shares it is then so prohibited from repurchasing. If an Exercise Termination Event shall have occurred prior to the date of the notice by Issuer described in the first sentence of this subsection (c), or shall be scheduled to occur at any time before the expiration of a period ending on the thirtieth day after such date, the Holder shall nonetheless have the right to exercise the Option until the expiration of such 30-day period.

     (d) For purposes of this Section 7, a "Repurchase Event" shall be deemed to have occurred upon the occurrence of any of the following events or transactions after the date hereof:

          (i) the acquisition by any person (other than Grantee or any Grantee Subsidiary) of beneficial ownership of 50% or more of the then outstanding Common Stock; or

          (ii) the  consummation  of any  Acquisition  Transaction  described in
     Section  2(b)(i) hereof,  except that the percentage  referred to in clause
     (z) shall be 50%.

     8. (a) In the event that prior to an Exercise Termination Event, Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or a Grantee Subsidiary, or engage in a plan of exchange with any person, other than Grantee or a Grantee Subsidiary and Issuer shall not be the continuing or surviving corporation of such consolidation or merger or the acquirer in such plan of exchange, (ii) to permit any person, other than Grantee or a Grantee Subsidiary, to merge into Issuer or be acquired by Issuer in a plan of exchange and Issuer shall be the continuing or surviving or acquiring corporation, but, in connection with such merger or plan of exchange, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger or plan of exchange represent less than 50% of the outstanding shares and share equivalents of the merged or acquiring company, or (iii) to sell or otherwise transfer all or a substantial part of its or the Issuer Subsidiary's assets or deposits to any person, other than Grantee or a Grantee Subsidiary, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of the Holder, of either (x) the Acquiring Corporation (as hereinafter defined) or (y) any person that controls the Acquiring Corporation.

     (b) The following terms have the meanings indicated:

          (i) "Acquiring Corporation" shall mean (i) the continuing or surviving person of a consolidation or merger with Issuer (if other than Issuer),
     (ii) the acquiring person in a plan of exchange in which Issuer is acquired, (iii) the Issuer in a merger or plan of exchange in which Issuer is the continuing or surviving or acquiring person, and (iv) the transferee of all or a substantial part of Issuer's assets or deposits (or the assets or deposits of the Issuer Subsidiary).

          (ii) "Substitute Common Stock" shall mean the common stock issued by the issuer of the Substitute Option upon exercise of the Substitute Option.

          (iii)"Assigned Value" shall mean the Market/Offer Price, as defined in
     Section 7.

          (iv) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by the person merging into Issuer or by any company which controls or is controlled by such person, as the Holder may elect.

     (c) The Substitute Option shall have the same terms as the Option, provided that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to the Holder. The issuer of the Substitute Option shall also enter into an agreement with the then Holder or Holders of the Substitute Option in substantially the same form as this Agreement (after giving effect for such purpose to the provisions of Section 9), which agreement shall be applicable to the Substitute Option.

     (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock as is equal to the Assigned Value multiplied by the number of shares of Common

Stock for which the Option was exercisable immediately prior to the event described in the first sentence of Section 8(a), divided by the Average Price. The exercise price of the Substitute Option per share of Substitute Common Stock shall then be equal to the Option Price multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock for which the Option was exercisable immediately prior to the event described in the first sentence of
Section 8(a) and the denominator of which shall be the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

     (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise but for this clause (e), the issuer of the Substitute Option (the "Substitute Option Issuer") shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (e) over (ii) the value of the Substitute Option after giving effect to the limitation in this clause (e). This difference in value shall be determined by a nationally recognized investment banking firm selected by the Holder, or the Owner, as the case may be, and reasonably acceptable to the Acquiring Corporation.

     (f) Issuer shall not enter into any transaction described in subsection (a) of this Section 8 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder.

     9.  (a) At the  request  of  the  holder  of  the  Substitute  Option  (the
"Substitute Option Holder"), the issuer of the Substitute Option (the "Substitute Option Issuer") shall repurchase the Substitute Option from the Substitute Option Holder at a price (the "Substitute Option Repurchase Price") equal to the amount by which (i) the Highest Closing Price (as hereinafter defined) exceeds (ii) the exercise price of the Substitute Option, multiplied by the number of shares of Substitute Common Stock for which the Substitute Option may then be exercised, and at the request of the owner (the "Substitute Share Owner") of shares of Substitute Common Stock (the "Substitute Shares"), the Substitute Option Issuer shall repurchase the Substitute Shares at a price (the "Substitute Share Repurchase Price") equal to the Highest Closing Price multiplied by the number of Substitute Shares so designated. The term "Highest Closing Price" shall mean the highest closing price for shares of Substitute Common Stock within the six-month period immediately preceding the date the Substitute Option Holder gives notice of the required repurchase of the Substitute Option or the Substitute Share Owner gives notice of the required repurchase of the Substitute Shares, as applicable.

     (b) The Substitute Option Holder and the Substitute Share Owner, as the case may be, may exercise its respective rights to require the Substitute Option Issuer to repurchase the Substitute Option and the Substitute Shares pursuant to this Section 9 by surrendering for such purpose to the Substitute Option Issuer, at its principal office, the agreement for such Substitute Option (or, in the absence of such an agreement, a copy of this Agreement) and/or certificates for Substitute Shares accompanied by a written notice or notices stating that the Substitute Option Holder or the Substitute

Share Owner, as the case may be, elects to require the Substitute Option Issuer to repurchase the Substitute Option and/or the Substitute Shares in accordance with the provisions of this Section 9. As promptly as practicable and in any event within five business days after the surrender of the Substitute Option and/or certificates representing Substitute Shares and the receipt of such notice or notices relating thereto, the Substitute Option Issuer shall deliver or cause to be delivered to the Substitute Option Holder the Substitute Option Repurchase Price and/or to the Substitute Share Owner the Substitute Share
Repurchase Price therefor or, in either case, the portion thereof which the Substitute Option Issuer is not then prohibited under applicable law and regulation from so delivering.

     (c) To the extent that the Substitute Option Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Substitute Option and/or the Substitute Shares in part or in full, the Substitute Option Issuer shall immediately so notify the Substitute Option Holder and/or the Substitute Share Owner and thereafter deliver or cause to be delivered, from time to time, to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the portion of the Substitute Option Repurchase Price and/or the Substitute Share Repurchase Price, respectively, which it is no longer prohibited from delivering, within five business days after the date on which the Substitute Option Issuer is no longer so prohibited; provided, however, that if the Substitute Option Issuer is at any time after delivery of a notice of repurchase pursuant to subsection (b) of this Section 9 prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the Substitute Option Repurchase Price and the Substitute Share Repurchase Price, respectively, in full (and the Substitute Option Issuer shall use its reasonable best efforts to receive all required regulatory and legal approvals as promptly as practicable in order to accomplish such repurchase), the Substitute Option Holder and/or Substitute Share Owner may revoke its notice of repurchase of the Substitute Option or the Substitute Shares either in whole or to the extent of prohibition, whereupon, in the latter case, the Substitute Option Issuer shall promptly (i) deliver to the Substitute Option Holder or Substitute Share Owner, as appropriate, that portion of the Substitute Option Repurchase Price or the Substitute Share Repurchase Price that the Substitute Option Issuer is not prohibited from delivering; and
(ii) deliver, as appropriate, either (A) to the Substitute Option Holder, a new Substitute Option evidencing the right of the Substitute Option Holder to purchase that number of shares of the Substitute Common Stock obtained by multiplying the number of shares of the Substitute Common Stock for which the surrendered Substitute Option was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Substitute Option Repurchase Price less the portion thereof theretofore delivered to the Substitute Option Holder and the denominator of which is the Substitute Option Repurchase Price, and/or (B) to the Substitute Share Owner, a certificate for the Substitute Option Shares it is then so prohibited from repurchasing. If an Exercise Termination Event shall have occurred prior to the date of the notice by the Substitute Option Issuer described in the first sentence of this subsection (c), or shall be scheduled to occur at any time before the expiration of a period ending on the thirtieth day after such date, the Substitute Option Holder shall nevertheless have the right to exercise the Substitute Option until the expiration of such 30-day period.

     10. The 30-day, 6-month, 12-month, 18-month or 24-month periods for exercise of certain rights under Sections 2, 6, 7, 9 and 12 shall be extended:
(i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights, and for the expiration of all statutory waiting periods; and
(ii) to the extent necessary to avoid liability under Section 16(b) of the Exchange Act by reason of such exercise.

     11. Issuer hereby represents and warrants to Grantee as follows:

     (a) Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Issuer Board prior to the date hereof and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Issuer.

     (b) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant thereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrance and security interests and not subject to any preemptive rights.

     12. Grantee hereby represents and warrants to Issuer that:

     (a) Grantee has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee. This Agreement has been duly executed and delivered by Grantee.

     (b) The Option is not being, and any shares of Common Stock or other securities acquired by Grantee upon exercise of the Option will not be, acquired with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Act.

     13. Neither of the parties hereto may assign any of its rights or obligations under this Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that in the event a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event, Grantee, subject to the express provisions hereof, may assign in whole or in part its rights and obligations hereunder; provided, however, that until the date 15 days following the date on which the OTS has approved an application by Grantee to acquire the shares of Common Stock subject to the Option, Grantee may not assign its rights under the Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of Issuer, (iii) an assignment to a single party (e.g., a broker or investment banker) for the sole purpose of conducting a widely dispersed public distribution on Grantee's behalf or (iv) any other manner approved by the OTS.

     14. Each of Grantee and Issuer will use its reasonable best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement.

     15. (a) Notwithstanding any other provision of this Agreement, in no event shall the Grantee's Total Profit (as hereinafter defined) exceed $1,600,000 and, if it otherwise would exceed such amount, the Grantee, at its sole election, shall either (a) reduce the number of shares of Common Stock subject to this Option, (b) deliver to Issuer for cancellation Option Shares previously purchased by Grantee, (c) pay cash to Issuer, or (d) any combination thereof, so that Grantee's actually realized Total Profit shall not exceed $1,600,000 after taking into account the foregoing actions.

     (b) Notwithstanding any other provision of this Agreement, this Option may not be exercised for a number of shares as would, as of the date of exercise, result in a Notional Total Profit (as defined below) of more than $1,600,000; provided that nothing in this sentence shall restrict any exercise of the Option permitted hereby on any subsequent date.

     (c) As used herein, the term "Total Profit" shall mean the aggregate amount (before taxes) of the following: (i) the amount received by Grantee pursuant to Issuer's repurchase of the Option (or any portion thereof) pursuant to Section 7, (ii) (x) the amount received by Grantee pursuant to Issuer's repurchase of Option Shares pursuant to Section 7, less (y) Grantee's purchase price for such Option Shares, (iii) (x) the net cash amounts received by Grantee pursuant to the sale of Option Shares (or any other securities into which such Option Shares are converted or exchanged) to any unaffiliated party, less (y) the Grantee's purchase price of such Option Shares, (iv) any amounts received by Grantee on the transfer of the Option (or any portion thereof) to any unaffiliated party, and (v) any amount equivalent to the foregoing with respect to the Substitute Option.

     (d) As used herein, the term 'Notional Total Profit" with respect to any number of shares as to which Grantee may propose to exercise this Option shall be the Total Profit determined as of the date of such proposed exercise assuming that this Option were exercised on such date for such number of shares and assuming that such shares, together with all other Option Shares held by Grantee and its affiliates as of such date, were sold for cash at the closing market price for the Common Stock as of the close of business on the preceding trading day (less customary brokerage commissions).

     16. (a) Grantee may, at any time following a Repurchase Event and prior to the occurrence of an Exercise Termination Event (or such later period as provided in Section 10), relinquish the Option (together with any Option Shares issued to and then owned by Grantee) to Issuer in exchange for a cash fee equal to the Surrender Price; provided, however, that Grantee may not exercise its rights pursuant to this Section 16 if Issuer has repurchased the Option (or any portion thereof) or any Option Shares pursuant to
Section 7. The "Surrender Price" shall be equal to $1,600,000 (i) plus, if applicable, Grantee's purchase price with respect to any Option Shares and (ii) minus, if applicable, the excess of (A) the net cash amounts, if any, received by Grantee pursuant to the arms' length sale of Option Shares (or any other securities into which such Option Shares were converted or exchanged) to any unaffiliated party, over (B) Grantee's purchase price of such Option Shares.

     (b) Grantee may exercise its right to relinquish the Option and any Option Shares pursuant to this Section 16 by surrendering to Issuer, at its principal office, a copy of this Agreement together with certificates for Option Shares, if any, accompanied by a written notice stating (i) that Grantee elects to relinquish the Option and Option Shares, if any, in accordance with the provisions of this Section 16 and (ii) the Surrender Price. The Surrender Price shall be payable in immediately available funds on or before the second business day following receipt of such notice by Issuer.

     (c) To the extent that Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from paying the Surrender Price to Grantee in full, Issuer shall immediately so notify Grantee and thereafter deliver or cause to be delivered, from time to time, to Grantee, the portion of the Surrender Price that it is no longer prohibited from paying, within five business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of surrender pursuant to paragraph (b) of this Section 16 is prohibited under applicable law or regulation, or as a consequence of administrative policy, from paying to Grantee the Surrender Price in full, (i) Issuer shall (A) use its reasonable best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to make such payments, (B) within five days of the submission or receipt of any documents relating to any such regulatory and legal approvals, provide Grantee with copies of the same, and (c) keep Grantee advised of both the status of any such request for regulatory and legal approvals, as well as any discussions with any relevant regulatory or other third party reasonably related to the same and
(ii) Grantee may revoke such notice of surrender by delivery of a notice of revocation to Issuer and, upon delivery of such notice of revocation, the Exercise Termination Event shall be extended to a date six months from the date on which the Exercise Termination Event would have occurred if not for the provisions of this Section 16(c) (during which period Grantee may exercise any of its rights hereunder, including any and all rights pursuant to this Section
16).

     17. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief. In connection therewith both parties waive the posting of any bond or similar requirement.

     18. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If forany reason such court or regulatory agency determines that the Holder is not permitted to acquire, or Issuer is not permitted to repurchase pursuant to Section 7, the full number of shares of Common Stock provided in Section l(a) hereof (as adjusted pursuant to Section l(b) or Section 5 hereof), it is the express intention of Issuer to allow the Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

     19. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by fax, telecopy, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Merger Agreement.

     20. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of law principles thereof (except to the extent that mandatory provisions of Federal law are applicable).

     21. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     22. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

     23. Except as otherwise expressly provided herein or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assignees. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors except as assignees, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

     24. Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned thereto in the Merger Agreement.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

ATTEST:                                              HUDSON RIVER BANCORP, INC.



/s/ Holly Rappleyea                                  By: /s/ Carl A. Florio
-------------------                                      ------------------
Holly Rappleyea                                          Carl A. Florio
Secretary                                                President


ATTEST:                                                  SFS BANCORP, INC.



/s/ Richard D. Ammian                                By: /s/ Joseph H. Giaquinto
---------------------                                    -----------------------
Richard D. Ammian                                        Joseph H. Giaquinto
Secretary                                                President

SFS BANCORP, INC.                                                REVOCABLE PROXY

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SFS BANCORP, INC. ("SFS") FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 25, 1999, OR AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

        The  undersigned  stockholder  of  SFS  hereby  appoints  the  Board  of
Directors of SFS or any successors thereto as proxies, with full powers of substitution, to represent and to vote as proxy, as designated, all shares of common stock of SFS held of record by the undersigned at the close of business on July 8, 1999 at the special meeting of stockholders to be held at the main office of SFS Bancorp, Inc. located at 251-263 State Street, Schenectady, New York, on Wednesday, August 25, 1999, at 10:00 a.m., Eastern Time, or at any adjournment or postponement thereof, upon the matters described in the accompanying Notice of Special Meeting and Proxy Statement and upon such other matters as may properly come before the special meeting.

        This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR Proposal 1.

        The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the Proxy Statement for the special meeting.

            PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE
                     AND RETURN IT IN THE ENCLOSED ENVELOPE.

        The Board of Directors unanimously recommends a vote "FOR" Proposal 1.


1. Approval of the Agreement and Plan of Merger, dated as of May 17, 1999, by and between SFS Bancorp, Inc. and Hudson River Bancorp, Inc. (the "Merger Agreement"), pursuant to which SFS Bancorp, Inc. will be acquired by Hudson River Bancorp, Inc.

        [ ] FOR          [ ] AGAINST           [ ] ABSTAIN

        In their discretion, the proxies are authorized to vote with respect to approval of the minutes of the last meeting of stockholders, matters incident to the conduct of the meeting, and upon such other matters as may properly come before the meeting.

                                                   Dated:                , 1999
                                                        -----------------

                                                   -----------------------------

                                                   -----------------------------
                                                   Signature(s)

                                                   Please  sign  exactly as your
                                                   name  appears  hereon.  Joint
                                                   owners  should each sign.  If
                                                   signing     as      attorney,
                                                   executor,      administrator,
                                                   trustee or  guardian,  please
                                                   include   your  full   title.
                                                   Corporate   or    partnership
                                                   proxies  should  be signed by
                                                   an authorized officer.